                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         AMERICA'S SHOPPING MALL, INC.

                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                 NEVADA                                     5961                                   13-4045313
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                            ------------------------

                       10 HENRY STREET                                                 10 HENRY STREET
                 TETERBORO, NEW JERSEY 07608                                     TETERBORO, NEW JERSEY 07608
                       (201) 462-0970                                      (ADDRESS OF PRINCIPAL PLACE OF BUSINESS
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)              OR INTENDED PRINCIPAL PLACE OF BUSINESS)

                           ------------------------

                                                        With a copy to:
         IRWIN SCHNEIDMILL                              ROBERT W. VIETS
          10 HENRY STREET                         EMMET, MARVIN & MARTIN, LLP
    TETERBORO, NEW JERSEY 07608                           120 BROADWAY
          (201) 462-0970                            NEW YORK, NEW YORK 10286
                                                        (212) 238-3000

           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                           PROPOSED
                                                        NUMBER OF       MAXIMUM OFFERING       PROPOSED
                TITLE OF EACH CLASS                     UNITS TO           PRICE PER       MAXIMUM AGGREGATE       AMOUNT OF
          OF SECURITIES TO BE REGISTERED             BE REGISTERED          UNIT(1)        OFFERING PRICE(1)    REGISTRATION FEE
Common Stock, par value $0.001 per share...........      2,320,948(2)      $ 1.01            $ 2,344,157          $   618.86
Common Stock, par value $0.001 per share...........      1,200,000(3)      $ 3.50(4)         $ 4,200,000          $ 1,108.80
Common Stock, par value $0.001 per share...........      1,000,000(5)      $ 4.50(6)         $ 4,500,000          $ 1,188.00
Common Stock, par value $0.001 per share...........        636,362(7)      $ 5.50(4)         $ 3,499,991          $   924.00
Totals.............................................      5,157,310                           $14,544,148          $ 3,839.66

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Shares of common stock issued and outstanding.

(3) Issuable upon conversion of 10,000 shares of Series A senior convertible preferred stock.

(4) Based on the conversion price per share.

(5) Issuable upon exercise of 1,000,000 warrants.

(6) Based on the exercise price per share.

(7) Issuable upon conversion of $3,500,000 principal amount of convertible debentures.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED DECEMBER 10, 1999

PROSPECTUS

                                5,157,310 SHARES

                         AMERICA'S SHOPPING MALL, INC.

                                  COMMON STOCK

                            ------------------------

     5,157,310 shares of our common stock may be offered by certain of our shareholders. Of these shares, 2,320,948 shares are currently outstanding and 2,836,362 shares are reserved for issuance upon exercise of warrants or upon conversion of certain convertible securities held by these shareholders. We will not receive any proceeds from the sale of the shares by these selling shareholders. We may, however, receive up to $4,500,000 in the event all the warrants held by a shareholder are exercised.

     We have applied to have our shares approved for listing on the OTC Bulletin Board with the symbol "AMMA."

                            ------------------------

     The selling shareholders have not advised us of their specific plans for the distribution of their shares covered by this prospectus. We anticipate that the selling shareholders may sell their shares from time to time primarily in transactions (which may include block transactions) in the over-the-counter market at the market price then prevailing. However, the selling shareholders may also make sales in negotiated transactions or otherwise.

     INVESTING IN OUR SHARES INVOLVES RISKS. CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 3.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                    PROSPECTUS DATED                 , 1999.

                               TABLE OF CONTENTS

Prospectus Summary....................................................................      1
Risk Factors..........................................................................      3
Use of Proceeds.......................................................................      7
Dividend Policy.......................................................................      7
Market for Common Stock...............................................................      8
Summary Financial Data................................................................      9
Management's Discussion and Analysis..................................................     10
Business..............................................................................     13
Management............................................................................     21
Indemnification of Directors and Officers.............................................     22
Executive Compensation................................................................     24
Security Ownership of Certain Beneficial Owners and Management........................     24
Certain Relationships and Related Transactions........................................     27
Description of Capital Stock..........................................................     28
Plan of Distribution..................................................................     31
Selling Shareholders..................................................................     32
Legal Matters.........................................................................     36
Experts...............................................................................     36
Where You Can Find Additional Information.............................................     36
Index to Financial Statements.........................................................    F-1

     Please read this prospectus carefully. It describes our business, products, services and finances. We have prepared this prospectus so that you will have the information necessary to make an investment decision.

     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, their shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Neither the delivery of this prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of America's Shopping Mall, Inc. since the date hereof.

     We intend to furnish shareholders with annual reports containing financial statements audited by an independent public accounting firm and quarterly reports containing unaudited financial information for the first three quarters of each year.
--------------------------------------------------------------------------------

     America's Shopping Mall internet address is www.americasshoppingmall.com. Information contained on this website is not part of this prospectus.

     The terms "America's Shopping Mall," "we," "our," and "us" refer to America's Shopping Mall, Inc. and its subsidiaries unless the context suggests otherwise. The term "you" refers to a prospective investor. The term fiscal 1999 and similar terms refers to our fiscal year ending on April 30 of that year.
--------------------------------------------------------------------------------

     The Deerskin and Joan Cook names and logos are trademarks of America's Shopping Mall, Inc.

     Unless this prospectus states otherwise, all information concerning our common stock reflects a 30-to-one reverse split in July 1999.

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this document. For a more complete description of the offering and America's Shopping Mall, you should carefully read this entire document, including the "Risk Factors" and the financial statements.

                            AMERICA'S SHOPPING MALL

     We are primarily a specialty catalog and online retailer and direct marketer of men's and women's leather clothing, footwear and accessories, household goods, jewelry and gift items and specialty office products. We also conduct a specialty advertising and promotional products business. We sell goods through three distinct print and internet catalogs.

     Two of our catalogs have been in business for decades. Our Deerskin catalog operation has been supplying fine leather goods and apparel since 1944. Joan Cook, our gifts, jewelry and houseware catalog was founded in 1956. Our third catalog, Remarkable Office Products, was founded in 1982 as a supplier of specialized office products featuring time management and organizational tools. All three of these catalogs now have an on-line store on the internet.

     Our three internet catalog stores can be found at our "virtual" shopping mall, www.americasshoppingmall.com. This web site links together the three catalog web sites in a single convenient location in order to expand our customers' options and enhance their convenience of purchasing.

     Our principal executive offices are located at 10 Henry Street, Teterboro, New Jersey 07608. Our telephone number there is (201) 462-0970.

                                  THE OFFERING

     Various of our shareholders may offer for sale up to 5,157,310 shares of our common stock which either have been previously issued or are issuable upon the exercise of warrants or upon conversion of convertible debentures or convertible preferred stock also previously issued by us. The selling shareholders may sell all or part of their shares pursuant to this prospectus. Because these shares will be sold by our shareholders, we will not receive any proceeds from the sale of the shares. We may, however, receive up to $4,500,000 in the event all the warrants held by a shareholder are exercised. For more information on the selling shareholders, please refer to "Selling Shareholders" on page 28 and "Plan of Distribution" on page 31.

             FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INACCURATE

     We have made forward-looking statements in this document. These forward-looking statements include statements regarding new products or services we may introduce in the future, statements about our business strategy and plans, statements about the adequacy of our working capital and other financial resources and other statements that are not of a historical nature. When we use words such as "plans," "intends," "believes," "expects," "seek," "anticipates" or similar expressions, we are making forward-looking statements. You should note that forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the statements. These factors include those discussed under the caption "Risk Factors" and "Management's Discussion and Analysis" in this prospectus. We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

                            SUMMARY FINANCIAL INFORMATION

                                                                      YEAR ENDED APRIL 30,
                                                              ------------------------------------
                                                                   HISTORICAL           PRO FORMA     THREE MONTHS
                                                              ---------------------    -----------       ENDED
                                                                1998        1999          1999        JULY 31, 1999
                                                              --------    ---------    -----------    -------------
STATEMENT OF OPERATIONS DATA:
Total revenue..............................................   $     --    $      --    $12,050,155     $ 1,457,849
                                                              --------    ---------    -----------     -----------
Net loss...................................................   $ (7,714)   $(118,040)   $(2,018,452)    $  (648,758)
                                                              --------    ---------    -----------     -----------
                                                              --------    ---------    -----------     -----------
Net loss per share.........................................   $   (.01)   $    (.14)   $      (.87)    $      (.29)
                                                              --------    ---------    -----------     -----------
                                                              --------    ---------    -----------     -----------
Weighted average number of common stock
  outstanding..............................................    822,573      836,751      2,320,906       2,230,327

                                                                           APRIL 30,
                                                              ------------------------------------
                                                                   HISTORICAL           PRO FORMA
                                                              ---------------------    -----------     JULY 31,
                                                                1998        1999          1999           1999
                                                              --------    ---------    -----------    ----------
BALANCE SHEET DATA:
Total assets...............................................         --    $ 206,509    $ 9,422,476    $9,629,969
Total stockholders' equity.................................         --      149,487      2,902,407     2,351,668

                                  RISK FACTORS

     Before purchasing our common stock, you should carefully consider the following risk factors and the other information contained in this prospectus.

RISKS RELATED TO OPERATIONAL MATTERS

WE HAVE JUST ACQUIRED FOUR BUSINESSES AND HAVE LITTLE COMBINED OPERATING
HISTORY.

     Our predecessor company, Advanced Medical Sciences, Inc. was formed over ten years ago. Between 1995 and May 1999, it had been dormant and had not conducted business or generated revenues. We have since acquired three operating catalog businesses and an advertising specialty company. These businesses have been managed by us only since May 1999 and had been operating as separate entities under other management before that time. There can be no assurance that we will be able to successfully integrate the operations of these businesses or institute the necessary company-wide systems and procedures to successfully integrate and manage the combined enterprise on a profitable basis. Our management group has been assembled only recently, and there can be no assurance that it will be able to effectively manage the combined company or effectively implement our growth strategy. The combined historical financial results of America's Shopping Mall and its subsidiaries included in this prospectus cover periods before the subsidiaries were brought under America's Shopping Mall's control and management and, therefore, may not be indicative of our future financial or operating results. Our inability to successfully integrate our recent acquisitions will have a material adverse effect on our business, financial condition and results of operations.

WE ARE IN THE PROCESS OF CONSOLIDATING OUR FOUR BUSINESSES AND EXPECT TO INCUR GREATER THAN NORMAL OPERATING EXPENSES DURING THE NEXT THREE FISCAL QUARTERS AND MAY EXPERIENCE UNFORESEEN DIFFICULTIES.

     We have recently acquired three catalog businesses and an advertising specialty concern and are in the process of moving and consolidating our various facilities and personnel. We expect that this process will continue through the next three fiscal quarters. In the process of moving and consolidating our facilities, we expect to incur greater than normal operating costs and expenses. Furthermore, we may experience unforeseen difficulties in integrating our services, products or personnel. Our consolidation efforts may also cause a disruption in our ongoing business, distract our management and other personnel and make it difficult to maintain our standards, controls and procedures.

WE RELY ON KEY PERSONNEL.

     We depend upon the efforts of our officers and other key personnel. The loss of certain of our key employees, particularly our Chief Executive Officer, Irwin Schneidmill, could have a material adverse effect on us. Although we have entered into an employment agreement with him, we cannot assure you that we will be able to retain him or our other key employees in the future. Furthermore, we expect that we will need to employ additional executives and key employees in order to successfully implement our business plan. Our success will depend on our ability to retain key employees, employ additional capable executives and implement an effective management structure.

WE HAVE A HISTORY OF NET LOSSES AND MAY NOT BECOME PROFITABLE.

     We have incurred a net loss from operations of $629,580 for the three months ended July 31, 1999 and a net loss from operations of $2,018,452 for the year ended April 30, 1999 (on a pro forma basis). We can not assure you that we will achieve or sustain profitability. If we cannot achieve operating profitability we may not be able to meet our debt service or working capital requirements, which would have a material adverse effect on our ability to continue in business.

ANY FACTORS NEGATIVELY AFFECTING OUR BUSINESS DURING OUR THIRD FISCAL QUARTER IN ANY YEAR, INCLUDING UNFAVORABLE ECONOMIC CONDITIONS, COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND MAY CAUSE CONSIDERABLE FLUCTUATIONS IN OUR STOCK PRICE.

     The market value of our common stock will likely vary significantly in response to changes in our quarterly results of operations. We have experienced, and expect to continue to experience, substantial seasonal fluctuations in our sales and operating results. This seasonality is typical of many catalog-based specialty retailers, as well as of many other retailers of consumer goods, but may be more pronounced in our case due to our product mix. Due to the importance of the fall selling season, which includes Thanksgiving and

Christmas, the third quarter of our fiscal year (November through January) has historically contributed, and is expected to continue to contribute, a majority of our operating income and net income for the entire fiscal year. We expect this pattern to continue during the current fiscal year and anticipate that in subsequent years the first two months of our third fiscal quarter will continue to contribute disproportionately to our operating results. Our quarterly results of operations may also fluctuate significantly as a result of a variety of other factors, including shifts in the timing of holidays and changes in our product mix.

BECAUSE OF OUR PRODUCT LINES, OUR BUSINESS IS MORE SEASONAL THAN MOST CATALOG AND INTERNET RETAILERS.

     Our Deerskin catalog, which accounts for approximately three-quarters of our revenues, specializes in leather apparel, particularly leather coats, jackets, gloves and hats. These items are sold principally during the fall and early winter. Furthermore, our Remarkable Products catalog specializes in calendars and planners intended for businesses, governmental units and educational institutions. These items tend to sell mainly toward the end of the calendar year and in early summer before the beginning of governmental fiscal years and the beginning of the school year. The highly seasonal nature of our products, coupled with the seasonal nature of the catalog retail industry, creates a larger than usual seasonal effect on our quarterly results of sales and earnings.

OUR BUSINESS COULD BE HURT BY OUR DEPENDENCE ON FOREIGN-SOURCED MERCHANDISE.

     We import most of the products in our Deerskin catalog from manufacturers and suppliers in China, India and, to a lesser extent, South America. Changes in governments, changes in U.S. and foreign laws and regulations, and political instability may cause disruption of trade from the countries in which our suppliers are located. Such disruptions could adversely affect our sales and financial performance. Risks involved in buying products manufactured abroad include increases in customs duties and changes in the interpretation of regulations by the United States Customs Service. Dependence on foreign suppliers also subjects us to other risks such as foreign exchange risks, import controls and trade barriers (including the unilateral imposition of import quotas), loss of most-favored-nation trading status by supplier countries, restrictions on the transfer of funds, negative publicity from certain work or trade practices and economic uncertainties.

WE MAY BE UNABLE TO OBTAIN THE CAPITAL REQUIRED FOR FUTURE GROWTH.

     Our business is capital intensive and will require a substantial infusion of additional capital if we are to achieve growth. We will require additional capital to finance acquisition opportunities and develop new products and services. Future investments, acquisitions or other transactions may require additional debt or equity financing. Adequate funds may not be available when needed, in necessary amounts, or on terms acceptable to us. Insufficient funds may require us to delay, scale back or eliminate some or all of our product or market development plans and could have an adverse effect on our future performance.

WE FACE SUBSTANTIAL COMPETITION IN OUR JOAN COOK AND REMARKABLE PRODUCTS CATALOG AND INTERNET RETAIL BUSINESSES. MANY OF OUR COMPETITORS ARE LARGER AND HAVE MORE RESOURCES THAN WE HAVE. WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH EXISTING OR FUTURE COMPETITORS.

     The markets for much of our merchandise are highly competitive, and the recent national growth in mail order and internet sales has encouraged the entry of many new competitors as well as increased competition from established companies. Our Joan Cook and Remarkable Products catalog businesses currently have numerous significant competitors and all of our businesses may face new competition from new entrants or existing competitors who focus on market segments currently served by us. These competitors include large retail stores, including some with catalog operations, other catalog and direct marketing companies and internet retailers. Increased competition could result in pricing pressures, increased marketing expenditures and loss of market share and could have a material adverse effect on our results of operations.

FLUCTUATIONS IN COSTS OF PAPER AND POSTAGE MAY HAVE A MATERIAL EFFECT ON OUR OPERATING COSTS.

     Paper and postage are significant components of our operating costs. Paper stock represents the largest element of the cost of printed merchandise catalogs and paper packaging products, such as shipping cartons, constitute a significant element of distribution expense. Paper prices historically have been volatile-they increased dramatically in 1995, declined in 1996 and 1997 and have remained steady throughout 1998 and 1999. Future paper price increases could have a material adverse effect on our results of operations. Postage for catalog mailings also is a significant element of our operating expense. Postage rates have increased periodically in recent years and can be expected to increase in the future. Although we generally have been able to pass on increases in shipping costs to our customers, there can be no assurance competitive pressures will permit us to continue to do so and that future increases will not adversely impact our operating margins.

THE RATE OF MERCHANDISE RETURNS WILL HAVE A MATERIAL EFFECT ON OUR RESULTS OF OPERATIONS.

     As part of our customer service commitment, we maintain conditional merchandise return policies for goods purchased from each of our three catalogs. Fluctuations in merchandise returns particularly affect the results of operations for the Deerskin and Joan Cook catalogs. All products purchased from the Deerskin catalog may be returned at any time within one year of the date of shipment, as long as they are unused and unaltered, for replacement or exchange or for a full refund (excluding shipping and handling charges). Merchandise purchased from the Joan Cook catalog, except personalized items, may be returned within 60 days of the date of shipment for a full refund (excluding shipping and handling charges). Although personalized items from the Joan Cook catalog cannot be returned, we exchange items damaged in shipping. We have established an allowance for merchandise returns based on historical return rates. There can be no assurance that our merchandise returns will not exceed our reserves. Any significant increase in our merchandise return rate could have a material adverse effect on our results of operations.

THE NATURE OF OUR BUSINESSES REQUIRES A RELATIVELY HIGH LEVEL OF FIXED COSTS.

     Operation and maintenance of our call center, distribution center and management information systems involve substantial fixed costs. Catalog mailings entail substantial paper, printing, postage, merchandise acquisition and human resource costs, including costs associated with catalog development and inventory purchases, virtually all of which are incurred prior to the mailing of the catalog. If net sales from catalog mailings are substantially below expectations, our results of operations may be adversely effected.

WE DEPEND ON THIRD-PARTY SHIPPERS TO DELIVER OUR PRODUCTS IN A TIMELY MANNER.

     Our product distribution relies instead on third-party delivery services, primarily the United States Postal Service and to a much lesser extent Federal Express and United Parcel Service. Strikes and other interruptions may delay the timely delivery of customer orders, and customers may refuse to purchase our products or demand refunds for merchandise ordered because of our inability to deliver goods promptly.

RISKS RELATED TO OUR CAPITAL STRUCTURE AND THE OTC BULLETIN BOARD

THE SALE OF A LARGE AMOUNT OF OUR COMMON STOCK IN THE OPEN MARKET COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

All our outstanding common stock is free of restrictions on transfer or sale and may be sold at any time. Another 2,836,362 shares not yet issued will be freely tradable immediately upon issuance. The shares that are not yet issued but which will be freely tradable immediately upon issuance represent an increase in our presently outstanding common stock of approximately 122%. The market price of our common stock could drop significantly if the holders of all our freely tradable shares sell them or are perceived by the market as intending to sell them. The 2,836,362 shares not yet issued includes 1,200,000 shares issuable upon conversion of 10,000 shares of Series A Senior Convertible Preferred Stock, 1,000,000 shares issuable upon exercise of 1,000,000 warrants and 636,362 shares issuable upon conversion of $3,500,000 principal amount of convertible debentures. See "Selling Shareholders" on page 28.

OUR COMMON STOCK IS TRADED IN AN ILLIQUID MARKET. IN THE PAST IT HAS EXPERIENCED, AND WE EXPECT IT TO CONTINUE TO EXPERIENCE, SIGNIFICANT PRICE AND VOLUME VOLATILITY WHICH SUBSTANTIALLY INCREASES THE RISK OF LOSS TO PERSONS OWNING OUR COMMON STOCK.

     Our common stock is traded in the over-the-counter market and our stock prices are reported on the OTC Bulletin Board. Trading in issues quoted on the OTC Bulletin Board frequently is sporadic and the volume of shares traded often is light. Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss.

WE ARE NOT REQUIRED TO MEET OR MAINTAIN ANY LISTING STANDARDS FOR OUR COMMON STOCK TO BE QUOTED ON THE OTC BULLETIN BOARD.

     The OTC Bulletin Board is separate and distinct from The Nasdaq Stock Market. Although the OTC Bulletin Board is a regulated quotation service operated by The Nasdaq Stock Market that displays real-time quotes, last sale prices, and volume information in over-the-counter equity securities like our common stock, we are not required to meet or maintain any qualitative or quantitative standards for quotations in our common stock to be included on the OTC Bulletin Board. Our common stock does not meet the minimum listing standards for listing on The Nasdaq Stock Market or any national securities exchange.

OUR MANAGEMENT AND A FEW SHAREHOLDERS OWN OR CONTROL LARGE PERCENTAGES OF OUR VOTING STOCK.

     Our current chief executive officer owns approximately 22% of our outstanding common stock and several other shareholders of America's Shopping Mall own or have voting control over a substantial majority of our outstanding shares of common stock. Accordingly, these individuals have the ability to control the election of our directors. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control. See "Security Ownership of Certain Beneficial Owners and Management" on page 21.

RISKS RELATED TO TECHNOLOGY MATTERS

SYSTEM FAILURES, DELAYS AND CAPACITY RESTRAINTS COULD ADVERSELY AFFECT OUR OPERATIONAL AND FINANCIAL PERFORMANCE AND CAUSE OUR STOCK PRICE TO DECLINE.

     Our business depends on the efficient and uninterrupted operation of our computer and communications systems. Our principal computer center and communications systems are located at our operations headquarters in Carson City, Nevada Any systems interruptions that cause malfunctions or result in slower response times could result in losses of data and customer orders. Interruptions could result from natural disasters as well as power loss, telecommunications failure and similar events. We do not presently have a formal disaster recovery plan and our insurance may not be sufficient to cover losses from these events. In addition, we rely on our existing management information systems for operating and monitoring all major aspects of our business, including sales, warehousing, distribution, purchasing, inventory control, merchandise planning and replenishment, as well as various financial functions. Any failure by us to upgrade such systems or unexpected difficulties encountered with such systems as our business expands, or in general any disruption in these systems, could adversely affect our results of operations and financial performance.

FAILURE OF OUR COMPUTER SYSTEMS TO RECOGNIZE THE YEAR 2000 COULD DISRUPT THE OPERATION OF OUR BUSINESS AND TECHNICAL SYSTEMS.

     Many existing computer programs and systems use only two digits to identify year. These programs and systems were designed and developed without considering the impact of the upcoming change in the century. If not corrected, these computer applications could fail or create erroneous results by, at or beyond the year 2000. We use internally developed software in our order fulfillment and shipment system and software, computer technology and other services provided by third-party vendors, some of which may fail due to the year 2000 problem. In reasonably likely worst-case scenarios:

     o we could experience disruptions to our operations, including an inability of our customers to reach our call center to make purchases and our inability to process customer orders and ship products;

     o failures of computer systems could disable one or more of our web sites; and

     o we could experience increased expenses associated with stabilization of operations after critical systems failure and implementation of remedial measures.

     Our operations also depend on the performance of software and systems used by our vendors and service providers. We cannot assure you that our vendors and service providers have or will have operating software and systems that are year 2000 compliant. Year 2000-related failures in the software or systems of our vendors or third-party service providers could interrupt our operations or require us to incur significant unexpected expenses. In addition, disruptions caused by year 2000 problems could affect internet usage generally.

OUR USE OF CERTAIN INTERNET PROCESSES AND TECHNOLOGIES MAY SUBJECT US TO CLAIMS FOR ROYALTIES OR SUITS FOR PATENT INFRINGEMENT.

     Our internet web site is designed to permit customers to select products from all three of our on line stores and purchase and pay for their selections in a single transaction. At least one other internet retailer employing a similar selection and payment system has been sued by a person claiming a patent for the method of simplifying the online shopping process by allowing consumers to use a universal shopping cart to buy products on line. We do not know whether our internet shopping system is sufficiently similar to the one employed by the other internet retailer to fall under the claim of the patent involved in the litigation, and we have not received any communications or claims from the patent holder. Nevertheless, many persons are now asserting intellectual property rights in various internet commerce processes and technologies. We cannot assure you that we will not be subjected to claims for royalties or litigation alleging patent infringement as a result of the operation of our internet web site and on line stores. Any such claims or litigation may materially increase our costs of doing business or require us to eliminate or modify certain features of our internet shopping mall.

RISKS RELATED TO REGULATORY MATTERS

WE MAY ENCOUNTER REGULATORY COSTS OR CONFLICTS IN OUR ATTEMPT TO PROMOTE ON LINE SALES, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO EXPAND THIS BUSINESS.

     Few laws or regulations are currently directly applicable to certain activities on the internet. However, because of the internet's popularity and growth, new laws and regulations are being adopted or under consideration by state, local and foreign governments relating to various aspects of internet commerce. Such government regulations may impose additional burdens on our business and the business of other internet retailers. They may also impede the growth in internet commerce and decrease the demand for our products and services via the internet. It is difficult to predict the cumulative effect on internet commerce of these disparate legislative and regulatory initiatives; however excessively restrictive or conflicting laws and regulations could increase our costs of doing on line business and have the effect of impeding or stifling the growth of our internet sales.

OTHER GOVERNMENTAL REGULATIONS ALSO AFFECT US.

     Our direct mail operations are subject to regulation by the U.S. Postal Service, the Federal Trade Commission and various state, local and private consumer protection and other regulatory authorities. In general, these regulations govern the manner in which orders may be solicited, the form and content of advertisements, information which must be provided to prospective customers, the time within which orders must be filled, obligations to customers if orders are not shipped within a specified period of time and the time within which refunds must be paid if the ordered merchandise is unavailable or returned. To date, such regulation has not had a material adverse effect on our business, financial condition or results of operations. However, there can be no assurance that any future regulatory requirements or actions will not have a material adverse effect on our business, financial condition or results of operations.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares of our common stock by our shareholders. We may, however, receive up to $4,500,000 in the event that all the warrants held by a shareholder are exercised. Should the warrant holder exercise its warrants, we expect to use those proceeds for working capital, to retire outstanding debt or to and make complementary business acquisitions.

                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock. We intend to retain any earnings for use in the operation and expansion of our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. We have outstanding preferred stock that requires us to declare and pay dividends of approximately $84,000 every quarter. The holders of our outstanding preferred stock are entitled to receive all accrued unpaid dividends before we can pay any dividends on our common stock. In addition to the terms of our outstanding preferred stock, it is anticipated that the terms of future debt and/or equity financings may further restrict the payment of cash dividends. Therefore, the payment of any cash dividends on our common stock is highly unlikely.

                            MARKET FOR COMMON STOCK

     The following table lists the high and low closing bid and asked prices for our common stock for the periods indicated, as reported by the National Quotation Bureau LLC. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

     The market price information given below is presented to comply with SEC disclosure requirements. However, quotations for periods before May 1999 reflect limited and sporadic trading in the stock of our predecessor company during a period when it was dormant and had no operating business or revenues. Stock price quotations published for dates following the acquisitions of our new businesses in May 1999 and the subsequent reincorporation and reverse stock split described in this prospectus have appeared without the benefit of any publicly available information concerning America's Shopping Mall. Consequently, the prices shown in the following table are not a meaningful record of the past market value of our common stock or a reliable indication of prices to be expected in the future.

     The quotations given in the table are composites which give effect to the following events:

     o For periods up to July 16, 1999, the quotations relate to the common stock of our predecessor, Advanced Medical Sciences, which was listed on the OTC Bulletin Board operated by NASDAQ under the trading symbol "AMDS."

     o Effective July 19, 1999, the trading symbol of our common stock was changed to "AMMA" due to the merger of Advanced Medical Sciences into America's Shopping Mall. The merger resulted in each shareholder of Advanced Medical Sciences receiving one one-thirtieth (1/30) of a share of America's Shopping Mall common stock for every one share of Advanced Medical Sciences common stock held by the shareholder on the date of the merger. All quotations for periods before July 16, 1999, have been adjusted to reflect this 30-to-one reverse split.

     o On August 3, 1999, our common stock was delisted from the OTC Bulletin Board. Quotations for the period from August 2, 1999 through October 29, 1999 have appeared in the "pink sheets" published by the National Quotation Bureau.

     We expect that after the date of this prospectus our common stock will again be quoted on the OTC Bulletin Board under the trading symbol "AMMA."

                                                                              CLOSING BID         CLOSING ASKED
                                                                           -----------------    -----------------
PERIOD                                                                      HIGH       LOW       HIGH       LOW
------------------------------------------------------------------------   -------    ------    -------    ------
Fiscal Year Ended April 30, 1998:
  First Quarter.........................................................   $2.40      $1.875    $3.75      $3.30
  Second Quarter........................................................    1.875      1.875     3.30       2.25
  Third Quarter.........................................................    1.875      1.875     2.40       2.25
  Fourth Quarter........................................................    1.875      1.875     2.40       2.40
Fiscal Year Ended April 30, 1999:
  First Quarter.........................................................    1.50       1.20      1.80       1.50
  Second Quarter........................................................    1.20       1.20      1.80       1.80
  Third Quarter.........................................................    1.20       1.20      1.80       1.80
  Fourth Quarter........................................................    6.90       1.20      8.40       1.80
Fiscal Year Ending April 30, 2000:
  May 3, 1999--July 16, 1999............................................    6.5625     3.750     6.5625     5.10
  July 19, 1999--July 30, 1999..........................................    5.00       3.625     6.00       5.375
  August 2, 1999--October 29, 1999......................................    5.00       4.00      7.00       5.00

     At November 29, 1999, there were approximately 96 holders of record of our common stock. Based on information furnished by brokers and other nominees, we estimate that there are approximately 59 additional beneficial owners of our common stock.

                         SUMMARY FINANCIAL INFORMATION

     The following table presents, for the periods and dates indicated, summary historical and pro forma financial data and other data of America's Shopping Mall. The pro forma statement of operations and balance sheet for the year ended April 30, 1999 gives effect to the acquisition of Creadis Promotions, Inc. Dynamic Products Corp. and Subsidiary and the Deerskin and Joan Cook catalog businesses (all of which were consummated in May 1999) as if they had been consolidated at May 1, 1998.

     The pro forma adjustments also give effect to the purchase by Pioneer Ventures Associates Limited Partnership of 10,000 preferred shares of America's Shopping Mall for $4,200,000.

     This information should be read in conjunction with "Management's Discussion and Analysis" the Pro Forma Unaudited Condensed Financial Statements and the notes thereto, and the other financial statements and notes thereto included elsewhere herein.

     The pro forma data set forth below is not necessarily indicative of what the actual results of operations or balance sheet would have been had the transactions occurred at the dates referred to above, nor do they purport to indicate the results of future operations.

                                                                    YEAR ENDED APRIL 30,
                                                            ------------------------------------       THREE
                                                                                                       MONTHS
                                                                 HISTORICAL           PRO FORMA        ENDED
                                                            ---------------------    -----------      JULY 31,
                                                              1998        1999          1999            1999
                                                            --------    ---------    -----------     ----------
STATEMENT OF OPERATIONS DATA:
Total revenue............................................   $     --    $      --    $12,050,155     $1,457,849
Cost of merchandise sold.................................         --           --      4,811,660        491,191
                                                            --------    ---------    -----------     ----------
Selling, general and administrative expenses.............     (7,714)    (118,040)     8,706,217      1,534,950
Operating loss...........................................     (7,714)    (118,040)    (1,467,722)      (568,292)
Interest expense.........................................         --           --        550,730        167,705
Net loss before other income.............................     (7,714)    (118,040)    (2,018,452)      (735,997)
Other income, net........................................         --           --             --         87,239
                                                            --------    ---------    -----------     ----------
Net loss.................................................   $ (7,714)   $(118,040)   $(2,018,452)    $ (648,758)
                                                            --------    ---------    -----------     ----------
                                                            --------    ---------    -----------     ----------
Net loss per share.......................................   $   (.01)   $    (.14)   $      (.87)    $     (.29)
                                                            --------    ---------    -----------     ----------
                                                            --------    ---------    -----------     ----------
Weighted average number of common stock outstanding......    822,573      836,751      2,320,906      2,230,327

                                                                          APRIL 30,
                                                             ------------------------------------
                                                                  HISTORICAL           PRO FORMA
                                                             ---------------------    -----------     JULY 31,
                                                               1998        1999          1999           1999
                                                             --------    ---------    -----------     ---------
BALANCE SHEET DATA:
Cash and cash equivalents.................................      --              --    $ 1,590,223     $  35,454
Working capital...........................................      --       $  92,978      3,382,929     2,941,567
Total assets..............................................      --         206,509      9,422,476     9,629,969
Short-term borrowings.....................................      --              --        450,690       448,621
Total long-term debt, including current maturities........      --              --      5,619,598     5,616,955
Total stockholders' equity................................      --         149,487      2,902,407     2,351,668

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion should be read in conjunction with the financial information included elsewhere in this prospectus. It contains forward-looking statements that involve numerous assumptions and uncertainties and may be affected unforeseen and events, including changes in business and economic conditions. Our actual results may differ materially from the results contemplated in this discussion as a result of many factors, including those discussed below and elsewhere in this prospectus.

BACKGROUND

     America's Shopping Mall has been in business in its present form only since May 1999. We are the successor by merger to Advanced Medical Sciences, Inc. At one time, Advanced Medical Sciences was engaged in the health care and pharmaceutical business. During 1995 and 1996, it abandoned its health care and pharmaceutical business and effectively ceased operations. Between 1996 and April 1999, Advanced Medical Sciences remained dormant.

     In May 1999, with $4,200,000 of financing that we raised by selling 10,000 shares of our Series A Senior Preferred Stock to a venture capital fund, we purchased the assets related to the Deerskin and Joan Cook catalog businesses and Creadis Promotions, Inc. The next month, in June 1999, we purchased the Remarkable Products catalog business. In connection with those purchases we also issued or assumed $5,500,000 of debt securities maturing in 2003 and 2004.

     Finally, in July 1999, Advanced Medical Sciences changed its name and its state of incorporation by merging itself into America's Shopping Mall. We are the combined company that resulted from the merger.

PLAN OF OPERATION

     We plan to make a number of significant changes in the acquired businesses during the remainder of this fiscal year and the following fiscal year that will have a material effect on our operations and financial results. Several of these changes are already in the process of being implemented:

     o We intend to achieve cost savings by consolidating our acquired businesses and eliminating uneconomic operations. In March 2000, we will consolidate our executive and administrative offices, our merchandising, purchasing and catalog production operations, as well as the Creadis Promotions advertising specialty business in new leased offices in Upper Saddle River, Jersey. Those operations are conducted, at present, from two separate facilities in Teterboro, New Jersey and Monsey, New York. We also intend to bring together under one roof our order entry, data processing, warehousing and distribution operations, and close the facilities in Carson City, Nevada and Monsey, New York that we currently use for those purposes. We are in the process of closing our close-out store in Danvers, Massachusetts. See "Business--Property" below. We expect that this consolidation eventually will produce substantial cost savings by eliminating duplication of overhead expenses, personnel costs and other inefficiencies that currently result from operating from separate locations.

     o We are attempting to reduce the seasonality of our business and the disproportionate contribution to revenues of our third fiscal quarter by adding products to our catalogs that have less seasonal appeal. We recently added a line of perfumes and colognes to both our Joan Cook and Deerskin catalogs and are adding non-leather apparel to our Deerskin catalog, such as short sleeve shirts and khaki pants.

     o We are working to improve our marketing efforts by updating the look of our catalogs with new models and improved photographs, and by refreshing the graphic design of the catalogs and rewriting product descriptions and other copy. At the same time we are increasing the circulation of our catalogs by making wider mailings to present and former customers and purchasing mailing lists. We have increased the number of Joan Cook catalogs mailed during recent months by approximately 30% over the same period last year.

     o We will try to direct more commerce to our America's Shopping Mall internet web site. We shortly will add a store for our Creadis Promotions business and a close-out store for excess inventory to replace our Danvers, Massachusetts store. We also are investigating the feasibility of generating fee income by adding storefronts operated by unaffiliated catalog merchants to the America's Shopping Mall site.

ANALYSIS OF FINANCIAL CONDITION

     We have included audited financial statements of the businesses acquired earlier this year in this prospectus. The unaudited pro forma information included in Summary Financial Information and elsewhere in this prospectus gives effect to those acquisitions as if they had occurred as of the beginning of our last fiscal year. However, the pro forma financial statements do not necessarily indicate what the combined results of those businesses would have been under our management, nor are they indicative of the results to be expected in the future. The financial statements reflect the financial condition and results of operations of those businesses when each of them was operating as a separate entity under different management. In view of our limited operating history as a combined company, we believe that a comparison of our first quarter operating results to our pro forma results for the preceding fiscal year should not be relied on as an indication of future performance. Also, we believe that any attempt to extrapolate financial results for this fiscal year from the results for the first quarter would be highly misleading. Not only are we making major changes to the operation that are not reflected in the first quarter's results, but, as explained under "Risk Factors," our business is very seasonal, with most of our revenues being generated during our third fiscal quarter. Even though we are operating businesses that have been established for some time, our prospects must be considered in light of the risks, expenses and difficulties encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as online commerce.

     Total Revenues. Total revenues consist of sales of products and services, net of allowances for product returns and refunds. We recognize revenues when products are shipped. Our future revenues will depend on many factors, including:

     o Our success in attracting new customers and retaining old customers through our catalogs and web sites;

     o The frequency of customer purchases;

     o The quantity and mix of products that our customers purchase;

     o The prices we charge for our products; and

     o The level of customer returns and refunds that we experience. Returns and refunds during the fiscal year ended April 30, 1999 were approximately 18% of gross sales from the Deerskin catalog and approximately 9% of sales from the Joan Cook catalog.

     Cost of Merchandise Sold. Cost of merchandise sold consists primarily of the costs of merchandise sold to customers. We value our inventories at the lower of cost (determined on a first-in, first-out basis) or market. The cost of merchandise sold was approximately 39.9% of our net sales in the fiscal year ended April 30, 1999 (on a pro forma basis) and approximately 33.7% of our net sales during the first quarter of this fiscal year. We expect the cost of merchandise sold as a percentage of net sales to remain relatively constant in the future. We may, however, as a result of competitive pressures be obliged to alter our pricing structures and policies. These changes could negatively affect gross margins. Our gross margins will fluctuate based on many factors, including:

     o The prices charged by our suppliers for our products, including the extent of purchase volume discounts we are able to obtain from them;

     o Our pricing strategy for various categories of products and our catalog lines in general; and

     o The mix of products purchased by our customers from our various catalogs.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses consist of advertising and promotional expenditures, including catalog design, production and mailing expenses, customer service, distribution expenses, including order processing and fulfillment charges, net shipping costs, equipment and supplies, payroll and related expenses for employees engaged in these activities as well as for executive and administrative personnel and rental and related expenses for the facilities in which we conduct our business. We expect to achieve savings in personnel and overhead expenses as a result of the consolidation of our operations and the elimination of redundant job functions. However, any cost savings that we may achieve during the next three to four fiscal quarters from consolidating our operations will be offset by: 1) the costs associated with leasing new office and warehouse space and purchasing and leasing new furniture, fixtures and equipment; 2) the costs of moving records, furniture, equipment, inventory and personnel to the new facilities; and 3) continuing rental expenses associated with closed facilities. The total costs of moving and consolidating our facilities are expected to be in excess of $500,000.

     Interest Expense. Interest expense consists principally of interest on $2,000,000 of 8% subordinated debentures that we assumed, and $3,500,000 of 8% convertible debentures that we issued, in connection the acquisitions of our new businesses. Interest expense may be reduced in future years if the holder of our convertible debentures elects to convert all or a portion of them into our common stock.

     Net Loss. We incurred a net loss of $2,018,452 on a pro forma basis for our fiscal year ended April 30, 1999 and a net loss of $735,997 (before other income) on our operations for the three months ended July 31, 1999. We expect that we will continue to experience losses for the foreseeable future. The costs of the planned relocations of our operations will negatively affect our earnings during the next three to four fiscal quarters. Also, amortization of good will and other intangibles and increased interest and preferred dividend expenses resulting from our recent acquisitions will affect our ability to achieve profitability.

LIQUIDITY AND CAPITAL RESOURCES

     Our businesses currently are generating sufficient cash flow to sustain our business at the present level for at the least the next fiscal year. We expect to be able to finance the costs of our consolidation and relocation from cash and marketable securities on hand and from available cash flow from operations. At some point, however, we expect to require additional outside financing to expand our current business or acquire additional businesses.

YEAR 2000 COMPLIANCE

     We use computer technology and other services internally developed and provided by third-party vendors that may fail due to the failure of computer applications to properly recognize and process dates commencing in the year 2000. For example, we employ internally developed software, which includes software for use in order processing and fulfillment, including credit card processing and distribution functions, accounting and database systems. We depend on the financial institutions that process our customers' credit card payments for most of our revenues, and we depend on third parties that host our web servers. We also depend on telecommunications vendors to maintain our telephone systems and to transfer order information and other data from our Nevada call center to our Monsey, New York warehouse and distribution facility, and we depend on the U.S. Postal Service and third-party carriers to deliver products to our customers.

     We are in the process of reviewing the year 2000 compliance of the software, computer technology and other services on which we rely. Based on our assessment to date, be believe that our internally developed software is year 2000 compliant. This review and assessment has been conducted with our internal management information systems specialists and the marginal costs have not been material.

     Our ability to assess the reliability of the systems operated by third parties is based solely on generally available news reports, information in trade publications and informal inquiries to vendors and service providers. Based on these sources, we believe that the operators of the most important services are reviewing and taking action to address and correct issues relating to year 2000 compliance, but it is not possible to predict whether these efforts will be successful in reducing or eliminating the potential negative impact of year 2000 issues.

     We have not developed a contingency plan to address situations that may result if we or our vendors or service providers are unable to achieve year 2000 compliance. Any failure of our material systems, our vendors' material systems or the internet to be year 2000 compliant could have negative consequences for our business. See "Risk Factors--Risks Related to Technology Matters."

                                    BUSINESS

GENERAL

     We are primarily a specialty catalog and online retailer and direct marketer of men's and women's leather apparel and small leather goods, household goods, jewelry and gift items and specialty office products. We also conduct a specialty advertising and promotional products business.

     We sell consumer and business products at retail through three distinct print and internet catalogs:

     o The "Deerskin" catalog, founded in 1944 as Deerskin Trading Post, sells men's and women's leather outerwear, footwear, other leather apparel and leather accessories.

     o The "Joan Cook" catalog has sold a wide assortment of houseware, jewelry and gift items since 1956.

     o The "Remarkable Products" catalog since 1982 has sold specialized office products featuring a full line of erasable time management and organizational planners.

     We also operate an advertising specialty and promotional products business under the trade name "Creadis Promotions." It furnishes marketing and promotional campaign consulting services, provides supplies for sales meetings and conventions, and designs and sells business promotional gifts, premiums and give-aways.

BACKGROUND AND RECENT ACQUISITIONS

     America's Shopping Mall has been in business in its present form only since May 1999. We are the successor by merger to the business formerly conducted by Advanced Medical Sciences, Inc., a Virginia corporation formed more than ten years ago. At one time, Advanced Medical Sciences was engaged in the health care and pharmaceutical business. However, during 1995 and 1996, it abandoned its health care and pharmaceutical business and effectively ceased operations. Between 1996 and April 1999, Advanced Medical Sciences remained dormant while its management investigated potential acquisitions of new businesses.

     By May 1999, Advanced Medical Sciences' management had completed its acquisition plan. It incorporated a new subsidiary named America's Shopping Mall, Inc. in the State of Nevada. On May 21, 1999 Advanced Medical Sciences obtained $4,200,000 in venture capital financing by causing America's Shopping Mall to issue 10,000 shares of Series A Senior Convertible Preferred Stock and warrants to purchase 1,000,000 shares of its common stock to Pioneer Ventures Associates Limited Partnership. On the same day that it obtained this financing, America's Shopping Mall purchased the assets related to the Deerskin and Joan Cook catalog businesses, including the inventory, pre-paid advertising, pre-paid expenses, fixed assets, accounts receivable, security deposits, material agreements, customer lists, catalog production materials, computer software, intellectual property rights, and unshipped orders, books of account and records, from Deerskin Trading Post, Inc. a subsidiary of Initio, Inc.

     At the same time that it acquired the Joan Cook and Deerskin businesses, America's Shopping Mall purchased all of the outstanding stock of Creadis Promotions, Inc. from Irwin Schneidmill and Kathleen N. Patten. Mr. Schneidmill was the chief executive officer and a director of Advanced Medical Sciences (the same offices that he holds in America's Shopping Mall). Mrs. Patten was a substantial holder of stock in Advanced Medical Sciences and continues to be the beneficial owner, together with her husband, of over 42% of the outstanding common stock of the present company.

     The next month, in June 1999, America's Shopping Mall purchased all of the issued and outstanding common stock of Dynamic Products Corp. from its shareholders. Dynamic, through a wholly-owned subsidiary, Remarkable Office Products, Inc., operated the Remarkable Products catalog business. Dynamic Products Corp. and Remarkable Office Products, Inc. were subsequently merged into our subsidiary, The Remarkable Group, Inc. Irwin Schneidmill, Kathleen Patten, and various other members of the Patten family, were the largest shareholders of Dynamic and received additional shares of common stock of Advanced Medical Sciences in connection with that acquisition.

     Finally, in July 1999, Advanced Medical Sciences changed its name and its state of incorporation by merging itself into America's Shopping Mall, Inc. We are the surviving company that resulted from the merger.

     See "Certain Relationships and Related Transactions" and the Notes to Financial Statements of America's Shopping Mall, Inc. for additional information concerning these acqusitions. Information concerning the present share ownership of certain persons who participated in these transactions can be found under "Security Ownership of Certain Beneficial Owners and Management" below.

CATALOGS AND PRODUCTS

     We currently operate three distinct catalog sales operations. Two of these catalogs have individual consumers as their target customers. The third catalog is directed at business customers, municipalities and other governmental units, and educational institutions.

  Leather Products:

     Our Deerskin catalog is distinctive in its focus on leather apparel and small leather goods. Through this catalog we sell a wide selection of men's and women's leather coats, jackets, suits, shirts, pants, hats, gloves and other clothing items, as well as leather shoes, boots and slippers. Deerskin catalog offerings also include leather handbags, business bags, belts, wallets and other leather accessory items, and range in price from as low as $9 to as much as $1,195. Most of these items are manufactured to our designs and specifications.

  Household Goods, Gifts and Novelties:

     The Joan Cook catalog offers a wide variety of inexpensive to moderately priced products including bed, bath and kitchen products, home furnishings, health and beauty products, seasonal merchandise, electronics, houseware, jewelry, novelties, apparel and accessories, most of which are priced under $100.

  Specialized Office Products:

     Our Remarkable Products catalog is directed to businesses, municipalities and other governmental units, and educational institutions, and offers specialized office products, including large desk and erasable laminated wall planning calendars, dry erase boards and wall maps, workplace posters on motivational topics, health topics (smoke-free and drug-free), legal topics (sexual harassment, labor law, etc.), and safety topics, employee training books and first aid kits.

     Return policies for goods purchased from our three catalogs vary. All products purchased from the Deerskin catalog may be returned at any time within one year of the date of shipment, as long as they are unused and unaltered, for replacement or exchange, or for a full refund of the price (excluding shipping and handling charges). Merchandise purchased from the Joan Cook catalog, except personalized items, may be returned within 60 days of the date of shipment for a full refund (excluding shipping and handling charges). Although personalized items from the Joan Cook catalog cannot be returned, we exchange items damaged in shipping. All Remarkable Products merchandise is sold under a 30-day "no questions asked" money-back guarantee. We refund the full price (excluding shipping and handling charges) of any merchandise purchased from the Remarkable Products catalog and returned within 30 days of shipment.

     Returns of merchandise and refunds have represented a significant percentage of Deerskin and Joan Cook catalog sales. Returns and refunds during the fiscal year ended April 30, 1999 were approximately 18% of sales from the Deerskin catalog and approximately 9% of sales from the Joan Cook catalog. Returns and refunds generally represent an insignificant percentage of sales from the Remarkable Products catalog.

INTERNET SALES

     In September 1999 we launched our new combined America's Shopping Mall internet web site at the URL address "www.americasshoppingmall.com." This site is undergoing further development, but is fully functional. Our new site, like a conventional shopping mall, is a location where each of our catalogs maintains a "storefront"--a home page with an icon representing each of our catalogs that the viewer can click to navigate to a separate web site for that catalog.

     The Deerskin web site was launched in September 1998, the Joan Cook web site in January 1999, and the Remarkable web site in September 1999, respectively. Each of these web sites permits customers to view and order all of the items in each of our print catalogs. Customers can select products from any or all of the three catalog web sites and combine them in a single order for purchase, without having to re-enter address and credit card information at each catalog web site.

These electronic stores provide us with a lower-cost way to offer customers with internet access detailed product information and the convenience of on line purchasing.

     We operate the America's Shopping Mall, the Joan Cook and the Remarkable Products web sites with our in-house staff. The Deerskin web site is operated for us by an unaffiliated specialty direct marketer under a site development and hosting agreement.

     To date, sales of products through our web mall stores have not been significant. Nevertheless, while we believe that printed catalogs and print advertisements will continue to remain an important means of marketing our various product lines, we expect that internet sales will become increasingly important in future years.

     Our internet strategy is to provide one convenient location where customers can shop electronically for a wide range of products. By bringing our separate catalog operations together and providing the convenience of one-stop shopping, we attempt to encourage impulse buying and translate sales from one catalog into additional sales from our affiliated catalogs. To that end, we plan to add more "storefronts" to the America's Shopping Mall web site as we acquire or develop additional mail order catalog or other related businesses. We shortly will add a store for our Creadis Promotions business and a close-out store for excess inventory. We also are investigating the feasibility of generating fee income by adding storefronts operated by unaffiliated catalog merchants to the America's Shopping Mall site.

MARKETING

     We employ multiple marketing approaches to reach existing and prospective customers, including catalogs, internet advertising and print media advertising.

     We believe our ability to segment, test and analyze mailing lists, and to select appropriate recipients for a particular mailing, are a significant factor in our business. In general, we seek to mail catalogs only to those segments of our mailing lists, and at times and frequencies, that are expected to maximize sales responses. We maintain proprietary customer data bases for our catalogs which are used for catalog mailing lists and for statistical modeling purposes. We employ special computer programs to search the mailing lists for each of our catalogs for prospects for our other catalogs based on various statistical criteria. In addition, we rent lists from and exchange lists with other direct marketers in an attempt to gain new customers.

     Our catalogs are produced by an in-house art department in our Teterboro, New Jersey facility. Each catalog contains full-color photographs and detailed product descriptions. Sample products are photographed in our studios, and graphic artists then use Macintosh desktop publishing equipment to edit images, insert textual copy, and prepare catalog and media layouts and individual mailing pieces. Independent photographers and models are engaged on a contract basis as needed. The in-house preparation of most portions of the catalog and other advertising material expedites the production process, providing for greater flexibility and creativity in catalog production. It allows for last-minute changes in pricing and format and results in significant cost savings.

     After completion of the design, transparencies, mechanicals and electronic data are sent out to a commercial printer for production of the catalogs. A mailing list service provider takes our proprietary data bases, as well as any rented mailing lists, and merges the lists, purges duplicate names and addresses, and produces a mailing list on magnetic tape for each edition of a particular catalog. The mailing list tapes are delivered to the catalog printer, which ink jets addresses on the catalogs and the included order form and delivers the catalogs, palletized and sorted by zip code according to bulk mail regulations, to the U.S. Postal Service for mailing.

     We vary the quantity of our catalogs mailed based on the selling season and the anticipated response rates. In fiscal 1999, we produced three different editions of our Deerskin catalog and made 11 mailings totaling approximately 3.9 million catalogs. Each Deerskin catalog consists of between 56 and 84 pages and offers between 378 and 478 items. In fiscal 1999, we produced four editions of our Joan Cook catalog, and made 12 mailings totaling approximately 2.5 million catalogs. These Joan Cook catalogs consisted of between 52 and 60 pages and each catalog offered between 277 and 318 items.

     In recent periods, we have not produced complete catalogs for Remarkable Products, but have relied on smaller specialized fliers mailed to existing and prospective customers. In April or May we make a mailing featuring July to June reusable calendars which are used by academic professionals, school districts and municipalities. In September, October and November, we make solo mailings which feature Remarkable Products' main reusable January to December calendars. Solo mailings for law posters are event-driven and are made in response to changes in laws and regulations affecting employers. To make these solo mailings distinctive, they are packaged to look like a bank check, making the consumer more likely to open the mailing. During fiscal 1999, we mailed approximately 492,000 seasonal mailing pieces for Remarkable Products in six separate mailings.

PRODUCTION AND DISTRIBUTION COSTS

     We expend significant amounts on paper, ink, printing and postage to produce and distribute our catalogs. We also use substantial amounts of packing supplies and corrugated paper for boxes in which we ship our products. The price of paper and ink depends on supply and demand in the marketplace and can be subject to material increases or decreases within a relatively short period of time. In recent years, the U.S. Postal Service has increased its rates for both catalogs and packages. The latest rate increase, in January 1999, averaged approximately 3%. We do not anticipate a postal rate increase during the remainder of our current fiscal year, but we can give no assurance that postal rates will not continue to increase in the future.

     Our catalog production and mailing costs in the fiscal year ended April 30, 1999 on a pro forma basis totaled approximately $3,772,000. While we cannot estimate the magnitude of future paper and postage increases or decreases, such changes may have a material effect on our future earnings.

ORDER FULFILLMENT AND SHIPMENT

     Customer orders from our catalogs are received and processed at our facility in Carson City, Nevada. Data processing and most customer service operations are also conducted at this location. We offer nationwide toll-free telephone numbers for customers to use in placing orders from our catalogs. Calls are received by trained order entry representatives who utilize on-line terminals to enter customer orders into a computerized order processing system. The order entry representatives also may use their terminals to access information about products, pricing and promotions in order to provide better service and answer customer questions. We employ approximately eight people on a permanent basis in the call center and may employ up to 30 people during the peak order season. Mail orders are opened by other employees, compared to payments, and, together with facsimile and internet orders, are entered into the computer system. All credit card charges are pre-authorized prior to shipping the order. Credit authorization is obtained automatically via electronic communications links during order processing.

     After data entry and credit authorization or payment verification, orders are transmitted electronically to our warehouses for fulfillment. Distribution and warehousing activities for our Deerskin and Joan Cook catalogs are conducted in the same facility in Carson City, Nevada where our order entry and data processing operations are located. Orders from our Remarkable Products catalog are batch processed and transmitted daily by an electronic data link to our facility in Monsey, New York. We plan to consolidate our warehousing, receiving and shipping and order fulfillment operations under one roof in the near future. See "Management's Discussion and Analysis" above and "Property" below.

     Orders are filled at packing stations where a packer chooses the merchandise corresponding to the customer order displayed on a computer terminal or a printed packing slip. The packer uses a bar code scanner which scans the information on a picking ticket attached to the piece of merchandise into the computer system. The computer compares the information on the picking tickets to the customer order to ensure that the merchandise being packed to fulfill the order is correct and complete. Once the computer verifies that an order is correct and complete, the merchandise is packed with a bar coded shipping label attached. The package is then delivered by a conveyor to a shipping station where the information on the shipping label is scanned to verify that the order is valid and has not been previously shipped, and to record the method of shipment and create the shipping manifest. While most orders are shipped via the U.S. Postal Service, we also offer express service to customers for an additional fee. Most orders of in-stock merchandise are shipped within one business day after receipt.

PURCHASING

     Deerskin catalog products are obtained principally from numerous foreign suppliers and manufacturers. Many of the items are manufactured for us in accordance with our designs and specifications and are exclusive to the Deerskin catalog. In excess of 90% of the imported merchandise sold through the Deerskin catalog is manufactured in the Peoples Republic of China and India. Other items are purchased from suppliers in Pakistan, Korea, Colombia and Chile. No one manufacturer is material to our operations. Numerous other manufacturers of leather goods in these countries and elsewhere are available. There is only a minimal risk that we would not be able to obtain an alternate source of supply if the manufacturer of any of our Deerskin products were to experience a prolonged work stoppage or economic difficulties. However, because of our use of foreign suppliers, we are subject to the risks of doing business abroad, including changes in United States trade n policies, economic events and changes in the value of the U.S. dollar relative to foreign currencies. Our foreign exchange risk, however, is mitigated by the fact that the price of leather, the principal cost component of our Deerskin products, typically is set in U.S. dollars throughout the world. To date, the recent Asian economic downturn has not materially affected our ability to acquire products in that region.

     Products offered in our Joan Cook catalogs are manufactured by hundreds of manufacturers. Unlike the Deerskin catalog products, less than 10% of the merchandise sold through the Joan Cook catalogs is purchased outside the United States. No one supplier accounted for more than 10% of our purchases for the Joan Cook catalog during the fiscal year ended April 30, 1999. We believe ample alternate sources of supply exist, should any present supplier relationship be disrupted for any reason.

     The main products in our Remarkable Products catalog, the various reusable calendars and our federal law posters, are manufactured specifically for us. Our in-house art department does the layout and graphics for each calendar or poster. We then order the appropriate paper from an independent paper vendor, and the paper and camera ready art work produced by our graphic designers are sent to one of two printing firms that we employ. Once the artwork is printed on the paper, the printed sheets are sent to a laminator which applies a plastic coating and creates the finished product. There are many vendors of the materials and services required to produce our reusable calendars and poster products throughout the country. We believe we could easily replace any of our current vendors and that the loss of any of them would not cause a serious interruption of our business or have a material adverse effect on it. Other products which we sell through the Remarkable Products catalog, such as the markers, erasers and cleaning fluids for the reusable calendars are purchased from a variety of vendors, none of which are individually significant. There are adequate alternative sources of supply for most, if not all, of our Remarkable Products catalog items.

     Our inventory management strategy is designed to maintain inventory levels that provide optimum in-stock positions while maximizing inventory turnover rates and minimizing the amount of unsold merchandise at the end of each season. We manage inventory levels by monitoring sales and fashion and product trends, making purchasing adjustments as necessary, and by promotional sales.

MERCHANDISE LIQUIDATION

     We have operated a close-out store to dispose of excess inventory from our catalog operations in Danvers, Massachusetts. This store, however, will be closed by the end of 1999. See "Property" below. We plan to replace this store with an internet close-out store on our web site.

ADVERTISING SPECIALTY AND PROMOTIONAL PRODUCTS

     Our Creadis Promotions subsidiary conducts an advertising specialty and promotional products business. Creadis provides marketing consulting and promotional campaign recommendations, as well as product proposals and supplies for sales meetings and conventions, sales incentives and awards, business and promotional gifts, and other types of business programs and activities. In addition, it provides design services, including layouts, text, photography and printing for leaflets, mailings, packaging, point of purchase displays and business cards and stationery. Creadis also provides order fulfillment and warehousing services from our warehouse facility in Monsey, New York, for clients who purchase promotional products from it. To date, Creadis Promotions has derived approximately 65% of its business from the pharmaceutical industry.

     Design work for Creadis Promotions is performed primarily by the same in-house graphic artist staff that we employ for our catalog design and production, but we also employ independent graphic designers on a contract basis as required. The promotional products, gifts and supplies furnished by Creadis to customers generally are purchased from importers and distributors of such products to fill specific client orders. The variety of promotional products supplied by Creadis and the relatively small number of items required to fill each order makes it uneconomical for Creadis to carry products in inventory. The types of products and supplies furnished by Creadis to its customers are available from numerous suppliers.

TRADEMARKS, ETC.

     We own federally registered trademarks for "Deerskin" and "Joan Cook." We believe that these trademarks have significant value because of their market recognition as a result of many years of use and the significant quantity of catalogs circulated. We also own other intellectual property rights such as copyrights and service marks on designs of our products, none of which individually is material to our business.

SEASONALITY

     Our business is seasonal. Historically, a substantial portion of the revenues and net income of our catalog businesses have been realized during the period September through February. Revenues and net income have been substantially lower during the period March through August. Although seasonality is a general pattern associated with mail order businesses, our seasonality is considerably greater than the industry norm due to the nature of our Deerskin leather products line which sells principally during the fall and early winter. Further discussion of the effect of seasonality on revenues and income is contained in "Risk Factors" and "Management's Discussion and Analysis."

GOVERNMENT REGULATION

     The direct response business is subject to the Mail and Telephone Order Merchandise Rule and 1996 Telemarketing Sales Rule and related regulations promulgated by the Federal Trade Commission and comparable regulation by state agencies. In addition, U.S. and foreign laws regulate certain users of customer information and the development and sale of mailing lists. We believe we are in compliance with all rules and regulations governing our marketing practices and have implemented programs and systems to assure ongoing compliance. However, new restrictions may arise in this area that could have an adverse effect on our business.

     Due to the increasing popularity and use of the internet and other commercial online services, it is possible that additional laws and regulations may be adopted with respect to electronic commerce. These laws may cover issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. The applicability to the internet and other commercial online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any new legislation or regulation, or the application of existing laws and regulations to the internet, could have the effect of decreasing the growth of electronic commerce or increasing our cost of doing business on the internet.

     At present, we collect state sales tax only on sales of products to residents of New Jersey, New York, Massachusetts and Nevada. Various states have tried to require direct marketers to collect state sales taxes on the sale of products shipped to their residents. In 1992, the United States Supreme Court reaffirmed its 1967 decision in National Bellas Hess v. Department of Revenue, which held that it is unconstitutional for a state to impose sales tax collection obligations on an out-of-state mail order company whose only contacts with the state are the distribution of catalogs and other advertising materials through the mail and subsequent delivery of purchased goods by parcel post and interstate common carriers. It is possible, however, that legislation may be passed to overturn the Court's decision. It currently is uncertain whether internet sales activities will be subject to state sales tax. The imposition of new state sales tax collection obligations would increase our administrative expenses and might decrease our ability to compete effectively on the basis of price.

PROPERTY

     Our business is conducted in the following facilities:

LOCATION                                                            USE
----------------------------------  --------------------------------------------------------------------
Carson City, Nevada                 Order entry, data processing, distribution and warehousing;
                                    administrative offices
Teterboro, New Jersey               Principal executive and administrative offices, merchandising, purchasing and catalog production
Danvers, Massachusetts              Retail close-out store
Monsey, New York                    Administrative offices, distribution and warehousing

     In Carson City, Nevada, we lease an approximately 81,000 square foot building and the adjacent parking lot. Annual rent for this property is $336,000 and we are also responsible for all structural repairs, utilities and any real estate taxes due on the property. The lease expires on April 30, 2000. This facility is primarily used for order entry and data processing for all three of our catalog businesses and distribution and warehousing for the Deerskin and Joan Cook catalog businesses.

     We have assumed a lease to occupy 6,300 square feet of a building located in Teterboro, New Jersey, where we currently maintain our principal executive and administrative offices and our merchandising, purchasing and catalog production departments. Annual rent, excluding utilities, repairs and future increases in taxes is $57,000. This lease expires on March 14, 2004.

     In Danvers, Massachusetts we lease a 24,000 square foot building which has been used as a retail close-out store for our catalog merchandise. Annual rent for this property is $12,600, plus real estate taxes. The lease expires on April 30, 2000, and we do not intend to renew it. We intend to close this store by the end of 1999 and have begun selling its fixtures and liquidating the remaining inventory.

     Administrative offices, distribution and warehouse facilities for the Remarkable Products catalog are located in Monsey, New York, in a 10,000 square foot leased building. A lease covering 5,200 square feet of the space expires March 31, 2000; another lease covering 2,400 square feet of space expires on June 30, 2000; and the lease covering the remaining 2,400 square feet expires on December 30, 2002. The combined annual rent, excluding utilities, repairs and taxes is $62,920.

     In September 1999, we executed two leases covering 10,343 square feet of office space in a building located in Upper Saddle River, New Jersey. We plan to move and consolidate our Teterboro, New Jersey and Monsey, New York facilities in this building, commencing in March 2000. Once our relocation is complete, our corporate headquarters, principal executive and administrative offices, and our merchandising, purchasing and catalog production operations for the Deerskin, Joan Cook and Remarkable Products catalogs, as well as our Creadis Promotions business, will all be located in the same facility. The initial term of the leases is five years, with an option to renew for an additional five years, and commences on February 1, 2000. The annualized rent for the facility $195,054 plus a maximum additional amount of $20,676 per year for electric service. We are also required to pay our proportional share for real estate taxes and various other expenses.

     We are attempting to obtain releases from our obligations under the Teterboro, New Jersey and Monsey, New York leases once we relocate the operations housed in those facilities. However, we may be required to pay the full rent until the expiration of the leases or else make substantial payments to the landlords to terminate the leases earlier. These rental payments, combined with the rents on our new facilities, are expected to have an adverse impact on our earnings during the remainder of this fiscal year and the effect of our increased rental costs may continue into our next fiscal year.

     In addition to consolidating our administrative and merchandising operations in New Jersey, we also plan to move and consolidate our order entry, data processing, warehousing and distribution facilities for the Deerskin, Joan Cook and Remarkable Products catalogs and Creadis Promotions business from Carson City, Nevada and Monsey, New York to a new, single location some time during our next two to three fiscal quarters. No definitive plans have yet been made and we are investigating the feasibility of several locations.

     We consider that, in general, our physical properties are well maintained, in good operating condition, and are suitable and adequate for our present purposes. We believe that our properties are adequately covered by insurance.

LEGAL PROCEEDINGS

     From time to time we may be a party to routine litigation and proceedings in the ordinary course of our business. No litigation or other proceedings are pending or, as far as we know, threatened that would have a material adverse effect on our business, results of operations or financial condition.

EMPLOYEES

     As of November 30, 1999, we employed approximately 40 people on a full-time basis. We also employ up to 47 additional people on a part-time or seasonal basis to meet unusual and seasonal increases in our business. None of our employees are covered by collective bargaining agreements. We consider our employee relations to be satisfactory.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Our Board of Directors are elected at the annual meeting of the shareholders and hold office for one year or until their successors are elected and qualify. The officers serve at the pleasure of the Board of Directors. The following table sets forth certain information with respect to each of our directors and executive officers.

NAME                      AGE   POSITION
-----------------------   ---   -----------------------
Irwin Schneidmill......   46    Director and Chief
                                  Executive Officer

Dennis J. McNany.......   50    Director and Chief
                                  Financial Officer

Debra Solan............   44    Senior Vice President
                                  of Purchasing and
                                  Merchandising, The
                                  Deerskin Companies,
                                  Inc.

Michael A.
DeVarti ........ ......   34    Vice President, Chief
                                  Information Officer,
                                  The Deerskin
                                  Companies, Inc.

Robert W. Trause.......   57    Director and Secretary

Chase A. Caro..........   41    Director

Richard Truzzolino.....   60    Director

John Ferraro...........   65    Director

     Irwin Schneidmill was president and a director of Advanced Medical Sciences from July 29, 1998 until its merger into America's Shopping Mall. Since we were incorporated, Mr. Schneidmill has served as our chief executive officer and as a director. Mr. Schneidmill joined Remarkable Office Products, Inc., a New Jersey corporation and direct-mail catalog retailer which is now owned by America's Shopping Mall, in October 1995. See "Certain Relationships and Related Transactions." Prior to joining Remarkable Office Products, Inc.,
Mr. Schneidmill had been the sole stockholder from July 1993 through October 1994 of Irwin Schneidmill, P.C., a public accounting firm. Mr. Schneidmill also currently serves as president, chief executive officer and a director of Celestial Ventures Corporation, a reporting company.

     Dennis J. McNany was a director of Advanced Medical Sciences from December 1998 until its merger into America's Shopping Mall. Since we were incorporated, Mr. McNany has served as our chief financial officer and as a director. From 1992 until joining us, Mr. McNany served as a financial consultant for an independent venture capitalist and for First Occupational Center of New Jersey, a large non-profit entity serving the disabled and disadvantaged population.

     Debra Solan is the Senior Vice President of Purchasing and Merchandising for our wholly-owned subsidiary, The Deerskin Companies, Inc., and has been working with the Deerskin and Joan Cook catalog businesses since 1977. She is responsible for overseeing the buying and merchandising activities for the catalogs. Furthermore, she manages all aspects of the creative process involved in developing the catalogs. This includes overseeing the artwork, presentation, printing and production of the catalogs. She is also responsible for developing the marketing plan and projecting sales for the Deerskin catalog.

     Michael A. DeVarti is the Vice President and Chief Information Officer for our wholly-owned subsidiary, The Deerskin Companies, Inc. and has been working for the Deerskin and Joan Cook catalog businesses since 1991. He is responsible for evaluating, managing, and implementing technology in support of all facets of the two catalog businesses. He oversees systems designs, programming, telecommunications, networking, data processing, customer service, internet, marketing and fulfillment for America's Shopping Mall.

     Robert W. Trause was secretary and a director of Advanced Medical Sciences since July 29, 1998 until its merger into America's Shopping Mall. Since our incorporation, Mr. Trause has served as our secretary and as a director.
Mr. Trause is a professional insurance broker and has significant experience in property and casualty insurance as well as business life insurance and estate planning. From 1991 through 1997, Mr. Trause was a commercial lines account executive for Professional Insurance Associates, Inc. and since 1997 has been a senior commercial account specialist for that firm. Mr. Trause also serves as a director of Celestial Ventures Corporation, a reporting company.

     Chase A. Caro has been a director of America's Shopping Mall since May 1999. Mr. Caro is an attorney practicing in the areas of corporate law, commercial and securities litigation and arbitration. From September 1994 through December 1997, Mr. Caro was the managing partner of the law firm Caro & Graifman, P.C. From January 1998 through the present time he has been the managing partner of the law firm Caro &

Associates P.C. During the period from August 1998 through February 1999 he also was a partner in Robinson Brog Leinwand Greene Genovese & Gluck, P.C.

     Richard Truzzolino has been a director of America's Shopping Mall since May 1999. For the last 20 years, Mr. Truzzolino has owned and managed a sandwich shop and for the last 10 years has also managed a real estate partnership.

     John Ferraro has been a director of America's Shopping Mall since May 21, 1999. Mr. Ferraro also serves as chief executive officer and chairman of the board of Thermodynetics, Inc. Thermodynetics is engaged in the design, manufacture and sale of enhanced surface metal tubing and related assemblies used primarily for heat transfer applications. Mr. Ferraro is also a director of Pioneer Ventures Management Partners LLC, the general partner of Pioneer Ventures Associates Limited Partnership, and is the designee of Pioneer Ventures Associates Limited Partnership on our Board. See "Security Ownership of Certain Beneficial Owners and Management--Potential Change of Control" below.
Mr. Ferraro also serves as a director of American Interactive Media, Inc. Both Thermodynetics and American Interactive Media are reporting companies.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has appointed a compensation committee consisting of Irwin Schneidmill, John Ferraro and Chase Caro. It also has appointed an audit committee consisting of Irwin Schneidmill, Dennis McNany and Robert Trause. The compensation and audit committees both will serve until the next annual meeting of the Board of Directors.

COMPENSATION OF DIRECTORS

     We currently do not have a compensation or expense reimbursement policy for our directors. Although we have not yet issued any options to purchase shares of our common stock to any directors, we do anticipate that we may do so in the future. Grant of such future options will be at the discretion of our Board of Directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection 1 of Section 78.751 of the Nevada General Corporation Law ("NGCL") empowers us to indemnify any person who was or is a party or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of America's Shopping Mall. We may indemnify this person against all reasonable expenses, incurred by him in connection with such action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. With respect to any criminal action or proceedings, he must have had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests. With respect to any criminal action or proceeding, he must have reasonable cause to believe his action was unlawful.

     Subsection 2 of Section 78.751 empowers us to indemnify any person against any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth above. No indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to us or for amounts paid in settlement to us unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     The NGCL also provides that to the extent that a director, officer, employee or agent of America's Shopping Mall has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.751, or in the defense of any claim, therein, he must be indemnified by us against all reasonable expenses, incurred by him in connection with the defense. Furthermore, any indemnification under subsection 1 and 2, unless ordered by a court or advanced pursuant to subsection 5 of Section 78.751 described below, must be made only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances. The determination must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the act, suit or proceeding, or in specified circumstances, by independent legal counsel in a written opinion.

     Subsection 5 of Section 78.751 states that the articles of incorporation, bylaws or an agreement made by us may provide that the expenses of officers and directors incurred in defending a civil or criminal action, must be paid by America's Shopping Mall as they are incurred and in advance of the final disposition of such action, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court that he is not entitled to be indemnified by the corporation.

     The indemnification provided for by Section 78.751 of the NGCL is not exclusive of any other rights to which the indemnified party may be entitled. The scope of indemnification continues to those who have ceased to hold such positions, and to their heirs, executors and administrators. If a final adjudication establishes that an indemnified party's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action they cannot be indemnified.

     Our bylaws provide for indemnification of officers, directors and others to the fullest extent permitted by Nevada law.

     The Employment Agreement dated as of May 1, 1999, between America's Shopping Mall and Irwin Schneidmill also provides that we shall, to the fullest extent permitted by the laws of the State of Nevada, defend, indemnify and hold Mr. Schneidmill harmless from and against any and all judgments, fines, amounts paid in settlement, reasonable and necessary out of pocket expenses (including reasonable attorneys' fees), liabilities, damages, costs and claims actually incurred by or asserted against him. Such indemnifiable expenses may arise out of, result from or relate to any threatened, pending or completed action, suit or proceeding made by a party by reason of his being or having been a director or officer of America's Shopping Mall. Mr. Schneidmill is also indemnified against any threatened, pending or completed action, suit or proceeding instituted by or in the right of America's Shopping Mall to procure a judgment in its favor and to which Mr. Schneidmill is a party.

     All expenses incurred by Mr. Schneidmill which are indemnifiable by us are to be paid or reimbursed as and when statements therefor are rendered.

     Section 78.752 of the NGCL empowers us to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

     We have agreed in our employment agreement with Irwin Schneidmill to use our best efforts to obtain and maintain in full force and effect during the term of the agreement, directors' and officers' liability insurance policies providing full and adequate protection to Mr. Schneidmill in his various capacities. The Board of Directors, however, has no obligation to purchase such insurance if, in its opinion, coverage is available only on unreasonable terms that would have a materially adverse effect on our financial condition. To date, we have not been able to obtain a directors' and officers' liability insurance policy on terms that we consider reasonable and affordable.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of America's Shopping Mall pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities covered by this prospectus, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                             EXECUTIVE COMPENSATION

CASH AND OTHER COMPENSATION

     The table which follows sets forth certain information concerning compensation paid to, earned by or awarded to Irwin Schneidmill, our chief executive officer, during the fiscal years ended April 30, 1997, 1998 and 1999. During this time, Mr. Schneidmill served as chief executive officer of Advanced Medical Sciences and as president of Remarkable Office Products. All information presented below is shown on a consolidated basis. In June 1999, we acquired Remarkable Office Products and in July 1999, Advanced Medical Sciences merged into America's Shopping Mall.

     No other executive officer's salary and bonus exceeded $100,000 for the fiscal year ended April 30, 1999.

                              ANNUAL COMPENSATION

                                                                                  FISCAL                OTHER ANNUAL
NAME AND PRINCIPAL POSITION                                                       YEAR       SALARY     COMPENSATION
-------------------------------------------------------------------------------   ------    --------    ------------
Irwin Schneidmill .............................................................    1999     $145,000      $ 60,000
  Chief Executive Officer and President                                            1998      102,000            --
                                                                                   1997      100,500            --

     No options or stock appreciation rights have been granted or exercised. At this time, no long-term incentive plans exist, although we do anticipate that we may consider such a plan in the future. Any such plan will be adopted by the compensation committee of the Board of Directors and approved by the Board of Directors as a whole.

EMPLOYMENT CONTRACTS

     Irwin Schneidmill Effective May 1, 1999, Mr. Schneidmill entered into an employment agreement with America's Shopping Mall. Under his employment agreement, Mr. Schneidmill will serve as president and chief executive officer of America's Shopping Mall and each of our direct or indirect subsidiaries. Furthermore, we shall, during the term of the employment agreement, ensure the election and retention of Mr. Schneidmill as a director as well.
Mr. Schneidmill is required to devote substantially his full time and energies during normal business hours to our affairs. Although Mr. Schneidmill may have outside business interests from which he profits separately, these interests may not interfere with the performance of his duties or conflict with our interests. The employment agreement expires April 30, 2004. During the term of the employment agreement, Mr. Schneidmill is to receive a base salary at the annual rate of $250,000 plus any additional incentive compensation which shall be paid at the discretion of the Board of Directors. Mr. Schneidmill may also participate in any health, disability, profit sharing or insurance plan we adopt as well as any stock option plan or similar arrangement for the benefit of senior executive officers. We will also provide exclusive use of an automobile to Mr. Schneidmill, the cost of the lease or purchase financing of which shall not exceed $1,000 per month. The employment agreement also contains covenants by Mr. Schneidmill not to compete with our business. A state court may determine not to enforce, or partially enforce this covenant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information concerning those persons (including any "group") who are known by us to be the beneficial owners of more than five percent of any class of our voting securities. It also shows the voting securities owned by our directors and executive officers individually, and by all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting power and investment power over the shares indicated.

     All information is as of November 29, 1999. As of such date, 2,320,948 shares of common stock were issued and outstanding.

                                                                                                 AMOUNT AND
                                                                                                 NATURE OF
                                                                                                 BENEFICIAL    PERCENT
                    NAME AND ADDRESS OF BENEFICIAL OWNER                       TITLE OF CLASS    OWNERSHIP     OF CLASS
----------------------------------------------------------------------------   --------------    ----------    --------
Pioneer Ventures Associates Limited Partnership ............................   Preferred            10,000       100.0%
651 Day Hill Road, P.O. Box 40                                                  Stock
Windsor, CT 06095

Pioneer Ventures Associates Limited Partnership ............................   Common Stock      3,598,697(1)     79.6%
651 Day Hill Road, P.O. Box 40
Windsor, CT 06095

Deerskin Trading Post, Inc. ................................................   Common Stock        618,181(2)     21.0%
2500 Arrowhead Drive
Carson City, NV 89706

Kathleen N. Patten(3) ......................................................   Common Stock        825,981(4)     35.6%
5 Saddle Hill Road
Far Hills, NJ 07931

John L. Patten(3) ..........................................................   Common Stock        158,289(5)      6.8%
5 Saddle Hill Road
Far Hills, NJ 07931

Irwin Schneidmill ..........................................................   Common Stock        510,000(6)     22.0%
10 Henry Street
Teterboro, NJ 07608

Gordon & Co. ...............................................................   Common Stock        170,000         7.3%
One Gateway Center, Suite 516 West
Newton, MA 02154

Cachro International Holdings Ltd.  ........................................   Common Stock        128,333         5.5%
ATTN: Dianne B. Maynard
Bay & Deveaux Street, 2nd Floor, P.O. Box N-1000
Nassau NP, Bahamas

Dennis McNany ..............................................................   Common Stock         10,000(7)      0.4%
10 Henry Street
Teterboro, NJ 07608

Robert Trause ..............................................................   Common Stock         10,000(7)      0.4%
429 Hackensack Street
Carlstadt, NJ 07072

Richard Truzzolino .........................................................   Common Stock             27          <1%
84 Tanglewood Road
East Hanover, NJ 07936

Chase Caro .................................................................   --                       --          --
300 Mamaroneck Avenue
White Plains, NY 10605

John Ferraro ...............................................................   --                       --(8)       --(8)
651 Day Hill Road, P.O. Box 40
Windsor, CT 06095

Debra Solan ................................................................   Common Stock            667          <1%
10 Henry Street
Teterboro, NJ 07608

All directors and executive officers as a group ............................   Common Stock        530,694        22.9%

                                                      (Footnotes on next page)

(Footnotes from previous page)
------------------
(1) Includes 1,200,000 shares of common stock issuable upon conversion of 10,000 shares of Series A Senior Convertible Preferred Stock held by Pioneer Ventures Associates Limited Partnership and 1,000,000 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Pioneer. The shares beneficially owned by Pioneer also include a total of 1,398,697 shares of common stock held by Kathleen N. Patten, Mary C. Patten, Sara E. Patten, Anne L. Patten, Irwin Schneidmill, Dennis McNany, Robert Trause, and certain other shareholders of America's Shopping Mall, with respect to which Pioneer has shared voting power under a voting and shareholders agreement. See "Potential Change in Control" below.

(2) Consists of 618,181 shares of common stock which are issuable upon conversion of a $3,400,000 convertible debenture due June 1, 2004.

(3) John L. Patten and Kathleen N. Patten are husband and wife, and may be deemed to be a "group" for purposes of section 13(d) of the Securities Exchange Act of 1934.

(4) Includes 714,834 shares held by Mrs. Patten in her own name, with respect to which she has sole investment power and shared voting power (see note 1 above), 64,147 shares held by Mrs. Patten as custodian for her daughter Mary
    C. Patten and 24,000 shares held by Mrs. Patten as custodian for her daughter Sara E. Patten, as to which she has sole investment power and shared voting power, and 23,000 shares held by her daughter Anne L. Patten, with respect to which Mrs. Patten may be deemed to have shared investment power and shared voting power.

(5) Includes 108,466 shares held by Mr. Patten in his own name with sole investment and voting power. Mr. Patten may be deemed the beneficial owner of 29,809 shares held by Benchmark Capital LLC, 20,000 shares held by Patform Development Corp. and 14 shares held by Adwell Inc. since he is president of each of these companies, over which he may be deemed to have sole investment and voting power.

(6) Includes 507,750 shares held by Mr. Schneidmill with sole investment power and shared voting power (see note 1 above). Mr. Schneidmill may be deemed the beneficial owner of 2,250 shares held by his wife Amy Schneidmill.

(7) Held with sole investment power and shared voting power (see note 1 above).

(8) Mr. Ferraro does not hold any shares of stock in his own name. However, Mr. Ferraro is a director of the general partner of Pioneer and its designee to the Board of Directors of America's Shopping Mall pursuant to the terms of the voting and shareholders agreement. See "Potential Change in Control" below. Accordingly, Mr. Ferraro may be deemed the beneficial owner of Pioneer's 10,000 shares of Series A Senior Convertible Preferred Stock, the 1,200,000 shares of common stock issuable upon conversion of the preferred stock and the 1,000,000 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Pioneer, with respect to which he may be deemed to have shared investment and voting power.

POTENTIAL CHANGE IN CONTROL

     Pioneer Ventures Associates Limited Partnership and certain principal shareholders of America's Shopping Mall are parties to a Voting and Shareholders Agreement, dated as of May 21, 1999. The agreement provides that so long as
(a) Pioneer owns any of our Series A Convertible Preferred Stock, or (b) common stock obtained through the conversion of this preferred stock, or (c) any amounts remain outstanding under a $2,000,000 subordinated debenture due May 1, 2003, then each party to the voting agreement shall vote all of their shares of common stock to elect one person designated by Pioneer as a director at any meeting of our shareholders at which such designee shall be nominated.

     The voting agreement provides that if a default under, or breach of the voting agreement occurs which Pioneer believes adversely affects it or its rights under the voting agreement or the agreement relating to its investment in America's Shopping Mall, the parties to the voting agreement will call a special meeting of the shareholders and will vote their shares to elect a new Board of Directors of which persons nominated by Pioneer shall constitute a majority of the members. Pioneer designated directors will remain a majority of our Board for so long as Pioneer, its partners or affiliates own the preferred stock or the common stock obtained through the conversion of the preferred stock or there remains any amount outstanding under their subordinated debenture.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 9, 1999, Advanced Medical Sciences sold the following people shares of its common stock. These shares were later converted into shares of America's Shopping Mall common stock as a result of the merger of Advanced Medical Sciences into America's Shopping Mall:

     o 14,500,000 shares were sold to John L. Patten for $290,000 previously paid in cash. Mr. Patten has since gifted these shares to various members of his immediate family. These shares were converted into 483,334 shares of our common stock. See "Security Ownership of Certain Beneficial Owners and Management" above.

     o 3,750,000 shares were sold to John L. Patten for $75,000 in cash.
       Mr. Patten has since gifted these shares to various members of his immediate family. These shares were converted into 125,000 shares of our common stock.

     o 3,000,000 shares were sold to Irwin Schneidmill in consideration for $30,000 of unpaid consulting fees due to him. These shares were later converted into 100,000 shares of our common stock. See "Security Ownership of Certain Beneficial Owners and Management" above.

     On May 11, 1999, Advanced Medical Sciences sold 10,000,000 shares of its common stock to Kathleen N. Patten for $200,000 in cash. These shares were converted into 333,334 shares of our common stock as a result of the merger.

     On May 20, 1999, America's Shopping Mall, through our wholly-owned subsidiary, The Remarkable Group, Inc., purchased all of the outstanding stock of Creadis Promotions Inc. The stock was purchased from Irwin Schneidmill and from Kathleen N. Patten. Mr. Schneidmill and Mrs. Patten, together, were paid cash totaling $400,000, and each received 350,000 shares of our common stock for their interests in Creadis.

     In December 1998, Creadis purchased all of the operating assets of Heyden Corporation. The purchase price consisted of $75,000 in cash, an 8% secured promissory note in the amount of $245,557 due in full on February 8, 1999, and an 8% unsecured promissory note in the amount of $42,298 to be paid in sixty equal monthly installments. Creadis simultaneously entered into a five-year consulting agreement with McKenzie Consulting, Inc. requiring Creadis to pay McKenzie Consulting an aggregate of $367,200 in sixty equal monthly payments. The obligations under the two promissory notes and the consulting agreement were secured by guarantees executed by Mr. Schneidmill and John L. Patten.

     In connection with the Deerskin and Joan Cook asset purchase, in May 1999, James T. Patten, the brother of John L. Patten, received a $100,000 unsecured 8% convertible debenture due June 1, 2004 from America's Shopping Mall. The debenture is currently convertible into 18,181 shares of our common stock.

     On June 3, 1999, America's Shopping Mall, through its wholly-owned subsidiary, The Remarkable Group, Inc., purchased all of the outstanding stock of Dynamic Products Corp. We issued a total of 240,000 shares of our common stock to Dynamic's shareholders for their interests. Dynamic's stock was held by certain parties related to America's Shopping Mall. The following related parties received shares of our common stock in exchange for their interests in
Dynamic:

     o Irwin Schneidmill received 57,500 shares;

     o Amy Schneidmill, the wife of Irwin Schneidmill, received 2,250 shares;

     o Kathleen N. Patten received 31,500 shares; and

     o Sara Patten, Mary Patten, and Ann Patten, Kathleen Patten's daughters, each received 15,000 shares.

                          DESCRIPTION OF CAPITAL STOCK

     America's Shopping Mall, Inc.'s amended articles of incorporation authorize us to issue 20,000,000 shares of common stock, par value $0.001 per share, and 20,000 shares of preferred stock, par value $0.001 per share.

     As of December 9, 1999, we had 2,320,948 shares of common stock and 10,000 shares of Series A Senior Convertible Preferred Stock issued and outstanding. Another 2,836,362 shares of common stock are reserved for issuance upon the exercise of warrants or upon conversion of certain convertible securities.

COMMON STOCK

     Each holder of our common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote of the outstanding shares present in person or by proxy at a stockholders' meeting is required for most actions to be taken by stockholders. Our directors are elected by a plurality of the votes cast. The holders of the common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the voting power of the shares voting for the election of directors can elect all of the directors if they choose to do so. The common stock bears no preemptive rights, and is not subject to redemption, sinking fund or conversion provisions.

     Holders of common stock are entitled to receive dividends if, as and when declared by our Board of Directors out of funds legally available for dividends, subject to the dividend and liquidation rights of our outstanding preferred stock and any other series of preferred stock that we may issue in the future and subject to any dividend restriction contained in any credit facility which we may enter into in the future. Any dividends declared with respect to shares of common stock will be paid pro rata in accordance with the number of shares of common stock held by each stockholder. America's Shopping Mall does not, however, anticipate paying any cash dividends in the foreseeable future.

     In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share equally and ratably in the assets, if any, remaining after the payment of all of our debts and liabilities and payment of the liquidation preference of the holders of the Preferred Stock. The outstanding shares of common stock are, and the shares of common stock offered by the selling shareholders hereby will be, fully paid and nonassessable.

     See "Security Ownership of Certain Beneficial Owners and
Management--Potential Change in Control" on page 23 for additional information.

SERIES A SENIOR CONVERTIBLE PREFERRED STOCK

     The Board of Directors has designated 20,000 shares of preferred stock as Series A Senior Convertible Preferred Stock of which 10,000 shares are currently issued and outstanding.

     Each share of preferred stock is convertible at the option of Pioneer Ventures Associates Limited Partnership, the holder of the preferred stock, at any time into a number of shares of America's Shopping Mall common stock equal to the "Stated Value" (currently $420.00 per share and subject to adjustment) of the shares of preferred stock to be converted (plus accumulated dividends, if so elected by the holder) divided by $3.50. Currently, the 10,000 shares of preferred stock issued and outstanding may be converted into 1,200,000 shares of common stock. The conversion price may be reset to a lower value in the future should the average closing bid price of our common stock as reported on the OTC Bulletin Board be below $3.50. The conversion price and the number of shares of common stock issuable upon conversion of the preferred stock is also subject to further adjustment in certain circumstances in order to protect against dilution.

     Pioneer is entitled an 8% cumulative annual cash dividend payable quarterly ($8.40 per share per quarter) in arrears on each March 31, June 30, September 30, and December 31 out of funds legally available for the payment of dividends under Nevada law. We may, upon approval by a majority of our entire Board of Directors, elect to pay dividends on the preferred stock, by issuing additional shares of preferred stock with identical terms and provisions to the existing preferred stock. If we elect to pay any dividend by issuing additional preferred stock in lieu of a cash dividend, the amount of the dividend will be at the rate of 13% per annum, or $13.65 per share per quarter. The failure to pay any dividend when due is an event of default under the Certificate of Designation of the preferred stock and results in additional dividend payments at the default rate. Furthermore, any event default under the Certificate of Designation will trigger the change of control provisions pursuant of the Voting and Shareholders Agreement, described above under "Security Ownership of Certain Beneficial Owners and Management-Potential
Change of Control" on page      .

     Upon our liquidation, dissolution or winding-up, Pioneer is entitled to a liquidation preference of $1,000 per share and an amount equal to any accrued and unpaid dividends to the payment date. Pioneer is entitled to receive these amounts before any payment or distribution is made to the holders of our common stock or any other equity securities of America's Shopping Mall.

     Pioneer is also entitled

     o to purchase or subscribe for any capital stock, equity or debt securities or any options, warrants, rights to purchase any such securities or rights of America's Shopping Mall proposed to be issued by us; and

     o provide any debt financing proposed to be obtained by America's Shopping Mall.

     This right of first refusal is subject to certain conditions and exceptions.

     The preferred stock has full voting rights and votes together with the common stock as a single class. Each share of preferred stock entitles the holder to cast the number of votes to which he would be entitled if the preferred stock had been converted into shares of common stock on the appropriate record date.

     So long as an aggregate of at least 5% of the outstanding preferred stock (including in the denominator any preferred stock which has been converted into common stock) is held by Pioneer, America's Shopping Mall may not, without the affirmative vote or consent of the holders of a majority of all outstanding shares of the preferred stock voting separately as a class, do any of the following:

     o Amend, alter or repeal any provision of its Articles of Incorporation or By-Laws so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the preferred stock.

     o Authorize or issue any additional equity securities of any subsidiaries (with certain exceptions).

     o Approve any merger, consolidation, compulsory share exchange or sale of assets which we are a party.

     o Repurchase or redeem any equity securities or pay dividends or other distributions on any equity securities.

     o Liquidate, dissolve, recapitalize or reorganize.

     o Incur any indebtedness for borrowed money or guarantee indebtedness of other persons, directly or indirectly, except indebtedness of any wholly-owned subsidiaries.

     o Effect any fundamental changes in the nature of our business, including acquiring or investing in another business entity.

     o Approve the sale or transfer of any material intangible or intellectual property, other than the issuance of licenses.

     We have the right to redeem any or all of the preferred stock on any quarterly dividend payment date provided written notice is first given. The redemption price for each share of preferred stock to be redeemed shall be paid by in cash in an amount equal to the stated value of such share ($420.00), plus an amount sufficient such that the holder thereof receives an annual rate of return equal to 25%, for the period from the original issue to the redemption date, on a compounded basis.

WARRANTS

     As of June 30, 1999, Pioneer held warrants to purchase 1,000,000 shares of our common stock.

     Exercise Price and Term. Each of the warrants entitles the holder thereof to purchase at any time until May 21, 2004, one share of common stock at an exercise price of $4.50 per share, subject to adjustment. The holder of warrant may exercise it by surrendering the warrant certificate to us, together with a notice of exercise. The notice of exercise must be accompanied by payment in full of the exercise price.

     Adjustments. The exercise price and number of shares of common stock purchasable upon the exercise are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassification of the common stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of the common stock, consolidation or merger of America's Shopping Mall with another corporation (other than a consolidation or merger in which we are the surviving corporation) or sale of all or substantially all of our assets. These adjustment provisions are intended to enable the warrant holder to acquire the kind and number of shares of stock or other property receivable in a consolidation by the holder of the like number of shares of common stock, that might otherwise have been purchased upon the exercise. The warrants do not confer upon the holder any voting, dividend or other rights as shareholders of America's Shopping Mall.

TRANSFER AGENT

     The Transfer Agent for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION

     We are registering the shares of our common stock described in this prospectus for the shareholders named below under the caption "Selling Shareholders." We are registering the common stock in order to provide our shareholders with freely tradable shares, but we do not know whether any of them have specific plans to sell their shares. Our shareholders may, without limitation and from time to time, sell all or a portion of their shares of common stock covered by this prospectus on any stock exchange (should we eventually become listed on an exchange), over-the-counter market or trading facility on which the common stock is traded, at market prices prevailing at the time of sale, at fixed prices or at negotiated prices. The common stock may, without limitation, be sold by selling shareholders by one or more of the following methods:

     o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o Block trades in which the broker-dealer engaged by the selling shareholder will attempt to sell the common stock as agent for the selling shareholder but may position and resell a portion of the block as principal to facilitate the transaction;

     o Purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

     o Privately negotiated transactions;

     o In accordance with Rule 144 promulgated under the Securities Act of 1933, as amended, rather than pursuant to this prospectus;

     o A combination of any such methods of sale; or

     o Any other method permitted pursuant to applicable law.

     Such transactions may or may not involve brokers or dealers. To our knowledge, the shareholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling shareholders.

     Selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

     In effecting sales, brokers-dealers engaged by selling shareholders may arrange for other broker-dealers to participate in such sales. Broker-dealers may agree with selling shareholders to sell a specified number of shares at a stipulated price, and, to the extent such broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold common stock at the price required to fulfill the broker-dealer commitment to the selling shareholders.

     The selling shareholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with such selling shareholder, including in connection with distributions of the common stock by such broker-dealers. The selling shareholders may enter into option or other transactions with broker-dealers that involve the delivery of their shares to the broker-dealers, who may then resell or otherwise transfer such shares. The selling shareholders may also loan or pledge their shares to a broker-dealer and the broker-dealer may sell the shares so loaned or, upon a default, may sell or otherwise transfer the pledged shares.

     Selling shareholders and any broker-dealers or agents that participate with the selling shareholders in sales of shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

     Because certain selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, these selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed such selling shareholders that the anti-manipulative rules under the Securities Exchange Act, including Regulation M, may apply to their sales in the market.

     Upon our being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of such selling shareholder's shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will, if required, file a supplement or an amendment to this prospectus disclosing the name of each such selling shareholder and of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold, the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, and the other facts material to the transaction. In addition, upon our being notified by a selling shareholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

     Sales of a substantial number of shares of the common stock in the public market by shareholders or even the potential of such sales could adversely affect the market price for our common stock, which could have a direct impact on the value of the shares being offered by the selling shareholder.

     America's Shopping Mall will pay all fees and expenses incident to the registration of our common stock pursuant to this prospectus, other than underwriting discounts, selling commissions and brokerage fees, if any, which will be borne by the selling shareholders.

                              SELLING SHAREHOLDERS

     The following table sets forth the name, number of shares of common stock and the number of shares underlying the convertible securities owned by each shareholder. As indicated below, certain shareholders may hold a position, office or other material relationship with us. Since the shareholders may sell all, a portion or none of their shares, no estimate can be made of the aggregate number of shares that may actually be sold by our shareholders.

     The shares offered by this prospectus may be offered from time to time by the shareholders named below (based on the number of shares of common stock, and shares issuable upon conversion of the convertible securities held on November 29, 1999).

                                                                       COMMON STOCK
                                                                       UNDERLYING
                                                                       WARRANTS OR
                                                                       CONVERTIBLE                     TOTAL SHARES
NAME                                                                   SECURITIES      COMMON STOCK    TO BE SOLD
--------------------------------------------------------------------   ------------    ------------    ------------
Pioneer Ventures Associates Limited Partnership.....................     2,200,000                       2,200,000
Irwin Schneidmill...................................................                       507,750         507,750
Kathleen Patten.....................................................                       714,834         714,834
Sterling/Carl Marks Capital, Inc....................................                        46,346          46,346
CMCO, Inc...........................................................                        18,827          18,827
Robert Davidoff.....................................................                        18,827          18,827
Sara Patten.........................................................                        15,000          15,000
Mary Patten.........................................................                        64,133          64,133
Anne Patten.........................................................                        23,000          23,000
Philip Failla.......................................................                        12,000          12,000
Brian Ugles.........................................................                         3,000           3,000
Cathy Santo.........................................................                         3,000           3,000
Amy Schneidmill.....................................................                         2,250           2,250
Janice Ewenstein....................................................                         1,500           1,500
Deerskin Trading Post, Inc..........................................       618,181                         618,181
James T. Patten.....................................................        18,181                          18,181

                                                                       COMMON STOCK
                                                                       UNDERLYING
                                                                       WARRANTS OR
                                                                       CONVERTIBLE                     TOTAL SHARES
NAME                                                                   SECURITIES      COMMON STOCK    TO BE SOLD
--------------------------------------------------------------------   -----------     -----------     -----------
ABJM................................................................                         1,167           1,167
Adwell Inc..........................................................                            14              14
Dorothy Bechtel.....................................................                           667             667
Matthew Bechtel.....................................................                           167             167
Stacey Bechtel......................................................                           167             167
Sila Bhattachaya....................................................                           300             300
Bohemond Corporation................................................                         1,667           1,667
Cherry Hill Inc.....................................................                         6,500           6,500
Marvin Edoff........................................................                           500             500
Elvena Inc..........................................................                        14,792          14,792
Walter Essman.......................................................                           667             667
Joseph R. Ford, custodian for Amanda Ford (UGMA NJ).................                           334             334
Joseph R. Ford, custodian for Kelly Ford (UGMA NJ)..................                           334             334
Edson P. Foster, Jr.................................................                             2               2
Samuel Fox..........................................................                         2,500           2,500
Greene Family Partnership...........................................                           667             667
Thomas Hardy........................................................                         1,667           1,667
Elizabeth F. Haselkorn..............................................                           834             834
David Haselkorn.....................................................                           534             534
William J. Jaxtheimer...............................................                           500             500
Beverly M. Lopinto..................................................                         2,700           2,700
Carl G. Love........................................................                           334             334
Krystyna Sternal-McGrath............................................                            34              34
Dennis McNany.......................................................                        10,000          10,000
Barbara P. Melera...................................................                           834             834
Meridian Capital & Investment Corp..................................                         4,167           4,167
Jules T. Mitchell...................................................                         1,600           1,600
Alfonse Nesta & Celina Nesta JT/TEN.................................                             2               2
789974 Ontario Limited..............................................                         1,914           1,914
OPCO, nominee for Olson Payne & Company.............................                           834             834
Mae Parker..........................................................                        40,000          40,000
Michele M. Rozinski Parker..........................................                             3               3
Carmen S. Patten, Sr................................................                        40,000          40,000
James J. Patten.....................................................                        90,000          90,000
Kathleen N. Patten, custodian for Mary C. Patten (UGMA NJ)..........                            14              14
Kathleen N. Patten, custodian for Sara E. Patten (UGM NJ)...........                         9,000           9,000
Abraham Pennock.....................................................                           500             500
Robert Portman......................................................                        11,667          11,667
Bhupat Rawal........................................................                           240             240
Robsal Inc..........................................................                         3,334           3,334
Gail Rock...........................................................                         1,600           1,600
Richard Rodman, custodian for Alison Rodman (UGMA NJ)...............                            47              47
Abraham J. Salaman..................................................                           834             834
Mark Salaman........................................................                           167             167
Michael Salaman.....................................................                           167             167
Steven Salaman......................................................                           167             167
Selig Consultants Inc...............................................                        35,000          35,000
Brijendra S. Srivastava & Madhu Srivastava JT/TEN...................                            34              34
Laxmi S. Srivastava & Prem L. Srivastava JT/TEN.....................                           150             150
Antonina Sternal....................................................                           834             834

                                                                       COMMON STOCK
                                                                       UNDERLYING
                                                                       WARRANTS OR
                                                                       CONVERTIBLE                     TOTAL SHARES
NAME                                                                   SECURITIES      COMMON STOCK    TO BE SOLD
--------------------------------------------------------------------   -----------     -----------     -----------
Russell B. Stevenson, Jr............................................                           834             834
Russell B. Stevenson................................................                           834             834
Robert Trause.......................................................                        10,000          10,000
Richard Truzzolino..................................................                            27              27
Philip J. Watrous...................................................                        30,000          30,000
Hamet A. Watt.......................................................                           800             800
Owen Weislow........................................................                           300             300
Florence M. Woelfling...............................................                           167             167
Cede & Co...........................................................                         4,763           4,763
Davis Aronoff & Millie Aronoff & Judith Trupin JT/TEN...............                             2               2
N. George Avram.....................................................                             2               2
Thomas J. Boorman...................................................                             1               1
Ray Camire..........................................................                             2               2
Ludmila Chmeliwksij.................................................                             2               2
Jill Choder.........................................................                             2               2
John Desimone, custodian for Johnathan Desimone (UGMA CT)...........                             4               4
Ernest A. Evans & Ralph Brooks JT/TEN...............................                             1               1
Diane Fackenberg....................................................                             1               1
Anna Feldi..........................................................                             2               2
Sherman Haugh, custodian for Brandon Haugh (UGMA CT)................                             1               1
Atty. George V. Lawler..............................................                             2               2
Pauli R. Lehto......................................................                             1               1
Paul A. Mayotte & Barbara J. Mayotte JT/TEN.........................                             1               1
Robert G. Miner.....................................................                             1               1
Brian D. Pane.......................................................                             1               1
Paul L. Forchheimer & Co............................................                             8               8
Ralph Quitadamo.....................................................                             1               1
Arthur Salaman......................................................                            14              14
Tim Schoechle & Mary Schoechle JT/TEN...............................                             6               6
Mark Silberstein....................................................                             2               2
Bruce Sundack.......................................................                             2               2
Richard G. Trott....................................................                             1               1
Patrick A. Zecco....................................................                             4               4
Michael V. Zona.....................................................                             1               1
Gordon & Co.........................................................                       170,000         170,000
Cachro Intl. Holdings Ltd...........................................                       128,333         128,333
John L. Patten......................................................                       108,466         108,466
John J. Cunningham..................................................                        41,766          41,766
Benchmark Capital LLC...............................................                        29,809          29,809
Patform Development Corp............................................                        20,000          20,000
Nanci Urban.........................................................                        18,726          18,726
Robert S. Portman...................................................                        10,000          10,000
John J. Cunningham and Karen J. Cunningham JT/TEN...................                         6,450           6,450
Helen E. Patten.....................................................                         4,966           4,966
Greater Metropolitan Investment Services Inc........................                         4,000           4,000
Ace International Corp..............................................                         2,066           2,066
Wolcot Capital Inc. M/P/P/P Delaware Charter Trustee................                           834             834
Wolcot Capital Inc..................................................                           800             800
Debra L. Solan......................................................                           667             667
USCC Trading Domestic Pink Sheets...................................                           567             567

                                                                       COMMON STOCK
                                                                       UNDERLYING
                                                                       WARRANTS OR
                                                                       CONVERTIBLE                     TOTAL SHARES
NAME                                                                   SECURITIES      COMMON STOCK    TO BE SOLD
--------------------------------------------------------------------   -----------     -----------     -----------
Richard Greene......................................................                           500             500
John J. Cunningham & Karen J. Cunningham JT/TEN.....................                           500             500
Ann Greene..........................................................                           500             500
William P. Bennett..................................................                           462             462
Steven Tobias.......................................................                           334             334
Pershing Limited....................................................                           334             334
Charles A. Sisto....................................................                           333             333
Carl Donald Fraley IRRA FBO Carl Donald Fraley......................                           333             333
Henry Macuga & May Dudek JT/TEN.....................................                           333             333
Sander Jacobs.......................................................                           234             234
Robert Lobel & Dorothy Lobel JT/TEN.................................                           167             167
Pedro P. Cancel Jr..................................................                           166             166
Dharm V. Singh & Sita Singh JT/TEN..................................                           116             116
Muhammed S. Barwari.................................................                            91              91
Sandy Butler........................................................                            79              79
Fritz Surman........................................................                            74              74
Sunita Garg & Prem Garg JT/TEN......................................                            66              66
Jose A. Rosa........................................................                            46              46
Ms. Kimberly M. Calderaro & Mr. Michael Borozan JT/TEN..............                            40              40
Leon Lewenstein.....................................................                            34              34
Delecia Ann Holt, custodian for Isabel Dorien Eva
  Holt-Moreno (UCUTMA, until Age 21)................................                            34              34
Knights Securities, L.P.............................................                            34              34
Diane Alburtus......................................................                            34              34
Matthew J. Henry, custodian for MaryGrace Henry (UGMA NJ)...........                            33              33
Metthew J. Henry, custodian for John F. Henry (UGMA NJ).............                            33              33
Suzanne Jungdahl....................................................                            33              33
Kingswood Inc. NV...................................................                            30              30
Philip R. Cypher and Charlotte L. Cypher JT/TEN.....................                            21              21
Barbara Poaline.....................................................                            20              20
Robert E. Bloch.....................................................                            17              17
Stephan Baroni......................................................                            16              16
George C. Hill......................................................                            10              10
Robert F. Schweizer.................................................                            10              10
Mr. Harold M. Cornell & Arlene Cornell JT/TEN.......................                             7               7
John Schweizer......................................................                             6               6
Walter P. Sterling..................................................                             1               1
James H. Eacott, Jr.................................................                             1               1
Shirley T. Johnson..................................................                             1               1
Olgierd W. Zacharski................................................                             1               1
                                                                        ----------      ----------      ----------
Total:..............................................................     2,836,362       2,320,948       5,157,310

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for America's Shopping Mall by Emmet, Marvin & Martin, LLP, New York, New York.

                                   EXPERTS

     The financial statements of America's Shopping Mall included in this prospectus have been audited by Arthur Yorkes & Company, independent public accountants, and Smallberg Sorkin & Company, LLP, independent public accountants, as set forth in their reports, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                  WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed, with the Securities and Exchange Commission, Washington, DC, a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement, the exhibits and schedules. For further information, about our common stock and us, please refer to the registration statement, exhibits and schedules. Statements made in this prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

     The registration statement, exhibits and schedules may be inspected without charge and copied at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, and at the SEC's regional offices located at Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained at prescribed rates from such offices upon the payment of the fees proscribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC maintains a web site that contains registration statements, reports, proxy and other information regarding registrants that file electronically with the SEC. The address for the internet site is http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                              ----
PRO FORMA:
AMERICA'S SHOPPING MALL, INC. AND SUBSIDIARIES
Pro forma Unaudited Condensed Financial Statements.........................................................    F-2
Pro forma Unaudited Condensed Balance Sheet................................................................    F-3
Pro forma Unaudited Condensed Statement of Operations......................................................    F-4
Notes to Pro forma Unaudited Condensed Financial Statements................................................    F-5

HISTORICAL:
AMERICA'S SHOPPING MALL, INC.
Independent Auditors' Report...............................................................................    F-6
Balance Sheet..............................................................................................    F-7
Statement of Operations and Comprehensive Loss.............................................................    F-8
Statements of Shareholders' Equity.........................................................................    F-9
Statements of Cash Flows...................................................................................   F-10
Notes to Financial Statements..............................................................................   F-11

DEERSKIN AND JOAN COOK CATALOG BUSINESSES
Independent Auditors' Report...............................................................................   F-17
Statement of Assets Acquired Subject to Certain Liabilities................................................   F-18
Statements of Revenues and Direct Operating Expenses of Business Acquired..................................   F-19
Statement of Cash Flows....................................................................................   F-20
Notes to Financial Statements..............................................................................   F-21

DYNAMIC PRODUCTS CORP. AND SUBSIDIARY
Independent Auditors' Report...............................................................................   F-23
Consolidated Balance Sheet.................................................................................   F-24
Consolidated Statement of Operations and Accumulated Deficit...............................................   F-25
Consolidated Statement of Cash Flows.......................................................................   F-26
Notes to Financial Statements..............................................................................   F-27
Independent Auditors' Report...............................................................................   F-30
Consolidated Balance Sheet.................................................................................   F-31
Consolidated Statement of Operations and Accumulated Deficit...............................................   F-32
Consolidated Statement of Cash Flows.......................................................................   F-33
Notes to Consolidated Financial Statements.................................................................   F-34

CREADIS PROMOTIONS, INC.
Independent Auditors' Report...............................................................................   F-37
Balance Sheet..............................................................................................   F-38
Statement of Operations....................................................................................   F-39
Statement of Cash Flows....................................................................................   F-40
Notes to Financial Statements..............................................................................   F-41

HEYDEN INCORPORATED
Independent Auditors' Report...............................................................................   F-43
Statement of Assets Acquired...............................................................................   F-44
Statement of Revenues and Direct Operating Expenses of Business Acquired...................................   F-45
Statement of Cash Flows....................................................................................   F-46
Notes to Financial Statements..............................................................................   F-47

                 AMERICA'S SHOPPING MALL, INC. AND SUBSIDIARIES
               PRO FORMA UNAUDITED CONDENSED FINANCIAL STATEMENTS

     The following entities which are included in these pro forma unaudited financial statements are defined below:

America's Shopping Mall, Inc.                        --    the "Company"
Advanced Medical Sciences, Inc.                      --    "Sciences"
Deerskin and Joan Cook Catalog Businesses            --    "Deerskin"
Dynamic Products Corp. and Subsidiary                --    "Dynamic"
Creadis Promotions, Inc.                             --    "Creadis"
Heyden Incorporated                                  --    "Heyden"
The Remarkable Group, Inc.                           --    "Remarkable"

     The unaudited pro forma statement of operations of Creadis reflects the operations of the predecessor company, Heyden, for the period May 1, 1998 through December 9, 1998 combined with the operation of Creadis from the date of acquisition, December 10, 1998, through April 30, 1999.

     With the exception of Dynamic, the pro forma unaudited financial statements are as of April 30, 1999, and for the year then ended. The pro forma unaudited financial statements of Dynamic are as of June 30, 1999, and for the year then ended.

     The following unaudited pro forma condensed balance sheet at April 30, 1999 and the unaudited pro forma condensed statement of operations for the year ended April 30, 1999 of the Company and its wholly-owned subsidiaries, all of which were acquired at various dates after April 30, 1999 reflect the following transactions:

     (A) The purchase by an investment group on May 21, 1999 of 10,000 shares of convertible preferred stock of the Company for $4,200,000.

     (B) The merger, in July 1999, of Sciences into the Company and the conversion of each common share of Sciences into 1/30th of a common share of the Company.

     (C) The purchase by Sciences in April 1999, of certain assets of Initio, Inc., which are being operated by Deerskin for $3,500,000 above book value. The consideration of approximately $5,975,000 consisted of the Company issuing $3,500,000, 8% convertible debentures due June 1, 2004, cash in the amount of $473,328, and the assumption of a $2,000,000, 8% subordinated debenture of the seller, due May 1, 2003.

     (D) The purchase by Remarkable, a newly formed wholly-owned subsidiary of the Company, of all the shares of Dynamic for 240,000 common shares of the Company.

     (E) The purchase, by Remarkable, of all the outstanding shares of Creadis for $400,000 and 700,000 common shares of the Company.

     The unaudited pro forma condensed balance sheet assumes all of the above transactions occurred as of April 30, 1999. The unaudited pro forma condensed statement of operations assumes all of the above transactions had occurred May 1, 1998.

     These pro forma condensed financial statements should be read in conjunction with the Notes to Pro Forma Unaudited Condensed Financial Statements, and the financial statements of the Company and the acquired companies and the related notes thereto.

     The pro forma condensed financial statements are not necessarily indicative of what the actual financial position and results of operations would have been had the transactions occurred on May 1, 1998 nor do they purport to represent the future financial condition or future operations of the Company.

                         AMERICA'S SHOPPING MALL, INC.
                  PRO FORMA UNAUDITED CONDENSED BALANCE SHEET
                                 APRIL 30, 1999

                                             AMERICA'S SHOPPING           DEERSKIN            DYNAMIC
                                                MALL, INC.             AND JOAN COOK       PRODUCTS CORP.
                                             (FORMERLY ADVANCED           CATALOG          AND SUBSIDIARY
                                             MEDICAL SCIENCES, INC.)     BUSINESSES        (JUNE 30, 1999)
                                             -----------------------   -----------------   ---------------
                   ASSETS
Current assets:
  Cash and cash equivalents..................       $    (4,522)          $     3,600        $   (17,232)
  Accounts receivable, net of allowances.....                                  14,582             33,787
  Inventory..................................                               1,934,969            101,778
  Due from Creadis Promotions, Inc...........             5,000                                   16,869
  Due from Deerskin..........................            34,000               (34,000)             4,482
  Due from Dynamic Products Corp. &
    Subsidiary...............................            17,509
  Subscriptions receivable...................           140,000
  Prepaid and other current assets...........            10,000               377,099              3,741
                                                   -----------            -----------        -----------
                                                       201,987              2,296,250            143,425
Property and equipment, net..................                                 254,122             20,737
Intangible assets, net of amortization.......                               3,500,000          1,022,683
Other assets:................................                                                      7,360
Rent deposit.................................
Investment in subsidiaries...................
                                                   -----------            -----------        -----------
                                                   $   201,987            $ 6,050,372        $ 1,194,205
                                                   -----------            -----------        -----------
                                                   -----------            -----------        -----------
    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable, accrued expenses and
    other current liabilities................       $    22,500           $    77,044        $   182,505
  Due to Advanced Medical Sciences, Inc......                                                     43,500
  Due to seller..............................                               3,973,328
  Loans payable..............................
  Due to America's Shopping Mall, Inc........                                                     38,498
  Current portion of long-term debt..........                                                     80,120
  Due to Dynamic Products Corp. &
    Subsidiary...............................
  Due to shareholders........................            30,000                                  420,690
                                                   -----------            -----------        -----------
Total current liabilities....................            52,500             4,050,372            765,313
Long-term debt:
  Subordinated debenture payable.............                               2,000,000
  Convertible debenture payable..............
                                                   -----------            -----------        -----------
                                                                            2,000,000
                                                   -----------            -----------        -----------
Total liabilities............................            52,500             6,050,372            765,313
                                                   -----------            -----------        -----------
Shareholders' equity:
  Preferred stock............................
  Additional paid-in capital--preferred
    stock....................................
  Common stock...............................             1,048                                    7,750
  Additional paid-in capital--common stock...         1,442,542                                1,770,000
  Common stock subscribed....................           200,000
  Accumulated deficit........................        (1,494,103)                              (1,348,858)
                                                   -----------            -----------        -----------
                                                       149,487                                   428,892
                                                   -----------            -----------        -----------
                                                   $   201,987            $ 6,050,372        $ 1,194,205
                                                   -----------            -----------        -----------
                                                   -----------            -----------        -----------


                                                                           PRO FORMA
                                                   CREADIS                ADJUSTMENTS
                                               PROMOTIONS, INC.             DB (CR)             TOTAL
                                               ------------------------   -----------         ----------
                   ASSETS
Current assets:
  Cash and cash equivalents..................          $  3,422           $ 4,200,000   (A)   $1,590,223
                                                                           (1,438,498)  (D)
                                                                             (400,000)  (B)
                                                                              (22,219)  (G)
                                                                             (473,328)  (I)
                                                                             (205,000)  (J)
                                                                              (56,000)  (K)
  Accounts receivable, net of allowances.....           154,427                                  202,796
  Inventory..................................            35,770                                2,072,517
  Due from Creadis Promotions, Inc...........                                 (21,869)  (H)
  Due from Deerskin..........................                                  (4,482)  (G)
  Due from Dynamic Products Corp. &
    Subsidiary...............................                                  38,498   (D)
                                                                               26,701   (G)
                                                                              (38,498)  (F)
                                                                              (44,210)  (H)
  Subscriptions receivable...................                                                    140,000
  Prepaid and other current assets...........             6,622                                  397,462
                                                       --------           -----------         ----------
                                                        200,241             1,561,095          4,402,998
Property and equipment, net..................            26,966                                  301,825
Intangible assets, net of amortization.......           128,750                                4,651,433
Other assets:................................             2,860                                   10,220
Rent deposit.................................                                  56,000   (K)       56,000
                                                                           (1,400,000)  (F)
                                                                            1,400,000   (D)
Investment in subsidiaries...................                                 400,000   (B)
                                                                            1,260,000   (B)
                                                                           (1,660,000)  (E)
                                                                              432,000   (B)
                                                                             (432,000)  (E)
                                                       --------           -----------         ----------
                                                       $358,817           $ 1,617,095         $9,422,476
                                                       --------           -----------         ----------
                                                       --------           -----------         ----------
    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable, accrued expenses and
    other current liabilities................          $167,732                               $  449,781
  Due to Advanced Medical Sciences, Inc......             5,000                48,500   (H)
  Due to seller..............................                               3,973,328   (I)
  Loans payable..............................            39,478                                   39,478
  Due to America's Shopping Mall, Inc........                                  38,498   (F)
  Current portion of long-term debt..........                                                     80,120
  Due to Dynamic Products Corp. &
    Subsidiary...............................            17,579                17,579   (H)
  Due to shareholders........................                                                    450,690
                                                       --------           -----------         ----------
Total current liabilities....................           229,789             4,077,905          1,020,069
Long-term debt:
  Subordinated debenture payable.............                                                  2,000,000
  Convertible debenture payable..............                              (3,500,000)  (I)    3,500,000
                                                       --------           -----------         ----------
                                                                           (3,500,000)         5,500,000
                                                       --------           -----------         ----------
Total liabilities............................           229,789               577,905          6,520,069
                                                       --------           -----------         ----------
Shareholders' equity:
  Preferred stock............................                                     (10)  (A)           10
  Additional paid-in capital--preferred
    stock....................................                              (4,199,990)  (A)    3,994,990
                                                                              205,000   (J)
                                                                                7,752   (C)
  Common stock...............................                 2                  (940)  (B)        1,988
                                                                            1,400,000   (F)
  Additional paid-in capital--common stock...           249,998            (1,691,060)  (B)    1,669,352
                                                                            2,092,000   (E)
                                                                               (7,752)  (C)
  Common stock subscribed....................                                                    200,000
  Accumulated deficit........................          (120,972)                              (2,963,933)
                                                       --------           -----------         ----------
                                                        129,028            (2,195,000)         2,902,407
                                                       --------           -----------         ----------
                                                       $358,817           $(1,617,095)        $9,422,476
                                                       --------           -----------         ----------
                                                       --------           -----------         ----------

        See notes to pro forma unaudited condensed financial statements.

                         AMERICA'S SHOPPING MALL, INC.
             PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                           YEAR ENDED APRIL 30, 1999

                                    AMERICA'S SHOPPING
                                      MALL, INC.           DEERSKIN
                                      (FORMERLY          AND JOAN COOK    DYNAMIC PRODUCTS
                                    ADVANCED MEDICAL        CATALOG       CORP. AND SUBSIDIARY     CREADIS          PRO FORMA
                                    SCIENCES, INC.)       BUSINESSES      (JUNE 30, 1999)       PROMOTIONS, INC.   ADJUSTMENTS
                                    -------------------  ---------------  --------------------  ----------------   -----------
Net revenues.......................      $      --         $ 9,682,096         $  937,683          $1,527,876      $  (97,500)  (L)
Cost of goods sold.................             --           3,478,436            192,310           1,140,914              --
                                         ---------         -----------         ----------          ----------      -----------
  Gross profit.....................             --           6,203,660            745,373             386,962         (97,500)

                                                                                                                     (205,000)  (S)
                                                                                                                      250,000   (R)
                                                                                                                       57,710   (M)
                                                                                                                      338,333   (Q)
                                                                                                                      336,000   (O)
Selling, general and
  administrative...................        118,040           6,397,462            948,254             562,918         (97,500)  (L)
                                         ---------         -----------         ----------          ----------      -----------
Operating loss.....................       (118,040)           (193,802)          (202,881)           (175,956)        777,043
                                                                                                                      440,000   (P)
Interest expense...................             --                  --            260,808                  --        (150,078)  (N)
                                         ---------         -----------         ----------          ----------      -----------
Net loss...........................      $(118,040)        $  (193,802)        $ (463,689)         $ (175,956)     $1,066,965
                                         ---------         -----------         ----------          ----------      -----------
                                         ---------         -----------         ----------          ----------      -----------
Net loss per share.................      $   (0.14)
                                         ---------
                                         ---------
Weighted average
  shares outstanding...............        836,751
                                         ---------
                                         ---------


                                        TOTAL
                                     -----------
Net revenues.......................  $12,050,155
Cost of goods sold.................    4,811,660
                                     -----------
  Gross profit.....................    7,238,495

Selling, general and
  administrative...................    8,706,217
                                     -----------
Operating loss.....................   (1,467,722)

Interest expense...................      550,730
                                     -----------
Net loss...........................  $(2,018,452)
                                     -----------
                                     -----------
Net loss per share.................  $     (0.87)
                                     -----------
                                     -----------
Weighted average
  shares outstanding...............    2,320,906
                                     -----------
                                     -----------

        See notes to pro forma unaudited condensed financial statements.

                 AMERICA'S SHOPPING MALL, INC. AND SUBSIDIARIES
          NOTES TO PRO FORMA UNAUDITED CONDENSED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED APRIL 30, 1999

     The following transactions are reflected in the pro forma adjustments column of the balance sheet:

     (A) To record the sale of 10,000 shares of Series A Senior Convertible Preferred Stock, par value $.001, of the Company in May 1999 for $4,200,000.

     (B) To record the purchase of all the common shares of Creadis and Dynamic by Remarkable for $400,000 and 940,000 common shares of the Company valued at $1.80 per share.

     (C) To eliminate the common stock of Dynamic and Creadis upon the purchase of their shares by Remarkable.

     (D) To reflect the payments made by the Company to Dynamic in May and June 1999.

     (E) To eliminate investments in Dynamic and Creadis.

     (F) To eliminate the intercompany investments and loans in Dynamic.

     (G) To record intercompany transactions with Dynamic for May and June 1999.

     (H) To eliminate intercompany balances.

     (I) To record the cash and debenture payable portion of the purchase price of the Deerskin assets.

     (J) To record payment of finance and professional fees of $205,000 in connection with the sale of convertible preferred shares (See Note A).

     (K) To record a security deposit paid to assume the lease of the warehouse used by Deerskin.

     The following transactions are reflected in the pro forma adjustments column of the statement of operations:

     (L) To eliminate intercompany management fees of $97,500 between Creadis and Dynamic.

     (M) To record additional amortization expense and consulting fees of Creadis for the period May 1, 1998 through December 9, 1998 which are not reflected in the statement of operations of Creadis.

     (N) To record reductions of interest expense of Dynamic related to the retirement of certain long-term debt.

     (O) To record annual rent expense of $336,000 under the lease for the Deerskin warehouse entered into in May 1999.

     (P) To record interest expense on debentures issued in connection with the purchase of Deerskin assets.

     (Q) To record amortization of intangible assets of Deerskin over periods ranging from 5 to 15 years.

     (R) To record officer compensation agreement entered into in May 1999.

     (S) To eliminate officer's compensation and consulting fees recorded by Remarkable and Sciences.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
America's Shopping Mall, Inc.
Monsey, New York

We have audited the accompanying balance sheet of America's Shopping Mall, Inc. (formerly Advanced Medical Sciences, Inc.) as at April 30, 1999 and the related statements of operations, shareholders' equity (deficiency), and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of America's Shopping Mall, Inc. as at April 30, 1999 and the results of its operations and cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.


                                          ARTHUR YORKES & COMPANY


New York, New York
July 30, 1999

                         AMERICA'S SHOPPING MALL, INC.
                   (FORMERLY ADVANCED MEDICAL SCIENCES, INC.)
                                 BALANCE SHEET

                                                                                                      CONSOLIDATED
                                                                                                        JULY 31,
                                                                                        APRIL 30,         1999
                                                                                          1999
                                                                                       -----------    ------------
                                                                                                      (UNAUDITED)
                                       ASSETS
Current assets:
  Cash..............................................................................   $        --    $     35,454
  Investment in marketable securities at market value...............................            --         682,034
  Accounts receivable, net of allowance for doubtful accounts of $12,009............            --         330,468
  Inventory.........................................................................            --       3,260,550
  Prepaid advertising...............................................................            --         329,018
  Other prepaid expenses............................................................        10,000          53,441
  Common stock subscribed...........................................................       140,000              --
                                                                                       -----------    ------------
     Total current assets...........................................................       150,000       4,690,965
Property and equipment, net of accumulated depreciation.............................            --         284,761
Intangible assets, net of accumulated amortization..................................            --       4,555,577
Other assets........................................................................        56,509          98,666
                                                                                       -----------    ------------
                                                                                       $   206,509    $  9,629,969
                                                                                       -----------    ------------
                                                                                       -----------    ------------
                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Cash overdraft....................................................................   $     4,522    $         --
  Accounts payable..................................................................        22,500         798,794
  Accrued expenses payable..........................................................            --         413,931
  Due to shareholders...............................................................        30,000         448,621
  Notes payable, current portion....................................................            --          88,052
                                                                                       -----------    ------------
     Total current liabilities......................................................        57,022       1,749,398
                                                                                       -----------    ------------
Long-term debt:
  Debenture payable.................................................................            --       5,500,000
  Long-term debt, net of current portion............................................            --          28,903
                                                                                       -----------    ------------
                                                                                                --       5,528,903
                                                                                       -----------    ------------
Commitments (Note 8)
Shareholders' equity:
  Series A Senior Convertible Preferred Stock $.001 par value, authorized 20,000
     shares: issued and outstanding 10,000 shares...................................            --              10
  Paid-in-capital-preferred stock...................................................            --       3,994,990
  Common stock, $.001 par value; authorized 20,000,000 shares:
     1,047,573 shares and 2,320,948 shares issued and outstanding at
     April 30, 1999 and July 31, 1999, respectively (as retroactively
     adjusted for the 1-for-30 conversion in July 1999).............................         1,048           2,321
  Paid-in-capital-common stock......................................................     1,442,542       1,869,019
  Deficit...........................................................................    (1,494,103)     (3,495,494)
  Common stock subscribed (333,334 shares)..........................................       200,000              --
  Other comprehensive loss..........................................................            --         (19,178)
                                                                                       -----------    ------------
                                                                                           149,487       2,351,668
                                                                                       -----------    ------------
                                                                                       $   206,509    $  9,629,969
                                                                                       -----------    ------------
                                                                                       -----------    ------------

                       See notes to financial statements.

                         AMERICA'S SHOPPING MALL, INC.
                   (FORMERLY ADVANCED MEDICAL SCIENCES, INC.)
                STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                                                                     CONSOLIDATED
                                                                            FOR THE YEARS ENDED      ------------
                                                                                                       FOR THE
                                                                                 APRIL 30,           THREE MONTHS
                                                                           ----------------------       ENDED
                                                                             1998         1999        JULY 31,
                                                                                                        1999
                                                                           ---------    ---------    ------------
                                                                                                     (UNAUDITED)
Revenues................................................................   $      --    $      --     $1,457,849
Cost of sales...........................................................          --           --        491,191
                                                                           ---------    ---------     ----------
     Gross profit.......................................................          --           --        966,658
Selling, general and administrative expenses............................       7,714      118,040      1,534,950
                                                                           ---------    ---------     ----------
Operating loss..........................................................      (7,714)    (118,040)      (568,292)
Interest expense........................................................          --           --        167,705
                                                                           ---------    ---------     ----------
Net loss before other income............................................      (7,714)    (118,040)      (735,997)
                                                                           ---------    ---------     ----------
Other income:
  Net realized gain on sale of securities...............................          --           --        102,603
  Dividend and interest income..........................................          --           --          3,814
                                                                           ---------    ---------     ----------
     Total other income.................................................          --           --        106,417
                                                                           ---------    ---------     ----------
Net loss................................................................      (7,714)    (118,040)      (629,580)
Unrealized holding loss during the period...............................          --           --        (19,178)
                                                                           ---------    ---------     ----------
Comprehensive loss......................................................   $  (7,714)   $(118,040)    $ (648,758)
                                                                           ---------    ---------     ----------
                                                                           ---------    ---------     ----------
Net loss per common share...............................................   $    (.01)   $    (.14)    $     (.29)
                                                                           ---------    ---------     ----------
                                                                           ---------    ---------     ----------
Weighted average outstanding shares (retroactively adjusted for
  1-for-30 conversion)..................................................     822,573      836,751      2,230,327
                                                                           ---------    ---------     ----------
                                                                           ---------    ---------     ----------

                       See notes to financial statements.

                         AMERICA'S SHOPPING MALL, INC.
                   (FORMERLY ADVANCED MEDICAL SCIENCES, INC.)
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                            PREFERRED STOCK                COMMON STOCK
                                           ------------------   -----------------------------------
                                                   ADDITIONAL                  SHARES                 ADDITIONAL      AMOUNT
                                           PAR      PAID-IN-      SHARES     SUBSCRIBED      PAR       PAID-IN-     SUBSCRIBED
                                           VALUE    CAPITAL       ISSUED         FOR        VALUE       CAPITAL        FOR
                                           -----   ----------   ----------   -----------   --------   -----------   ----------
Balance, May 1, 1997....................                        10,177,200    14,500,000   $ 50,886   $   997,704   $  290,000
  Net loss for the year ended April 30,
    1998................................                                --            --         --            --           --
                                                                ----------   -----------   --------   -----------   ----------
Balance, April 30, 1998.................                        10,177,200    14,500,000     50,886       997,704      290,000
  Common stock subscribed for...........                                      10,000,000         --            --      200,000
  Common stock issued...................                        21,250,000   (14,500,000)   106,250       288,750     (290,000)
  Net loss for the year ended April 30,
    1999................................                                --            --         --            --           --
                                                                ----------   -----------   --------   -----------   ----------
Balance, April 30, 1999.................                        31,427,200    10,000,000   $157,136   $ 1,286,454   $  200,000
                                                                ----------   -----------   --------   -----------   ----------
                                                                ----------   -----------   --------   -----------   ----------
  As retroactively adjusted for 1-for-30
    conversion in July 1999.............                         1,047,614       333,334   $  1,048   $ 1,442,542   $  200,000
  Common stock issued...................     --            --      333,334      (333,334)       333       199,667     (200,000)
  Common stock issued on acquisition of
    subsidiaries........................     --            --      940,000            --        940     1,691,060           --
  Accumulated deficits and
    paid-in-capital of merged companies
    at May 1, 1999......................     --            --           --            --         --       627,750           --
  Elimination of investment in merged
    companies...........................     --            --           --            --         --    (2,092,000)          --
  Preferred stock issued................    $10    $4,199,990
  Issue costs of preferred stock........     --      (205,000)          --            --         --            --           --
  Net loss for the three months ended
    July 31, 1999.......................     --            --           --            --         --            --           --
  Unrealized loss on marketable
    securities..........................     --            --           --            --         --            --           --
  Preferred dividends paid..............     --            --           --            --         --            --           --
                                            ---    ----------   ----------   -----------   --------   -----------   ----------
Balance July 31, 1999 (unaudited).......    $10    $3,994,990    2,320,948            --   $  2,321   $ 1,869,019   $       --
                                            ---    ----------   ----------   -----------   --------   -----------   ----------
                                            ---    ----------   ----------   -----------   --------   -----------   ----------


                                          UNREALIZED
                                           LOSS ON
                                          MARKETABLE
                                          SECURITIES     DEFICIT
                                          ----------   -----------
Balance, May 1, 1997....................               $(1,368,349)
  Net loss for the year ended April 30,
    1998................................                    (7,714)
                                                       -----------
Balance, April 30, 1998.................                (1,376,063)
  Common stock subscribed for...........                        --
  Common stock issued...................                        --
  Net loss for the year ended April 30,
    1999................................                  (118,040)
                                                       -----------
Balance, April 30, 1999.................               $(1,494,103)
                                                       -----------
                                                       -----------
  As retroactively adjusted for 1-for-30
    conversion in July 1999.............               $(1,494,103)
  Common stock issued...................         --             --
  Common stock issued on acquisition of
    subsidiaries........................         --             --
  Accumulated deficits and
    paid-in-capital of merged companies
    at May 1, 1999......................         --     (1,335,411)
  Elimination of investment in merged
    companies...........................         --             --
  Preferred stock issued................
  Issue costs of preferred stock........         --             --
  Net loss for the three months ended
    July 31, 1999.......................         --       (629,580)
  Unrealized loss on marketable
    securities..........................   $(19,178)
  Preferred dividends paid..............         --        (36,400)
                                           --------    -----------
Balance July 31, 1999 (unaudited).......   $(19,178)   $(3,495,494)
                                           --------    -----------
                                           --------    -----------

                       See notes to financial statements.

                         AMERICA'S SHOPPING MALL, INC.
                   (FORMERLY ADVANCED MEDICAL SCIENCES, INC.)
                            STATEMENTS OF CASH FLOWS

                                                                                                              CONSOLIDATED
                                                                                                              ------------
                                                                                                                FOR THE
                                                                          FOR THE YEAR      FOR THE YEAR      THREE MONTHS
                                                                             ENDED             ENDED             ENDED
                                                                          APRIL 30, 1998    APRIL 30, 1999      JULY 31,
                                                                                                                  1999
                                                                          --------------    --------------    ------------
                                                                                                              (UNAUDITED)
Cash used for operating activities:
  Net loss.............................................................      $ (7,714)        $ (118,040)     $   (648,758)
                                                                             --------         ----------      ------------
    Adjustments to reconcile net loss to net cash
      used in operating activities, net of acquisition:
      Depreciation and amortization....................................            --                 --           136,350
      Write-off of organization fees...................................            --                 --            41,006
      Unrealized loss on marketable securities.........................            --                 --            19,178
      (Increase) in:
         Marketable securities.........................................            --                 --          (701,212)
         Accounts receivable...........................................            --                 --          (127,407)
         Inventory.....................................................            --                 --        (1,189,998)
         Prepaid assets and other assets...............................            --                 --           (55,017)
      Increase (decrease) in:
         Advance to companies subsequently acquired....................            --            (56,509)               --
         Prepaid expenses..............................................            --            (10,000)               --
         Accounts payable and accrued expenses.........................         7,473            (14,973)          601,993
                                                                             --------         ----------      ------------
           Total adjustments...........................................         7,473            (81,482)       (1,275,107)
                                                                             --------         ----------      ------------
  Cash used in operating activities....................................          (241)          (199,522)       (1,923,865)
                                                                             --------         ----------      ------------
Cash provided by investing activities:
      Purchase of equipment............................................            --                 --           (10,040)
      Acquisition of business..........................................            --                 --          (873,328)
                                                                             --------         ----------      ------------
  Net cash used in investing activities................................            --                 --          (883,368)
                                                                             --------         ----------      ------------
Cash provided by financing activities:
  Payments received toward common stock subscribed.....................            --            195,000           140,000
  Issuance of preferred stock..........................................            --                 --         3,995,000
  Preferred stock dividends paid.......................................            --                 --           (36,400)
  Decrease in:
    Due to shareholders................................................            --                 --           (20,101)
    Notes payable......................................................            --                 --        (1,191,812)
    Loans payable......................................................            --                 --           (39,478)
                                                                             --------         ----------      ------------
Net cash provided by financing activities..............................            --            195,000         2,847,209
                                                                             --------         ----------      ------------
Increase (decrease) in cash and cash equivalents.......................          (241)            (4,522)           39,976
Cash and cash equivalents beginning of period..........................           241                 --            (4,522)
                                                                             --------         ----------      ------------
Cash and cash equivalents end of period................................      $     --         $   (4,522)     $     35,454
                                                                             --------         ----------      ------------
                                                                             --------         ----------      ------------

Supplemental cash flows information:
  Cash paid for interest...............................................      $     --         $       --      $    146,260
                                                                             --------         ----------      ------------

Details of acquisitions:
  Assets acquired......................................................            --                 --         7,680,953
  Liabilities assumed..................................................            --                 --         4,415,286
                                                                             --------         ----------      ------------
                                                                                   --                 --         3,265,667
                                                                             --------         ----------      ------------

  Debentures given upon acquisitions...................................            --                 --         3,500,000
  Accumulated deficits and paid-in-capital
    of merged companies................................................            --                 --          (707,661)
  Value of common stock issued in mergers..............................            --                 --         1,692,000
  Elimination of investment in merged companies........................            --                 --        (2,092,000)
                                                                             --------         ----------      ------------
                                                                             $     --         $       --      $  2,392,339
                                                                             --------         ----------      ------------
                                                                             --------         ----------      ------------
Cash paid for acquisition..............................................      $     --         $       --      $    873,328
                                                                             --------         ----------      ------------
                                                                             --------         ----------      ------------

                       See notes to financial statements.

                         AMERICA'S SHOPPING MALL, INC.
                   (FORMERLY ADVANCED MEDICAL SCIENCES, INC.)
                         NOTES TO FINANCIAL STATEMENTS
               (INFORMATION WITH RESPECT TO JULY 31, 1999 AND THE

                     THREE MONTHS THEN ENDED IS UNAUDITED)

1. ORGANIZATION, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND HISTORICAL DATA:

  Organization:

          In July 1999 America's Shopping Mall, Inc. (the "Company"), which was incorporated on May 4, 1999, merged with Advanced Medical Sciences, Inc. ("Sciences") (see Note 6A) and became the surviving company.

          During 1995 and 1996, Sciences abandoned its health care and pharmaceutical business and ceased operations.

          At April 30, 1999, the Company's management had been seeking merger possibilities with active companies, see subsequent events (Note 6).

  Nature of operations:

          The Company is engaged in mail order retail sale of consumer products principally through mail order catalogs and the sale of customized products used primarily in sales promotions.

  Principles of consolidation:

          The unaudited consolidated financial statements as of July 31, 1999 and for the three months then ended include the accounts of the Company and its wholly-owned subsidiaries, The Remarkable Group, Inc. ("Remarkable") and the Deerskin and Joan Cook Catalog Businesses ("Deerskin"). Remarkable, a newly formed subsidiary of the Company, had purchased all the outstanding common shares of Dynamic Products Corp. and Creadis Promotions.

          Intercompany balances and transactions have been eliminated in consolidation.

          All of these acquisitions occurred in May 1999 (see subsequent event, Footnote 6).

  Inventory:

          Inventories, consisting principally of finished goods, are valued at the lower of cost (first-in, first-out basis) or market.

  Property and equipment:

          Property and equipment are stated at cost less accumulated depreciation. Depreciation will be provided over the estimated useful lives of the assets using the straight-line method principally over 10 years.

  Prepaid advertising costs:

          Advertising catalog costs are amortized over the anticipated revenue flow. The Company makes write downs on a continuing basis as required.

  Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and

                         AMERICA'S SHOPPING MALL, INC.
                   (FORMERLY ADVANCED MEDICAL SCIENCES, INC.)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

               (INFORMATION WITH RESPECT TO JULY 31, 1999 AND THE
                     THREE MONTHS THEN ENDED IS UNAUDITED)

1. ORGANIZATION, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND HISTORICAL DATA:--(CONTINUED)
     the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Unaudited financial statements:

          The financial statements as of July 31, 1999 and for the three months ended July 31, 1999 are unaudited and are not necessarily indicative of the results that may be expected for the year ending April 30, 2000. In the opinion of management, the financial statements include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the Company's financial position and results of operations.

  Intangible assets:

          The cost of customer lists, trademarks, trade-names and copyrights and telephone numbers are being amortized over 10 to 15 years; software and artwork and a covenant not to complete are being amortized over 5 years; and goodwill is being amortized over 15 years.

  Earnings (loss) per share:

          Earnings (loss) per share is calculated based on the weighted average number of shares outstanding during the period. The effect of possible conversion of debentures and preferred shares and the exercise of warrants have not been included in the calculation of earnings per share as their effect would be anti-dilutive.

2. PROPERTY AND EQUIPMENT:

          Major classifications of property and equipment are summarized as follows:

                                                                           JULY 31,
                                                                             1999
                                                                           --------
Equipment...............................................................   $191,369
Transportation equipment................................................     49,471
Furniture and fixtures..................................................     72,039
Leasehold improvement...................................................     56,205
                                                                           --------
                                                                            369,084
Less: Accumulated depreciation and amortization.........................     84,323
                                                                           --------
                                                                           $284,761
                                                                           --------
                                                                           --------

                         AMERICA'S SHOPPING MALL, INC.
                   (FORMERLY ADVANCED MEDICAL SCIENCES, INC.)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

               (INFORMATION WITH RESPECT TO JULY 31, 1999 AND THE
                     THREE MONTHS THEN ENDED IS UNAUDITED)

3. INTANGIBLE ASSETS:

          Intangible assets consist of the following:

                                                                           AMORTIZED
                                                                            OVER
                                                               AMOUNT       YEARS
                                                             ----------    ---------
Customer lists............................................   $2,950,000      10-15
Trademarks and copyrights.................................      495,000      10-15
Telephone numbers.........................................       50,000         15
Software and artwork......................................      175,000          5
Covenant not to compete...................................       45,000          5
Goodwill..................................................    1,274,250         15
                                                             ----------
                                                              4,989,250
Less: Accumulated amortization............................      433,673
                                                             ----------
                                                             $4,555,577
                                                             ----------
                                                             ----------

          The Company is amortizing the intangible assets on a straight-line basis based on its analysis and estimate of the expected useful life of the assets.

4. SUBSCRIBED SHARES:

          On February 12, 1997, one of the shareholders of Sciences agreed to be personally liable for, and to pay $290,000 due the Company's creditors in exchange for 14,500,000 of Sciences common shares. These shares were issued in April 1999.

          In March and April 1999, shareholders of Sciences subscribed for a total of 16,750,000 common shares (including the 3,000,000 shares mentioned below) at a total price of $305,000. At April 30, 1999, $140,000 of the purchase price was still unpaid. In May 1999, the balance was received by the Company. 6,750,000 shares were issued in April 1999 and 10,000,000 shares in May 1999.

          In April 1999, $30,000 of unpaid consulting fees due the President of Sciences were converted into a total of 3,000,000 common shares.

5. CONSULTING AND MANAGEMENT AGREEMENTS:

          The Company had a consulting agreement with its President which provided for a monthly fee of $7,500 through March 31, 1999.

          In addition, the Company had a management agreement with a corporation controlled by the President of the Company to provide office space, secretarial, telephone and other services for a monthly fee of $2,500 through April 30, 1999.

6. SUBSEQUENT EVENTS:

          In May and June of 1999, the following events took place:

          (A) Sciences merged with and into the Company, a newly formed subsidiary incorporated by Sciences on May 4, 1999 under the name America's Shopping Mall, Inc., which became the surviving Corporation. In connection with the merger, each outstanding common share of

                         AMERICA'S SHOPPING MALL, INC.
                   (FORMERLY ADVANCED MEDICAL SCIENCES, INC.)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

               (INFORMATION WITH RESPECT TO JULY 31, 1999 AND THE
                     THREE MONTHS THEN ENDED IS UNAUDITED)

6. SUBSEQUENT EVENTS:--(CONTINUED)
          Sciences was converted into 1/30th of a common share of the Company, and all fractional shares were rounded up to the nearest whole share.

                      An investment group purchased 10,000 shares of Series A
                 Senior Convertible Preferred Stock of the Company for $4,200,000 which are convertible into 1,200,000 common shares subject to certain adjustments. The holder of the preferred shares is entitled to an 8% cumulative annual cash dividend and a liquidating preference of $1,000 per share subject to certain adjustments. The preferred shareholder acquired warrants to purchase 1,000,000 common shares of the Company at $4.50 per share at any time until May 21, 2004, subject to certain adjustments.

                      The preferred shares have equal voting rights with the
                 common shares, as if the preferred shares were converted into common shares. The Company has the right to redeem the preferred shares at the stated value ($420 per share) plus an annual return of 25% from the original issue date to the date of redemption.

                      The Company may, upon approval by a majority of its entire board of directors, elect to pay dividends on the preferred shares, by issuance of additional preferred shares which shall have identical terms and provisions to the existing preferred shares. If the Company elects to pay any dividend by the issuance of preferred shares in lieu of a cash dividend, the amount of such dividend shall be thirteen percent (13% or $13.65 per share per quarter).

                      The preferred and certain principal common shareholders
                 are parties to a Voting and Shareholders Agreement dated
                 May 21, 1999 whereby, as long as the preferred shareholder owns any of the preferred or common shares obtained through conversion of the preferred shares or any amounts are outstanding under the $2,000,000 subordinated debenture due May 1, 2003, each of the parties shall vote all of their common shares to elect one designee of the preferred shareholder as a director. In the event of default under the Voting Agreement, the Investment Agreement or the subordinated debenture, the parties to the Voting Agreement have agreed to vote in favor of a number of designees selected by the preferred shareholder that will constitute a majority of the board of directors.

          (B) In May 1999, the Company purchased assets subject to certain liabilities of Initio, Inc., a public company, for total consideration of approximately $5,975,000 payable by:

              I. The Company assuming a $2,000,000, 8% subordinated debenture due May 1, 2003 of the seller with 8% interest per annum due to the holder of the preferred shares.

              II. The Company issuing $3,500,000 of 8% convertible debentures due June 1, 2004.

              III. The Company making a cash payment of approximately $475,000.

          The assets acquired are operated by a wholly-owned subsidiary of the Company, The Deerskin Companies, Inc.

          (C) In May 1999, a newly formed wholly-owned subsidiary of the Company, The Remarkable Group, Inc. ("Remarkable") purchased all outstanding common shares of Dynamic Products Corp. ("Dynamic") for 240,000 common shares of the Company. Certain former shareholders of Dynamic are principal shareholders of the Company.

                         AMERICA'S SHOPPING MALL, INC.
                   (FORMERLY ADVANCED MEDICAL SCIENCES, INC.)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

               (INFORMATION WITH RESPECT TO JULY 31, 1999 AND THE
                     THREE MONTHS THEN ENDED IS UNAUDITED)

6. SUBSEQUENT EVENTS:--(CONTINUED)
                      In May 1999, Remarkable purchased all the outstanding
                 shares of Creadis Promotions, Inc. ("Creadis") for $400,000 in cash and 700,000 common shares of the Company. Creadis is a corporation formed by certain principal shareholders of the Company in December 1998 to purchase the operating assets of Heyden Incorporated for cash and notes of approximately $360,000.

          (D) In May 1999 the Company entered into a compensation agreement with the President of the Company for an annual salary of $250,000. The agreement expires on April 30, 2004.

7. LONG-TERM DEBT:

          Long-term debt consists of:

          (A) A $2,000,000 subordinated debenture due May 1, 2003 with 8% interest per annum payable quarterly. Such indebtedness is senior to the $3,500,000 of convertible debentures (see below) and subordinated to all senior indebtedness as defined.

          (B) $3,500,000 of convertible debentures due June 1, 2004 with 8% interest per annum payable quarterly. The debentures may be redeemed in whole or in part at the option of the Company on or after June 1, 2001 at a redemption price equal to the percentage of the principal amount set forth below:

                      If redeemed during the 12 month period beginning on June
                 1st of each of the years indicated as below:

                                                                REDEMPTION
YEAR                                                            PRICES
-------------------------------------------------------------   ----------
2001.........................................................       105%
2002.........................................................       104%
2003.........................................................       103%

                 and at 100% of the principal amount thereafter.

                      The debentures are convertible into common shares at a
                 conversion price of $5.50 per share, provided, however, if on or before December 31, 1999 the Company shall repay to the holder of $3,400,000 principal amount of the debentures, $400,000 of such principal amount plus interest accrued to the date of such payment, the initial conversion price shall be increased from $5.50 to $6.00.

                      The debentures are secured by a security interest in
                 certain intangible assets of the Company, including customer lists, mail order software, artwork, trademarks and copyrights.

          (C) A note payable in the amount of $37,363, due in 60 monthly installment of $705 plus interest at 8% per annum. Final payment is due in December 2003. The note is guaranteed by two of the Company's shareholders.

8. COMMITMENTS:

          The Company is obligated at July 31, 1999 under various leases for warehouse and office facilities expiring from March 2000 through March 2004. The warehouse lease for annual rent of $336,000 expires in April 2000.

                         AMERICA'S SHOPPING MALL, INC.
                   (FORMERLY ADVANCED MEDICAL SCIENCES, INC.)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

               (INFORMATION WITH RESPECT TO JULY 31, 1999 AND THE
                     THREE MONTHS THEN ENDED IS UNAUDITED)

8. COMMITMENTS:--(CONTINUED)
          In September 1999, the Company entered into two leases of space in a New Jersey building for five years commencing in February 2000 at an annual aggregate rental of $195,054. The Company intends to move and consolidate its existing facilities in this region into this new building, and is currently negotiating for release of its obligations under the existing leases totaling $299,466 for the remaining term of the leases. The Company, as of July 31, 1999, has not recognized any provision for losses in regards to these negotiations with the landlords.

          Rent for the three months ended July 31, 1999 amounted to $111,400.

          Annual rent commitments are as follows:

                                                                     JULY 31,
                                                           ----------------------------
                                                           INCLUSIVE OF
                                                           LEASES BEING    LEASES BEING
                                                           NEGOTIATED      NEGOTIATED
                                               APRIL 30    FOR RELEASE     FOR RELEASE
                                               --------    ------------    ------------
2000........................................   $465,873     $  467,931       $ 48,996
2001........................................     77,020        269,214         74,160
2002........................................     74,160        269,214         74,160
2003........................................     68,440        259,204         64,150
2004........................................     52,250        233,054         38,000
2005........................................         --         97,527             --
                                               --------     ----------       --------
                                               $737,743     $1,596,144       $299,466
                                               --------     ----------       --------
                                               --------     ----------       --------

          The Company is obligated to make payments of $4,000 and $6,120 per month under consulting agreements expiring in December 1999 and December 2003, respectively.

9. COMMON SHARES RESERVED FOR ISSUANCE:

          Common shares of the Company are reserved for issuance as follows upon the possible:

Conversion of preferred shares.................................   1,200,000
Conversion of debentures.......................................     636,362
Exercise of warrants...........................................   1,000,000
                                                                  ---------
                                                                  2,836,362
                                                                  ---------
                                                                  ---------

10. INCOME TAXES:

          The Company's net operating losses through April 30, 1999 are effectively eliminated under the change in ownership rules of the Internal Revenue Service. Valuation allowances have been provided against the income tax benefit of net losses for the quarter ended July 31, 1999 in the amount of $220,000.

11. DUE TO SHAREHOLDERS:

          Loans payable to shareholders in the amount of $448,621 bear interest at 7% per annum.

          Interest expense to shareholders for the three months ended July 31, 1999 amounted to $6,979.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
America's Shopping Mall, Inc.
Monsey, New York

We have audited the accompanying statements of assets acquired subject to certain liabilities of Deerskin and Joan Cook Catalog Businesses as of April 30, 1999 and the related statements of revenues and direct operating expenses of business acquired, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired subject to certain liabilities as of April 30, 1999 and the results of its operations and cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.


                                          ARTHUR YORKES & COMPANY

New York, New York
September 10, 1999

                   DEERSKIN AND JOAN COOK CATALOG BUSINESSES
          STATEMENT OF ASSETS ACQUIRED SUBJECT TO CERTAIN LIABILITIES
                                 APRIL 30, 1999

                                               ASSETS
Current assets:
  Cash..............................................................................................   $    3,600
  Accounts receivable...............................................................................       14,582
  Inventory.........................................................................................    1,934,969
  Prepaid advertising and other prepaid expenses....................................................      362,333
  Other current assets..............................................................................       14,766
                                                                                                       ----------
Total current assets................................................................................    2,330,250
Property and equipment..............................................................................      254,122
Intangible assets...................................................................................    3,500,000
                                                                                                       ----------
                                                                                                       $6,084,372
                                                                                                       ----------
                                                                                                       ----------

                                       LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable..................................................................................   $   77,044
  Due to affiliated company.........................................................................       34,000
                                                                                                       ----------
Total current liabilities...........................................................................      111,044
Long term debt:
  Subordinated debenture payable....................................................................    2,000,000
                                                                                                       ----------
Total liabilities...................................................................................    2,111,044
Commitments (Note 3)
Equity in acquired assets...........................................................................    3,973,328
                                                                                                       ----------
                                                                                                       $6,084,372
                                                                                                       ----------
                                                                                                       ----------

                       See notes to financial statements.

                   DEERSKIN AND JOAN COOK CATALOG BUSINESSES
              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                              OF BUSINESS ACQUIRED

                                                                                      FOR THE YEARS ENDED APRIL
                                                                                                 30,
                                                                                     ---------------------------
                                                                                        1999            1998
                                                                                     ----------      -----------
Revenues..........................................................................   $9,682,096      $11,133,544
Cost of goods sold................................................................    3,478,436        4,632,363
                                                                                     ----------      -----------
                                                                                      6,203,660        6,501,181
Selling, general and administrative expenses......................................    6,397,462        7,114,686
                                                                                     ----------      -----------
Operating loss....................................................................   $ (193,802)     $  (613,505)
                                                                                     ----------      -----------
                                                                                     ----------      -----------

                       See notes to financial statements.

                   DEERSKIN AND JOAN COOK CATALOG BUSINESSES
                            STATEMENTS OF CASH FLOWS

                                                                                            FOR THE YEARS ENDED
                                                                                                 APRIL 30,
                                                                                          -----------------------
                                                                                            1999          1998
                                                                                          ---------    ----------
Cash flows from operating activities:
  Net (loss)...........................................................................   $(193,802)   $ (613,505)
                                                                                          ---------    ----------
     Adjustment to reconcile net loss to cash provided by operating activities:
       Depreciation and amortization...................................................      94,063       103,898
       (Increase) decrease in:
          Inventory....................................................................    (144,710)    1,457,146
          Prepaid assets and other assets..............................................     202,717       438,353
       Decrease in accounts payable, accrued expenses and other current liabilities....     (18,015)     (321,166)
                                                                                          ---------    ----------
          Total adjustments............................................................     134,055     1,678,231
                                                                                          ---------    ----------
       Net cash provided by (used in) operating activities.............................     (59,747)    1,064,726
                                                                                          ---------    ----------
Cash flows from investing activities:
  Purchase of fixed assets.............................................................    (189,718)      (39,268)
                                                                                          ---------    ----------
Net cash used in investing activities..................................................    (189,718)      (39,268)
                                                                                          ---------    ----------
Adjustment to cash flows for items not included in acquisition.........................     253,065    (1,025,458)
                                                                                          ---------    ----------
Increase in cash and cash equivalents..................................................       3,600            --
Cash and cash equivalents beginning of period..........................................          --            --
                                                                                          ---------    ----------
Cash and cash equivalents end of period................................................   $   3,600    $       --
                                                                                          ---------    ----------
                                                                                          ---------    ----------

                       See notes to financial statements.

                   DEERSKIN AND JOAN COOK CATALOG BUSINESSES
                         NOTES TO FINANCIAL STATEMENTS

                            APRIL 30, 1999 AND 1998


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of operations

     Deerskin and Joan Cook Catalog Businesses ("Deerskin") is engaged in mail order retail sale of consumer products principally through mail order catalogs.

  Basis of presentation

     The financial statements reflect the assets acquired subject to certain liabilities from an operating company (Initio, Inc.) as of May 1, 1999 by America's Shopping Mall, Inc. and the results of the operations purchased for each of the two years ended April 30, 1999 and 1998.

     These assets and liabilities were assigned to Deerskin subsequent to May 1, 1999.

  Inventory

     Inventories, consisting principally of finished goods, are valued at the lower of cost (first-in, first-out basis) or market.

  Property and equipment

     Property and equipment are stated at cost less accumulated depreciation. Depreciation will be provided over the estimate useful lives of the assets using the straight-line method principally over 10 years.

  Prepaid advertising costs

     Advertising catalog costs are amortized over the anticipated revenue flow. Write downs are made on a continuing basis as required.

  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. ASSETS ACQUIRED SUBJECT TO LIABILITIES

     The net assets acquired from the selling company by America's Shopping Mall, Inc. for approximately $5,975,000 was paid by the:

     I. Assumption of a $2,000,000 obligation of the seller by a subordinated debenture.

     II. Issuance of $3,500,000, 8% convertible debentures of the seller due June 1, 2004.

     III. Cash payment of approximately $475,000.

3. COMMITMENTS:

     America's Shopping Mall, Inc. entered into a lease for warehouse facilities located in Carson City, Nevada in May 1999 for a one year period ending
April 30, 2000 for an annual rental of $336,000.

                   DEERSKIN AND JOAN COOK CATALOG BUSINESSES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                            APRIL 30, 1999 AND 1998


3. COMMITMENTS:--(CONTINUED)

     America's Shopping Mall, Inc. has also assumed a lease for the office premises in Teterboro, New Jersey expiring in March 2004 for an annual rental of $57,000 and is paying a monthly rental of $1,050 for property in Danvers, Massachusetts through April 30, 2000.

     Annual rental commitments are as follows:

                          APRIL 30,                               AMOUNT
--------------------------------------------------------------   --------
2000..........................................................   $405,600
2001..........................................................     57,000
2002..........................................................     57,000
2003..........................................................     57,000
2004..........................................................     52,250

4. CONSULTING AGREEMENT

     The Company has entered into an agreement dated May 1999 to pay a consulting fee to the former officers of the selling company for a total of $4,000 per month through December 31, 1999.

5. PRO FORMA ADJUSTMENT

     All of the Company's cost of doing business are reflected in the statement of revenues and direct operating expenses of business acquired except for the costs associated with the warehouse which was not purchased by the Company.

     The following pro forma statement of operations reflect the rent expense of the warehouse leased by the Company in May 1999:

                                                                           APRIL 30,
                                                                    -------------------------
                                                                       1999          1998
                                                                    ----------    -----------
Revenues.........................................................   $9,682,096    $11,133,544
Costs and expenses...............................................    9,875,898     11,747,049
                                                                    ----------    -----------
Net loss as reported.............................................     (193,802)      (613,505)
Pro forma adjustment:
  Rent expense under lease entered into..........................      336,000        336,000
                                                                    ----------    -----------
Pro forma loss...................................................   $ (529,802)   $  (949,505)
                                                                    ----------    -----------
                                                                    ----------    -----------

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Dynamic Products Corp. and Subsidiary
Monsey, New York

We have audited the accompanying consolidated balance sheet of Dynamic Products Corp. and Subsidiary as of June 30, 1999 and the related consolidated statement of operations, accumulated deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Dynamic Products Corp. and Subsidiary as of June 30, 1998 were audited by other auditors whose report dated July 23, 1998 on these statements included an explanatory paragraph relating to a going concern uncertainty due to net capital and working capital deficiencies as well as losses from operations.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dynamic Products Corp. and Subsidiary as of June 30, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

See management plans in regards to working capital deficiency (Note 2).


                                          ARTHUR YORKES & COMPANY

New York, New York
August 17, 1999

                     DYNAMIC PRODUCTS CORP. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1999

                                              ASSETS
Current assets:
  Accounts receivable, net of allowances of $12,009................................................   $    33,787
  Inventory........................................................................................       101,778
  Due from affiliated companies....................................................................        21,351
  Prepaid assets and other current assets..........................................................         3,741
                                                                                                      -----------
Total current assets...............................................................................       160,657
Property and equipment, net........................................................................        20,737
Intangible and other assets........................................................................     1,030,043
                                                                                                      -----------
                                                                                                      $ 1,211,437
                                                                                                      -----------
                                                                                                      -----------
                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Cash overdraft...................................................................................   $    17,232
  Accounts payable, accrued expenses and other current liabilities.................................       182,504
  Due to affiliated companies......................................................................        81,998
  Notes payable....................................................................................        80,120
  Due to former shareholders.......................................................................       420,690
                                                                                                      -----------
Total current liabilities..........................................................................       782,544
                                                                                                      -----------
Commitments (Note 7)
Shareholders' equity:
  Common stock, 25,000 shares authorized; no par value;
     775 shares issued and outstanding.............................................................         7,750
  Additional paid-in-capital.......................................................................     1,770,000
  Retained earnings (deficit)......................................................................    (1,348,857)
                                                                                                      -----------
                                                                                                          428,893
                                                                                                      -----------
                                                                                                      $ 1,211,437
                                                                                                      -----------
                                                                                                      -----------

                       See notes to financial statements.

                     DYNAMIC PRODUCTS CORP. AND SUBSIDIARY
          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                                         FOR THE YEARS ENDED
                                                                                               JUNE 30,
                                                                                      --------------------------
                                                                                         1999            1998
                                                                                      -----------      ---------
Net revenues.......................................................................   $   937,683      $ 885,558
Cost of goods sold.................................................................       192,310        227,632
                                                                                      -----------      ---------
     Gross profit..................................................................       745,373        657,926
Selling, general and administrative expenses.......................................       948,254        972,100
                                                                                      -----------      ---------
Operating loss.....................................................................      (202,881)      (314,174)
Interest expense...................................................................       260,808        195,739
                                                                                      -----------      ---------
     Net loss......................................................................      (463,689)      (509,913)
Accumulated deficit, beginning of year.............................................      (885,168)      (375,255)
                                                                                      -----------      ---------
Accumulated deficit, end of year...................................................   $(1,348,857)     $(885,168)
                                                                                      -----------      ---------
                                                                                      -----------      ---------

                       See notes to financial statements.

                     DYNAMIC PRODUCTS CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                            FOR THE YEAR ENDED
                                                                                                JUNE 30,
                                                                                         ------------------------
                                                                                            1999          1998
                                                                                         -----------    ---------
Cash flows from operating activities:
  Net loss............................................................................   $  (463,689)   $(509,913)
                                                                                         -----------    ---------
     Adjustments to reconcile net loss to cash used in operating activities:
       Depreciation and amortization..................................................       155,699      114,589
       Decrease in:
          Accounts receivable.........................................................        37,214       38,931
          Inventory...................................................................        14,099       23,930
          Prepaid assets and other assets.............................................        22,100       57,180
       Decrease in:
          Accounts payable, accrued expenses and other current liabilities............       (55,832)     (49,115)
                                                                                         -----------    ---------
  Total adjustments...................................................................       173,280      185,515
                                                                                         -----------    ---------
Net cash used in operating activities.................................................      (290,409)    (324,398)
                                                                                         -----------    ---------
Cash flows from investing activities:
  Purchase of property and equipment..................................................        (2,819)          --
                                                                                         -----------    ---------
Net cash used in investing activities.................................................        (2,819)          --
                                                                                         -----------    ---------
Cash flows from financing activities:
  Payments of notes and loans payable.................................................    (1,305,371)    (315,641)
  Increase in:
     Notes payable....................................................................            --      623,698
     Due to former shareholders.......................................................       120,690           --
     Due to affiliates................................................................        60,647           --
     Equity investment by parent company..............................................     1,400,000           --
                                                                                         -----------    ---------
Net cash provided by financing activities.............................................       275,966      308,057
                                                                                         -----------    ---------
Net decrease in cash and cash equivalents.............................................       (17,262)     (16,341)
Cash at beginning of year.............................................................            30       16,371
                                                                                         -----------    ---------
Cash (overdraft) at end of year.......................................................   $   (17,232)   $      30
                                                                                         -----------    ---------
                                                                                         -----------    ---------
Supplemental disclosures of cash flows information:
  Cash paid during the period for:
     Interest.........................................................................   $   145,968    $ 142,223

                       See notes to financial statements.

                     DYNAMIC PRODUCTS CORP. AND SUBSIDIARY
                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1999


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Nature of operations:

     Dynamic Products Corp. ("Dynamic") was organized under the laws of the State of Nevada on October 2, 1996. On November 21, 1996 (effective October 1,
1996) Dynamic purchased all of the issued and outstanding capital stock of Remarkable Office Products, Inc. ("Remarkable") for $1,406,250. Dynamic is engaged in mail order retail sale of consumer products principally through mail order catalogues.

     In May 1999, a newly formed wholly-owned subsidiary of America's Shopping Mall, Inc. purchased all the shares of Dynamic.

  Principles of consolidation:

     The consolidated financial statements include the accounts of Dynamic and its wholly-owned subsidiary, Remarkable. Intercompany balances and transactions have been eliminated in consolidation.

  Inventory:

     Inventory, consisting primarily of finished goods, is valued at the lower of cost (first-in, first-out basis) or market.

  Property and equipment:

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method, principally 5-7 years, over the estimated useful lives of the assets.

  Intangible assets:

     The costs of the customer list, trademarks and telephone numbers acquired are being amortized on a straight-line basis over 15 years based on management's analysis and estimates of the expected useful life of the assets. Goodwill, which arose from the purchase of Remarkable, is being amortized on a straight-line basis over 15 years.

  Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2. MANAGEMENT'S PLAN:

     In June 1999, the parent company had invested $1,400,000 in the Company. Dynamic has a working capital deficiency of $621,887 at June 30, 1999; however, the management of the parent company intends to continue financing any future working capital requirements of Dynamic.

                     DYNAMIC PRODUCTS CORP. AND SUBSIDIARY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                                 JUNE 30, 1999


3. PROPERTY AND EQUIPMENT:

     Major classification of property and equipment are summarized as follows:

Equipment..........................................................................   $60,950
Furniture and fixtures.............................................................     6,040
Leasehold improvements.............................................................     9,740
                                                                                      -------
                                                                                       76,730
Less: Accumulated depreciation and amortization....................................    55,993
                                                                                      -------
                                                                                      $20,737
                                                                                      -------
                                                                                      -------

4. OTHER ASSETS

Other assets are summarized as follows:
  Intangible assets:
     Customer list..........................................................   $  850,000
     Trademarks.............................................................      100,000
     Telephone numbers......................................................       50,000
                                                                               ----------
                                                                                1,000,000
  Less: Accumulated amortization............................................   $  266,667    $  733,333
                                                                               ----------    ----------
     Goodwill...............................................................      354,250
  Less: Accumulated amortization............................................       64,900       289,350
                                                                               ----------    ----------
                                                                                              1,022,683
Security deposits...........................................................                      7,360
                                                                                             ----------
                                                                                             $1,030,043
                                                                                             ----------
                                                                                             ----------

5. DUE TO FORMER SHAREHOLDERS

     Loans payable to former shareholders in the amount of $420,690 bear interest at the rate of 7% per annum.

     Interest expense to former shareholders for the year ended June 30, 1999 and 1998 amounted to $28,875 and $27,000, respectively.

6. RELATED PARTY TRANSACTIONS

     Dynamic received reimbursement for salaries and benefits of shared employees with a related company of approximately $5,000 per week. This income amounted to $97,500 for the period ended April 30, 1999.

7. COMMITMENTS

     Dynamic is obligated under two leases for office space. One of the leases expires March 31, 2000 and the other expires December 30, 2002. The Company's obligation under these leases, net of reimbursements from an affiliated company is $2,730 per month. Rent expense amounted to $38,463 for the year ended
June 30, 1999 and $86,060 for the year ended June 30, 1998.

                     DYNAMIC PRODUCTS CORP. AND SUBSIDIARY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                                 JUNE 30, 1999


7. COMMITMENTS--(CONTINUED)

     Future minimum payments are as follows:

JUNE 30,                                                 AMOUNT
---------------------------------------------------      -------
2000................................................     $27,888
2001................................................      17,160
2002................................................      17,160
2003................................................       8,580
                                                         -------
                                                         $70,788
                                                         -------
                                                         -------

8. INCOME TAXES

     Dynamic has net operating losses which will be effectively eliminated under the change of ownership rules of the Internal Revenue Service.

                          INDEPENDENT AUDITORS' REPORT


Dynamic Products Corp.
382 Route 59
Monsey, NY 10952

We have audited the accompanying consolidated balance sheet of Dynamic Products Corp. and Subsidiary and the related consolidated statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dynamic Products Corp. and Subsidiary as of June 30, 1998, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, the Company has suffered a loss from operations for the year ended June 30, 1998 and has a net capital and working deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          SMALLBERG SORKIN & COMPANY LLP

July 23, 1998
New York, New York

                     DYNAMIC PRODUCTS CORP. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1998

                                               ASSETS
Current assets:
  Cash..............................................................................................   $       30
  Accounts receivable, less allowance for doubtful accounts of $10,000..............................       71,002
  Inventories.......................................................................................      115,877
  Prepaid expenses..................................................................................       16,690
                                                                                                       ----------
Total current assets................................................................................      203,599
Property and equipment, at cost, less accumulated depreciation of $39,906...........................       34,004
Other assets........................................................................................    1,178,807
                                                                                                       ----------
Total assets........................................................................................   $1,416,410
                                                                                                       ----------
                                                                                                       ----------

                                LIABILITIES LESS CAPITAL DEFICIENCY
Current liabilities:
  Current maturities of long-term debt..............................................................   $  136,271
  Accounts payable..................................................................................      184,049
  Loans payable--Foothill Capital Corp..............................................................      160,651
  Others............................................................................................      499,840
  Accrued expenses and other current liabilities....................................................       54,288
                                                                                                       ----------
Total current liabilities...........................................................................    1,035,099
Long-term debt......................................................................................      888,729
                                                                                                       ----------
Total liabilities...................................................................................    1,923,828
Commitments
Capital deficiency:
  Common stock:
     25,000 shares authorized, no par value
     775 shares issued and outstanding..............................................................        7,750
  Additional paid in capital........................................................................      370,000
  Accumulated deficit (Exhibit B)...................................................................     (885,168)
                                                                                                       ----------
Net capital deficiency..............................................................................     (507,418)
                                                                                                       ----------
Total liabilities less capital deficiency...........................................................   $1,416,410
                                                                                                       ----------
                                                                                                       ----------

   The accompanying auditor's report and notes are an integral part of these financial statements.

                     DYNAMIC PRODUCTS CORP. AND SUBSIDIARY
          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                        FOR THE YEAR ENDED JUNE 30, 1998

Net revenues............................................................................               $  885,558

Cost of goods sold......................................................................                  227,632
                                                                                                       ----------

Gross profit............................................................................                  657,926

Operating expenses:

  Selling...............................................................................   $266,031

  General and administrative............................................................    711,116

  Interest..............................................................................    195,739
                                                                                           --------

Total operating expenses................................................................                1,172,886
                                                                                                       ----------

Loss before income tax credit...........................................................                 (514,960)

Income tax credit.......................................................................                   (5,047)
                                                                                                       ----------

Net loss................................................................................                 (509,913)

Accumulated deficit--beginning of year..................................................                 (375,255)
                                                                                                       ----------

Accumulated deficit--end of year........................................................               $ (885,168)
                                                                                                       ----------
                                                                                                       ----------

   The accompanying auditor's report and notes are an integral part of these financial statements.

                    DYNAMIC PRODUCTS CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1998


Cash flows used in operating activities:
  Net loss...............................................................................             $  (509,913)
  Adjustments to reconcile net income to net cash provided by (used in) operating activities:
     Depreciation........................................................................  $  15,982
     Amortization........................................................................     98,607
     (Increase) decrease in:
       Accounts receivable...............................................................     38,931
       Inventories.......................................................................     23,930
       Prepaid expenses..................................................................     56,220
       Other assets......................................................................        960
     Increase (decrease) in:
       Accounts payable..................................................................    (75,250)
       Accrued expenses and other current liabilities....................................     26,135
                                                                                           ---------
          Total adjustments..............................................................                 185,515
                                                                                                      -----------

Net cash used in operating activities:                                                                   (324,398)

Cash flows from (used in) financing activities:
  Increase in loans payable:
     Foothill Capital Corp...............................................................    123,858
     Others..............................................................................    499,840
  Payments of long-term debt.............................................................   (315,641)
                                                                                           ---------
Net cash flows from financing activities.................................................                 308,057
                                                                                                      -----------
Net decrease in cash.....................................................................                 (16,341)
Cash--beginning of year..................................................................                  16,371
                                                                                                      -----------
Cash--end of year........................................................................             $        30
                                                                                                      -----------
                                                                                                      -----------
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
     Interest............................................................................             $   142,223

                  The accompanying auditor's report and notes
              are an integral part of these financial statements.

                     DYNAMIC PRODUCTS CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1998


A. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1. Nature of Operations. Dynamic Products Corp. (the "Company") was organized under the laws of the State of Nevada on October 2, 1996. On November 21, 1996 (effective October 1, 1996) the Company purchased all of the issued and outstanding capital stock of Remarkable Office Products, Inc. ("Remarkable") from Celestial Ventures Corporation for $1,406,250.

     2. Principles of Consolidation. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Remarkable. Intercompany balances and transactions have been eliminated in consolidation.

     3. Inventories. Inventories, consisting primarily of finished goods, is valued at the lower of cost (first-in, first-out basis) or market.

     4. Property and Equipment. Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets using the straight-line method.

     5. Intangible Assets. The costs of the customer list, trademarks and telephone numbers acquired are being amortized on a straight-line basis over 15 years. Goodwill, which arose from the purchase of Remarkable, is being amortized on a straight-line basis over 15 years.

     6. Income Taxes. Current income taxes are based on the taxable income for the year, as measured by the current year's tax returns. Deferred income taxes arise primarily due to various temporary differences between financial and income tax reporting. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     7. Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

B. MANAGEMENT'S PLANS

     The Company's financial statements have been prepared on a going concern basis which contemplates the realization of the carrying amounts of assets and liquidation of liabilities in the normal course of business. The Company has a working capital deficiency of $831,500 and a capital deficiency of $507,418 at June 30, 1998.

     Continuation of the Company as a going concern is dependent upon achieving profitable operations and obtaining adequate financing. The Company's financial statements do not include any adjustments relating to the realization of assets and liquidation of liabilities that might be necessary should the Company be unable to continue as a going concern.

                     DYNAMIC PRODUCTS CORP. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                 JUNE 30, 1998


C. PROPERTY AND EQUIPMENT

     Major classification of property and equipment and their respective depreciable lives are summarized below:

                                                                                              DEPRECIABLE
                                                                                                 LIVES
                                                                                             -------------
  Equipment..............................................................   $      58,130         5 years
  Furniture and fixtures.................................................           6,040       5-7 years
  Leasehold improvements.................................................           9,740    Life of lease
                                                                            -------------
                                                                                   73,910
Less: Accumulated depreciation and amortization..........................          39,906
                                                                            -------------
                                                                            $      34,004
                                                                            -------------
                                                                            -------------

D. OTHER ASSETS

Other assets are summarized as follows:
       Intangible assets:..........................................................
       Customer list...............................................................   $     850,000
       Trademarks..................................................................         100,000
       Telephone numbers...........................................................          50,000
                                                                                      -------------
                                                                                          1,000,000
       Less: Accumulated amortization..............................................         200,000
                                                                                      -------------
                                                                                                       $     800,000
       Goodwill....................................................................         354,250
       Less: Accumulated amortization..............................................          41,300
                                                                                      -------------
                                                                                                             312,950
       Loan origination fees.......................................................          58,424
       Less: Accumulated amortization..............................................           9,078           49,346
                                                                                      -------------    -------------
                                                                                                           1,162,296
       Security deposits...........................................................                           15,376
Other..............................................................................                            1,135
                                                                                                       -------------
                                                                                                       $   1,178,807
                                                                                                       -------------
                                                                                                       -------------

E. LOANS PAYABLE--OTHERS

     Loans payable--others includes $305,000 owed to stockholders. Such obligations were loaned to the Company, with interest at 7% per annum, to support the cash flow needs of the Company. As of June 30, 1998, interest has been accrued or paid.

                     DYNAMIC PRODUCTS CORP. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                 JUNE 30, 1998


F. LONG-TERM DEBT

     Long-term debt consists of the following:

       (1) Loan payable--Sterling Commercial Capital, Inc. CMCO, Inc. and
          Robert Davidoff ("Sterling")..............................................................   $  725,000
       (2) Note payable--John Patten................................................................      300,000
                                                                                                       ----------
                                                                                                        1,025,000
          Less: Current maturities..................................................................      136,271
                                                                                                       ----------
                                                                                                       $  888,729
                                                                                                       ----------
                                                                                                       ----------

     (1) In May 1997 the Company obtained a $725,000 loan from Sterling. The loan, as amended on June 25, 1998 is payable in 65 installments of $14,940, including interest, at an annual rate of 14%, commencing January 1999 with a final payment in June 2004. The loan is secured by all of the assets of the Company and is subordinated to the indebtedness of Foothill Capital Corp. The loan holders have warrants to purchase 35% of the common stock of the Company through May 2004 for $100.

     (2) Note Payable--John Patten (a shareholder) is payable at an amount not to exceed $100,000 in any one year, commencing after June 30, 1998. Such payment is to be based upon "Available Cash Flow" which is defined as net income plus depreciation and amortization, less payment on debt owed to Sterling. Interest at the annual rate of 9% is to be paid monthly commencing July 1997. The note is subordinated to the debt to Sterling.

     Maturities of long-term debt are as follows:

1999........................................................   $  136,271
2000........................................................      180,573
2001........................................................      192,605
2002........................................................      106,436
2003........................................................      122,330
Thereafter..................................................      286,785
                                                               ----------
                                                               $1,025,000
                                                               ----------
                                                               ----------

     Maturities in 1999, 2000 and 2001 include $100,000 annually for note payable--John Patten.

G. LOAN PAYABLE--FOOTHILL CAPITAL CORP.

     In December 1996 Remarkable obtained a $500,000 line of credit payable on demand from Foothill Capital Corp. As of June 30, 1998 the outstanding loan was $160,651 and is secured by substantially all of the assets of Remarkable and is subject to interest at an annual rate of 3% above the prime the rate (at
June 30, 1998, the prime rate was 8 1/2%).

H. COMMITMENTS

     Rent expense, including real estate taxes, for the year ended June 30, 1998 amounted to $104,263. Future minimum annual rental commitments under noncancellable leases in effect on June 30, 1998, are $64,000 in 1999 and $26,000 in 2000.

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
Creadis Promotions, Inc.
Monsey, New York

We have audited the accompanying balance sheet of Creadis Promotions, Inc. as of April 30, 1999 and the related statements of operations, accumulated deficit, and cash flows for the period December 10, 1998 through April 30, 1999. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Creadis Promotions, Inc. as of April 30, 1999, and the results of its operations and its cash flows for the period December 10, 1998 through April 30, 1999 in conformity with generally accepted accounting principles.


                                          ARTHUR YORKES & COMPANY

New York, New York
August 17, 1999

                            CREADIS PROMOTIONS, INC.
                                 BALANCE SHEET
                                 APRIL 30, 1999

                                               ASSETS
Current assets:
  Cash and cash equivalents..........................................................................   $   3,422
  Account receivable.................................................................................     154,427
  Inventory..........................................................................................      35,770
  Prepaid assets and other current assets............................................................       6,622
                                                                                                        ---------
Total current assets.................................................................................     200,241
Property and equipment, net of depreciation..........................................................      26,966
Intangible assets, net of amortization...............................................................     128,750
Other assets.........................................................................................       2,860
                                                                                                        ---------
                                                                                                        $ 358,817
                                                                                                        ---------
                                                                                                        ---------
                                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable, accrued expenses and other current liabilities...................................   $ 167,732
  Note payable--current portion......................................................................       8,460
  Due to affiliates..................................................................................      22,579
                                                                                                        ---------
Total current liabilities............................................................................     198,771
                                                                                                        ---------
Notes payable--net of current portion................................................................      31,018
                                                                                                        ---------
Commitments (Note 5)
Shareholders' equity:
  Common stock $.01 par value; 200 shares authorized, issued, and outstanding........................           2
  Additional paid-in-capital.........................................................................     249,998
  Retained earnings (deficit)........................................................................    (120,972)
                                                                                                        ---------
                                                                                                          129,028
                                                                                                        ---------
                                                                                                        $ 358,817
                                                                                                        ---------
                                                                                                        ---------

                       See notes to financial statements.

                            CREADIS PROMOTIONS, INC.
                            STATEMENT OF OPERATIONS
                    DECEMBER 10, 1998 THROUGH APRIL 30, 1999

Net revenues.....................................................................   $ 632,120
Cost of goods sold...............................................................     487,921
                                                                                    ---------
                                                                                      144,199
Selling, general and administrative expenses.....................................     265,171
                                                                                    ---------
Operating loss...................................................................    (120,972)
Retained earnings, beginning.....................................................          --
                                                                                    ---------
Retained earnings (deficit), end of year.........................................   $(120,972)
                                                                                    ---------
                                                                                    ---------

                       See notes to financial statements.

                            CREADIS PROMOTIONS, INC.
                            STATEMENT OF CASH FLOWS
                    DECEMBER 10, 1998 THROUGH APRIL 30, 1999

Cash flows from operating activities:
  Net loss...........................................................................................   $(120,972)
                                                                                                        ---------
     Adjustment to reconcile net loss to cash used in operating activities, net of acquisition:
       Depreciation and amortization.................................................................       7,476
       (Increase) decrease in:
          Accounts receivable........................................................................     491,339
          Inventory..................................................................................       8,900
          Prepaid assets and other assets............................................................      (9,482)
       Decrease in:
          Accounts payable, accrued expenses and other current liabilities...........................    (296,184)
                                                                                                        ---------
       Total adjustments.............................................................................     202,049
                                                                                                        ---------
Net cash provided by operating activities............................................................      81,077
                                                                                                        ---------
Cash flows from investing activities:
  Purchase of fixed assets...........................................................................     (26,856)
  Acquisition of assets..............................................................................    (362,856)
                                                                                                        ---------
Net cash used in investment activities...............................................................    (389,712)
                                                                                                        ---------
Cash flows from financing activities:
  Proceeds from issuance of common stock.............................................................     250,000
  Increase in:
     Due to affiliates...............................................................................      22,579
     Notes payable...................................................................................      39,478
                                                                                                        ---------
Net cash provided by financing activities............................................................     312,057
                                                                                                        ---------
Increase in cash and cash equivalents................................................................       3,422
Cash and cash equivalents, beginning of period.......................................................          --
                                                                                                        ---------
Cash and cash equivalents, end of period.............................................................   $   3,422
                                                                                                        ---------
                                                                                                        ---------

                       See notes to financial statements.

                            CREADIS PROMOTIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 APRIL 30, 1999


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below.

  General:

     Creadis Promotions, Inc. (the "Company") principal business is the sales of customized products used primarily in sales promotions. The Company's activities include the operations of promotions under which the Company operates certain lines.

  Inventory:

     Inventories are stated at the lower of cost or market generally on the first-in, first-out basis.

  Depreciation:

     Property, plant and equipment are valued at cost. Assets are depreciated using the accelerated method, generally three years for vehicles, five years for furniture and fixtures, and computer equipment. Improvements to leased property are being amortized over the estimated service lives of the improvements.

  Cash and cash equivalents:

     For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

  Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INTANGIBLE ASSETS:

     The Company recorded the following intangible assets in relation to the purchase of assets of Heyden Corporation on December 10, 1998. Amortization is over 15 years, except for a covenant not to compete which is amortized over 5 years.

                                                                                      AMOUNT
                                                                                     --------
Goodwill..........................................................................   $ 45,000
Trade Name........................................................................     45,000
Covenant not to compete...........................................................     45,000
                                                                                     --------
                                                                                      135,000
Accumulated amortization..........................................................      6,250
                                                                                     --------
                                                                                     $128,750
                                                                                     --------
                                                                                     --------

                            CREADIS PROMOTIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                                 APRIL 30, 1999


3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                                      AMOUNT
                                                                                      -------
Machinery and equipment............................................................   $16,189
Office furniture...................................................................     3,919
Computer equipment.................................................................     8,084
                                                                                      -------
                                                                                       28,192
Accumulated depreciation...........................................................     1,226
                                                                                      -------
                                                                                      $26,966
                                                                                      -------
                                                                                      -------

4. NOTE PAYABLE:

     The Company provided an unsecured note to the seller of the assets of Heyden Corporation. The note is due in 60 monthly installments of $705 plus interest at 8% per annum. Interest paid during the period ended April 30, 1999 was approximately $1,400. This note was guaranteed by two of the Company's shareholders.

5. COMMITMENTS:

     The Company has an agreement to pay a consulting fee of $6,120 per month for a period of sixty months through December 2003. The consulting fee paid under this agreement for the period ended April 30, 1999 amounted to $24,480. This agreement is personally guaranteed by two of the Company's shareholders.

     The Company is also obligated to pay their portion of salaries and benefits for shared employees with a related company of approximately $5,000 per week. This expense amounted to $97,500 for the period ended April 30, 1999.

     The Company is obligated under a lease for office space. The current lease, which expired June 30, 1999 was renewed for one year ending June 30, 2000. For the period ending April 30, 1999, the company was obligated to pay $1,300 per month. The renewal option, commencing July 1, 1999 requires a monthly rent of $1,430 per month.

     The Company also has an agreement with an affiliated company to pay 50% of the affiliated Company's rent. The Company's share of the lease approximates $1,200 per month, and expires on March 31, 2000. Rent expense amounted to $12,961 for the period ended April 30, 1999.

     Future minimum payments due under the lease are $30,007 for the year ended April 30, 2000 and $2,860 for the year ended April 30, 2001.

6. INCOME TAXES:

     The Company has a net operating loss which will be effectively eliminated upon the subsequent exchange of all of its common shares in May of 1999 under the change of ownership rules of the Internal Revenue Service.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
Creadis Promotions, Inc.
Monsey, New York

We have audited the accompanying statements of assets acquired subject to certain liabilities from Heyden Incorporated as at December 10, 1998 and the related statements of revenues and direct operating expenses of business acquired, and cash flows for the period January 1, 1998 through December 10, 1998 and the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired subject to certain liabilities from Heyden Incorporated as at December 10, 1998 and the results of its operations and cash flows for the period January 1, 1998 through December 10, 1998 and the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR YORKES & COMPANY

New York, New York
April 8, 1999

                              HEYDEN INCORPORATED
          STATEMENT OF ASSETS ACQUIRED SUBJECT TO CERTAIN LIABILITIES
                               DECEMBER 10, 1998

                                                ASSETS
Current assets:
  Accounts receivable.................................................................................  $  645,766
  Inventory...........................................................................................      44,670
                                                                                                        ----------
Total current assets..................................................................................     690,436
Warehouse equipment...................................................................................       1,336
Intangible assets.....................................................................................     135,000
                                                                                                        ----------
                                                                                                        $  826,772
                                                                                                        ----------
                                                                                                        ----------
                                        LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable....................................................................................  $  463,916
Net equity in assets acquired by buyer................................................................     362,856
                                                                                                        ----------
                                                                                                        $  826,772
                                                                                                        ----------
                                                                                                        ----------

                       See notes to financial statements.

                              HEYDEN INCORPORATED
            STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF
                               BUSINESS ACQUIRED

                                                                                      JANUARY 1, 1998
                                                                                          THROUGH        YEAR ENDED
                                                                                        DECEMBER 10,     DECEMBER 31,
                                                                                            1998            1997
                                                                                      ---------------    ------------
Revenues...........................................................................     $ 1,461,860       $1,728,191
Cost of goods sold.................................................................       1,066,821        1,205,699
                                                                                        -----------       ----------
                                                                                            395,039          522,492
Selling, general and administrative expenses.......................................         412,801          388,387
                                                                                        -----------       ----------
Net income (loss) before income taxes..............................................         (17,762)         134,105
Income taxes.......................................................................              --           42,000
                                                                                        -----------       ----------
Net income (loss)..................................................................     $   (17,762)      $   92,105
                                                                                        -----------       ----------
                                                                                        -----------       ----------

                       See notes to financial statements.

                              HEYDEN INCORPORATED
                            STATEMENTS OF CASH FLOWS

                                                                                      JANUARY 1, 1998
                                                                                          THROUGH          YEAR ENDED
                                                                                        DECEMBER 10,      DECEMBER 31,
                                                                                            1998             1997
                                                                                      ---------------    ------------
Cash flows from operating activities:
  Net income (loss)................................................................      $ (17,762)        $ 92,105
                                                                                         ---------         --------
     Adjustment to reconcile net income to cash provided by operating activities:
       Depreciation................................................................             --            1,325
       (Increase) decrease in:
          Accounts receivable......................................................       (316,739)           5,786
          Inventory................................................................          1,895          (12,580)
       Increase (decrease) in:
          Accounts payable.........................................................        307,616           10,862
          Other liabilities........................................................        (79,823)          29,398
                                                                                         ---------         --------
            Total adjustments......................................................        (87,051)          34,791
                                                                                         ---------         --------
Net cash provided by (used in) operating activities................................       (104,813)         126,896
Net cash effect of assets and liabilities not included in acquisition..............          1,109           52,474
                                                                                         ---------         --------
Increase (decrease) in cash........................................................       (105,922)          74,422
Cash at beginning of period........................................................        105,922           31,500
                                                                                         ---------         --------
Cash at end of period..............................................................      $      --         $105,922
                                                                                         ---------         --------
                                                                                         ---------         --------

                       See notes to financial statements.

                              HEYDEN INCORPORATED
                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 10, 1998


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below.

  General:

     Heyden Incorporated (the "Company") was in the principal business of sales of customized products used primarily in sales promotions. The Company's activities include the operations of promotions under which the Company operates certain lines.

  Inventory:

     Inventory is stated at the lower of cost or market generally on the first-in, first-out basis.

  Depreciation:

     Property and equipment are valued at cost. Assets are depreciated using the accelerated method, generally three years for vehicles, five years for furniture and fixtures, and computer equipment. Improvements to leased property are being amortized over the estimated service lives of the improvements.

  Cash and cash equivalents:

     For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

  Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. SALE OF ASSETS:

     On December 10, 1998, substantially all of the assets and liabilities of the Company with a net market value of approximately $225,000 were sold for cash and notes totaling approximately $363,000 as follows:

Cash at closing--December 1998....................................................  $   75,000
Note payable--due February 1999 plus interest at 8% per annum.....................     245,557
Note payable--due in 60 monthly installments of $705 plus interest at 8% per
  annum...........................................................................      42,298
                                                                                    ----------
                                                                                    $  362,855
                                                                                    ----------
                                                                                    ----------

3. PRIOR LEASE OBLIGATION:

     The Company was obligated under a lease for its production and warehouse location.

     The lease with extension expired November 30, 1998. The monthly rent including escalation was $2,813 per month.

     Rent expense, including escalation provisions, amounted to $30,427 and $33,750 for the period ended December 10, 1998 and the year ended December 31, 1997, respectively.

                                    PART II


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to "Management--Indemnification of Directors and Officers" in the prospectus included in Part I.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the Commission registration fee.

SEC registration fee..........................................   $  3,840
Accounting fees and expenses..................................     35,000
Printing and engraving expenses...............................
Legal fees and expenses.......................................     75,000
Miscellaneous fees and expenses...............................
                                                                 --------
     Total....................................................
                                                                 --------
                                                                 --------


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     The following securities have been sold by America's Shopping Mall, Inc. or its predecessor, Advanced Medical Sciences, Inc. within the past three years without registering the securities under the Securities Act:

     (1) On March 9, 1999, Advanced Medical Sciences' Board of Directors sold 14,500,000 shares of its common stock to John L. Patten for $290,000 previously paid in cash. The sale was deemed to be exempt from registration by virtue of Section 4(2) of the Securities Act as a transaction not involving any public offering.

     (2) On March 9, 1999, Advanced Medical Sciences' Board of Directors sold 3,750,000 shares of common stock to John L. Patten for $75,000 in cash. The sale was deemed to be exempt from registration by virtue of
         Section 4(2) of the Securities Act as a transaction not involving any public offering.

     (3) On March 9, 1999, Advanced Medical Sciences' Board of Directors sold 3,000,000 shares of common stock to Irwin Schneidmill, president and a director of Advanced Medical Sciences, in consideration of $30,000 of unpaid consulting fees due to him. The sale was deemed to be exempt from registration by virtue of Section 4(2) of the Securities Act as a transaction not involving any public offering.

     (4) On May 11, 1999, Advanced Medical Sciences' Board of Directors sold 10,000,000 shares of common stock to Kathleen N. Patten for $200,000 in cash. The offer and sale of securities was deemed to be exempt from registration by virtue of Section 4(2) of the Securities Act as a transaction not involving any public offering.

     (5) Pursuant to an asset purchase agreement dated as of April 21, 1999 whereby America's Shopping Mall acquired the Deerskin and Joan Cook catalog businesses, the purchase price of the acquired assets was paid through the issuance of certain unregistered securities, including (a) on May 1, 1999, the assumption by America's Shopping Mall of an 8% subordinated debenture due May 1, 2003 of the seller in the principal amount of $2,000,000 held by Pioneer Ventures Associates Limited Partnership; (b) on May 21, 1999, the issuance of an 8% convertible debenture due June 1, 2004 in the principal amount of $3,400,000 to Deerskin Trading Post, Inc. which is secured by the customer list, artwork, software and intellectual property purchased under the asset purchase agreement; and (c) on May 21, 1999, the issuance of an 8% convertible debenture due June 1, 2004 in the principal amount of $100,000 to James T. Patten. The $3,500,000 8% convertible debentures due June 1, 2004 are convertible into America's Shopping Mall common stock at a conversion price of $5.50 per share. However, if on or before December 31, 1999 America's Shopping Mall prepays to Deerskin Trading Post, Inc. $400,000 of the principal amount of the debenture held by it plus interest accrued to the date of such payment, then the conversion price shall be increased from $5.50 to $6.00 per share. The assumption and issuance of these debentures were deemed to be exempt from registration by virtue of Section 4(2) of the Securities Act as transactions not involving any public offering. The common shares underlying the convertible debentures are being registered herewith.

     (6) On May 20, 1999, America's Shopping Mall through its wholly-owned subsidiary, The Remarkable Group, Inc. purchased all of the outstanding stock of Creadis Promotions, Inc. America's Shopping Mall paid $400,000 cash and issued 700,000 shares of common stock on May 20, 1999 to two of Creadis Promotions' former shareholders for their interests. The shares were issued in a private placement and were deemed to be exempt from registration by virtue of Section 4(2) of the Securities Act as a transaction not involving any public offering.

     (7) On June 3, 1999, America's Shopping Mall through its wholly-owned subsidiary, The Remarkable Group, Inc. purchased all of the outstanding stock of Dynamic Products Corp. America's Shopping Mall issued an aggregate 240,000 shares of common stock on June 3, 1999 to thirteen of Dynamic Products' former shareholders for their interests. The shares were issued in a private placement and were deemed to be exempt from registration by virtue of Section 4(2) of the Securities Act as a transaction not involving any public offering.

     (8) On May 21, 1999, America's Shopping Mall completed a $4,200,000 financing. Pursuant to the terms of the transaction, America's Shopping Mall issued the following unregistered securities to Pioneer Ventures Associates Limited Partnership: (a) 10,000 shares of Series A Senior Convertible Preferred Stock, $.001 par value per share; and (b) 1,000,000 warrants each of which will entitle the holder thereof to purchase one share of America's Shopping Mall common stock at $4.50 per share at any time until May 21, 2004. The Series A Senior Convertible Preferred Stock is currently convertible into 1,200,000 shares of America's Shopping Mall common stock. At the closing, America's Shopping Mall paid an investment banking fee of $105,000 to Ventures Management Partners LLC, the general partner of Pioneer Ventures Associates Limited Partnership and a $5,000 non-accountable expense allowance to Ventures Management Partners LLC for its out-of-pocket expenses incurred in connection with the transaction. The issuance of the Series A Senior Convertible Preferred Stock and the warrants were deemed to be exempt from registration by virtue of Section 4(2) of the Securities Act as a transaction not involving any public offering. The common shares underlying the Series A Senior Convertible Preferred Stock and the warrants are being registered herewith.

     (9) On July 14, 1999, Advanced Medical Sciences merged into America's Shopping Mall. Pursuant to the terms of the Amended and Restated Plan of Merger dated June 24, 1999, each share of common stock of Advanced Medical Sciences issued and outstanding immediately prior to the effective time of the merger was converted into one-thirtieth (1/30) of a share of common stock of America's Shopping Mall. No fractional shares of common stock were issued as a result of the merger and all fractional shares were rounded to the next larger whole number.

        America's Shopping Mall intended that this transaction would constitute an exchange of its common stock with Advanced Medical Sciences' shareholders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, and that, therefore, the securities issued would constitute exempt securities under Section 3(a)(9) of the Securities Act. America's Shopping Mall has been advised by its counsel, however, that such exemption was not then available to it by reason of the requirements contained in Rule 145. America's Shopping Mall has no other basis to claim exemption from registration for this transaction. In order to rectify this inadvertent error, America's Shopping Mall is registering all of its issued and outstanding shares of common stock as well as all of the shares of its common stock which may be issued pursuant to conversion of convertible securities or the exercise of warrants previously issued. No proceeds will be received by America's Shopping Mall upon any subsequent sales (if any) of its common stock registered hereunder, but it may realize up to $4,500,000 if all of the 1,000,000 warrants issued by it (see item 8 above) are exercised.


ITEM 27. EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION OF DOCUMENT
------   -----------------------------------------------------------------------------------------------------------
  2.1     --   Asset Purchase Agreement dated as of April 21, 1999, between Advanced Medical Sciences, Inc. and
               Deerskin Trading Post, Inc.
  2.2     --   Stock Purchase Agreement dated as of May 1, 1999, among Remarkable Acquisition Corp., Irwin
               Schneidmill and Kathleen Patten for the purchase of all of the issued and outstanding capital stock of Creadis Promotions, Inc.
  2.3     --   Stock Purchase Agreement dated as of May 1, 1999, among Remarkable Acquisition Corp., and the selling shareholders of Dynamic Products Corp for the purchase of all of the issued and outstanding capital stock of Dynamic Products Corp.
  2.4     --   Amended and Restated Plan of Merger dated as of June 24, 1999, between Advanced Medical Sciences,
               Inc. and America's Shopping Mall, Inc.
  3.1     --   Articles of Incorporation of America's Shopping Mall, Inc., as filed with the Secretary of State of the State of Nevada on May 4, 1999.
  3.2     --   Articles of Amendment of the Articles of Incorporation of America's Shopping Mall, Inc., as filed with the Secretary of State of the State of Nevada on May 21, 1999.
  3.3     --   Articles of Merger of Advanced Medical Sciences, Inc. and America's Shopping Mall, Inc., as filed with the Secretary of State of the State of Nevada on July 14, 1999.
  3.4     --   Composite copy of Articles of Incorporation of America's Shopping Mall, Inc., as amended.
  3.5     --   By-laws of America's Shopping Mall, Inc.
  4.1     --   Investment Agreement dated as of May 21, 1999, between Pioneer Ventures Associates Limited
               Partnership and America's Shopping Mall, Inc for purchase of 10,000 shares of Series A Senior
               Convertible Preferred Stock.
  4.2     --   Certificate of Designation of the Series A Senior Convertible Preferred Stock of America's Shopping
               Mall, Inc.
  4.3     --   $3,400,000 Convertible Debenture due May 1, 2004 to Deerskin Trading Post, Inc. from Advanced Medical
               Sciences, Inc., dated May 21, 1999.
  4.4     --   $100,000 Convertible Debenture due May 1, 2004 to James T. Patten from America's Shopping Mall, Inc., dated May 21, 1999.
  4.5     --   Amendment, dated July 22, 1999 to $3,400,000 Convertible Debenture due May 1, 2004.
  4.6     --   $2,000,000 Subordinated Debenture due May 1, 2003 to Pioneer Ventures Associates Limited Partnership
               from America's Shopping Mall, Inc., dated May 1, 1999.
  4.7     --   Warrant to purchase 1,000,000 shares of common stock to Pioneer Ventures Associates Limited
               Partnership from America's Shopping Mall, Inc., dated May 21, 1999.
 *5.1     --   Opinion of Emmet, Marvin & Martin, LLP.
  9.1     --   Voting and Shareholders Agreement dated as of May 21, 1999 by and among Advanced Medical Sciences,
               Pioneer Ventures Associates Limited, and certain shareholders of Advanced Medical Sciences, Inc.
 10.1     --   Employment Agreement dated as of May 1, 1999 between America's Shopping Mall, Inc. and Irwin
               Schneidmill.

EXHIBIT
NUMBER   DESCRIPTION OF DOCUMENT
------   -----------------------------------------------------------------------------------------------------------
 10.2     --   Assignment and Assumption Agreement, dated as of May 21, 1999, among Initio, Inc., America's Shopping
               Mall, Inc. and Pioneer Ventures Associates Limited Partnership.
 10.3     --   Assignment and Assumption Agreement, dated May 21, 1999, between Deerskin Trading Post, Inc. and
               America's Shopping Mall, Inc.
 10.4     --   Indenture of Lease, dated May 21, 1999, between Deerskin Trading Post, Inc. and America's Shopping
               Mall, Inc.
 10.5     --   Lease, dated September 22, 1999, between Whitney Associates and America's Shopping Mall, Inc. (2,708
               square feet).
 10.6     --   Lease, dated September 22, 1999, between Whitney Associates and America's Shopping Mall, Inc. (7,635
               square feet).
 11.1     --   Statement regarding computation of per share earnings.
 21.1     --   Subsidiaries of the registrant.
 23.1     --   Consent of Arthur Yorkes & Company.
 23.2     --   Consent of Smallberg Sorkin & Company, LLP.
*23.3     --   Consent of Emmet, Marvin & Martin, LLP.
 24.1     --   Powers of Attorney. See Signatures on page II-5.
   27     --   Financial Data Schedule.

------------------
* To be filed by amendment.

ITEM 28. UNDERTAKINGS

  Rule 415

     America's Shopping Mall, Inc. will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

COMMISSION POLICY ON INDEMNIFICATION

     Reference is made to "Management--Indemnification of Directors and Officers" in the prospectus included in Part I.

  Rule 430A

     America's Shopping Mall, Inc. will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York State of New York on December 10, 1999.

                                          AMERICA'S SHOPPING MALL, INC.


                                          By:/s/ IRWIN SCHNEIDMILL
                                             ---------------------------------
                                                Irwin Schneidmill
                                                President

     Each person whose signature appears below constitutes and appoints Irwin Schneidmill, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------
/s/ IRWIN SCHNEIDMILL                        Director; Chief Executive Officer              December 10, 1999
------------------------------------------
            Irwin Schneidmill


/s/ DENNIS J. MCNANY                         Director: Chief Financial Officer              December 10, 1999
------------------------------------------
             Dennis J. McNany


/s/ CHASE CARO                               Director                                       December 10, 1999
------------------------------------------
                Chase Caro


/s/ JOHN FERRARO                            Director                                        December 10, 1999
------------------------------------------
               John Ferraro


/s/ ROBERT W. TRAUSE                        Director                                        December 10, 1999
------------------------------------------
             Robert W. Trause


/s/ RICHARD TRUZZOLINO                      Director                                        December 10, 1999
------------------------------------------
            Richard Truzzolino

                                 EXHIBIT INDEX

EXHIBIT                                                                                                    SEQUENTIAL
NUMBER   DESCRIPTION OF DOCUMENT                                                                            PAGE NO.
------   -----------------------------------------------------------------------------------------------   -----------
  2.1     --   Asset Purchase Agreement dated as of April 21, 1999, between Advanced Medical Sciences,
               Inc. and Deerskin Trading Post, Inc.
  2.2     --   Stock Purchase Agreement dated as of May 1, 1999, among Remarkable Acquisition Corp.,
               Irwin Schneidmill and Kathleen Patten for the purchase of all of the issued and outstanding capital stock of Creadis Promotions, Inc.
  2.3     --   Stock Purchase Agreement dated as of May 1, 1999, among Remarkable Acquisition Corp., and the selling shareholders of Dynamic Products Corp for the purchase of all of the issued and outstanding capital stock of Dynamic Products Corp.
  2.4     --   Amended and Restated Plan of Merger dated as of June 24, 1999, between Advanced Medical
               Sciences, Inc. and America's Shopping Mall, Inc.
  3.1     --   Articles of Incorporation of America's Shopping Mall, Inc., as filed with the Secretary of State of the State of Nevada on May 4, 1999.
  3.2     --   Articles of Amendment of the Articles of Incorporation of America's Shopping Mall, Inc.,
               as filed with the Secretary of State of the State of Nevada on May 21, 1999.
  3.3     --   Articles of Merger of Advanced Medical Sciences, Inc. and America's Shopping Mall, Inc.,
               as filed with the Secretary of State of the State of Nevada on July 14, 1999.
  3.4     --   Composite copy of Articles of Incorporation of America's Shopping Mall, Inc., as amended.
  3.5     --   By-laws of America's Shopping Mall, Inc.
  4.1     --   Investment Agreement dated as of May 21, 1999, between Pioneer Ventures Associates
               Limited Partnership and America's Shopping Mall, Inc for purchase of 10,000 shares of
               Series A Senior Convertible Preferred Stock.
  4.2     --   Certificate of Designation of the Series A Senior Convertible Preferred Stock of
               America's Shopping Mall, Inc.
  4.3     --   $3,400,000 Convertible Debenture due May 1, 2004 to Deerskin Trading Post, Inc. from
               Advanced Medical Sciences, Inc., dated May 21, 1999.
  4.4     --   $100,000 Convertible Debenture due May 1, 2004 to James T. Patten from America's Shopping
               Mall, Inc., dated May 21, 1999.
  4.5     --   Amendment, dated July 22, 1999 to $3,400,000 Convertible Debenture due May 1, 2004.
  4.6     --   $2,000,000 Subordinated Debenture due May 1, 2003 to Pioneer Ventures Associates Limited
               Partnership from America's Shopping Mall, Inc., dated May 1, 1999.
  4.7     --   Warrant to purchase 1,000,000 shares of common stock to Pioneer Ventures Associates
               Limited Partnership from America's Shopping Mall, Inc., dated May 21, 1999.
 *5.1     --   Opinion of Emmet, Marvin & Martin, LLP.
  9.1     --   Voting and Shareholders Agreement dated as of May 21, 1999 by and among Advanced Medical
               Sciences, Pioneer Ventures Associates Limited, and certain shareholders of Advanced
               Medical Sciences, Inc.
 10.1     --   Employment Agreement dated as of May 1, 1999 between America's Shopping Mall, Inc. and
               Irwin Schneidmill.
 10.2     --   Assignment and Assumption Agreement, dated as of May 21, 1999, among Initio, Inc.,
               America's Shopping Mall, Inc. and Pioneer Ventures Associates Limited Partnership.

EXHIBIT                                                                                                    SEQUENTIAL
NUMBER   DESCRIPTION OF DOCUMENT                                                                            PAGE NO.
------   -----------------------------------------------------------------------------------------------   -----------
 10.3     --   Assignment and Assumption Agreement, dated May 21, 1999, between Deerskin Trading Post,
               Inc. and America's Shopping Mall, Inc.

 10.4     --   Indenture of Lease, dated May 21, 1999, between Deerskin Trading Post, Inc. and America's
               Shopping Mall, Inc.
 10.5     --   Lease, dated September 22, 1999, between Whitney Associates and America's Shopping Mall,
               Inc. (2,708 square feet).
 10.6     --   Lease, dated September 22, 1999, between Whitney Associates and America's Shopping Mall,
               Inc. (7,635 square feet).
 11.1     --   Statement regarding computation of per share earnings.
 21.1     --   Subsidiaries of the registrant.
 23.1     --   Consent of Arthur Yorkes & Company.
 23.2     --   Consent of Smallberg Sorkin & Company, LLP.
*23.3     --   Consent of Emmet, Marvin & Martin, LLP.
 24.1     --   Powers of Attorney. See Signatures on page II-5.
   27     --   Financial Data Schedule.

------------------
* To be filed by amendment.